    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 2000



                                                      REGISTRATION NO. 333-39826

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                AMENDMENT No. 1


                                       TO

                                    FORM F-1
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                            WESTLINKS RESOURCES LTD.

               (Exact name of Registrant as specified in charter)

         ALBERTA, CANADA                           1311                                 NONE
 (State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
 incorporation or organization)         Classification Code Number)                     No.)


 SUITE 700, 703 - 6TH AVENUE S.W., CALGARY, ALBERTA, CANADA T2P 0T9  TEL: (403)
                                    261-2686

    (Address, including zipcode, and telephone number, including area code, of Registrant's principal executive offices)
                      ------------------------------------

 CARTER, LEDYARD & MILBURN, 2 WALL STREET, NEW YORK CITY, NEW YORK 10005  TEL:
                                 (212) 732-3200
           (Name, address and telephone number of agent for service)

                        Copies of all communications to:


        MARCIA L. JOHNSTON                  GERARD S. DIFIORE                     GARY A. AGRON
  GOWLING LAFLEUR HENDERSON LLP               REED SMITH LLP               LAW OFFICE OF GARY A. AGRON
SUITE 1200, 700 - 2ND STREET S.W.          ONE RIVERFRONT PLAZA            5445 DTC PARKWAY, SUITE 520
 CALGARY, ALBERTA, CANADA T2P 4V5        NEWARK, NEW JERSEY 07102           ENGLEWOOD, COLORADO 80111
          (403) 298-1000                      (973) 621-3179                      (303) 770-7254


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

If this Form is a post-effective amendment filed pursuant to rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS DATED OCTOBER 24, 2000 SUBJECT TO COMPLETION


The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or in any province or territory of Canada.

                            WESTLINKS RESOURCES LTD.

                        1,000,000 SHARES OF COMMON STOCK
                                      AND
                    1,000,000 COMMON STOCK PURCHASE WARRANTS


     Westlinks Resources Ltd. is offering 1,000,000 shares of common stock and 1,000,000 common stock purchase warrants, to be sold in units consisting of one share of common stock and one warrant. Each warrant allows its holder to purchase for a period of six months from the date of this prospectus one share
of common stock for US$   --   per share. The shares and warrants will trade
separately after issuance. We anticipate that the public offering price of the common stock will be between US$4.50 and US$5.50 for each share, and US$0.25 for each warrant.



     Our common stock is currently listed on the Canadian Venture Exchange under the symbol "WLX", and is quoted in the National Quotation Bureau's pink sheets under the symbol "WLKSF". The last reported sale of our common stock on the Canadian Venture Exchange on October 17, 2000 was C$6.25 per share, and the closing price of our common stock on the National Quotation Bureau's pink sheets on October 13, 2000 was US$3.95 per share.


     By a separate prospectus concurrent with this offering, six security holders are offering from time to time in open market transactions up to 150,000 shares of common stock underlying warrants held by them. We will not receive any proceeds from the sale of these shares.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY PROVINCIAL SECURITIES COMMISSION IN CANADA HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PRELIMINARY PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     We have granted the underwriters a 45-day option to purchase an additional 150,000 shares of common stock and 150,000 warrants at the public offering price less the underwriting discounts, solely to cover over-allotments, if any.



                                                                                       TOTAL WITHOUT         TOTAL WITH
                                                 PER SHARE          PER WARRANT        OVER-ALLOTMENT      OVER-ALLOTMENT
                                              ----------------    ----------------    ----------------    ----------------
Public offering price.......................  US$    --           US$   0.--          US$    --           US$    --
Underwriting discounts and commissions......  US$    --           US$   0.--          US$    --           US$    --
Proceeds, before expenses, to Westlinks.....  US$    --           US$   0.--          US$    --           US$    --



     The underwriters are offering the shares of common stock and warrants on a firm commitment basis and expect to deliver the securities against payment in Westport, Connecticut within three business days from the date of this prospectus.



PRIMA TERRA CAPITAL                                        SPENCER EDWARDS, INC.


DIVISION OF MERIT CAPITAL ASSOCIATES, INC.


                        Prospectus dated    --   , 2000

                               TABLE OF CONTENTS


Cautionary Statement Concerning Forward-Looking
  Statements................................................      2
Exchange Rate Information...................................      2
Enforceability of Civil Liabilities against Foreign
  Persons...................................................      3
Prospectus Summary..........................................      4
Risk Factors................................................      7
Dilution....................................................     10
Use of Proceeds.............................................     11
Price Range of Common Stock.................................     12
Dividend Policy.............................................     12
Capitalization..............................................     13
Selected Financial Data.....................................     14
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     15
Business....................................................     22
Management..................................................     33
Executive Compensation......................................     35
Interest of Management and Others in Certain Transactions...     38
Principal Stockholders......................................     40
Description of Securities...................................     41
Shares Eligible for Future Sale.............................     42
Legal Proceedings...........................................     43
Underwriting................................................     43
Effect of Canadian Tax Laws on United States Stockholders...     45
Legal Matters...............................................     46
Experts.....................................................     46
Where You Can Find Additional Information...................     46
Index to Consolidated Financial Statements..................    F-1

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. Forward-looking statements include information in this document regarding:

    -  capital spending                           -  efficiencies
    -  oil and natural gas production             -  cost savings
    -  oil and natural gas reserves               -  future earnings

     The sections of this prospectus which contain forward-looking statements include:

     -  "Prospectus Summary"

     -  "Risk Factors"

     - "Management's Discussion and Analysis of Financial Condition and Results of Operations"

     -  "Business"

     Our forward-looking statements are also identified generally by the use of the future tense and by words such as "believes", "expects", "anticipates", "intends", "estimates" or similar expressions. Statements and calculations concerning oil and gas reserves and their present value also may be deemed to be forward-looking statements in that they reflect the determination, based on estimates and assumptions, that oil and gas resources may be profitably exploited in the future.

     All of these statements are based on our current expectations and on a number of assumptions. They are subject to risks and uncertainties discussed in detail elsewhere in this prospectus. Actual results could vary materially from those anticipated.

     For all these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

                           EXCHANGE RATE INFORMATION

     We publish our consolidated financial statements in Canadian dollars. In this prospectus, except where otherwise indicated, all dollar amounts are stated in Canadian dollars. References to "$" or "C$" are to Canadian dollars and references to "US$" are to U.S. dollars. The following table sets forth for each period indicated the period end exchange rates for conversion of U.S. dollars to Canadian dollars, the average exchange rates on the last day of each month during such period and the high and low exchange rates during such period. These rates are based on the noon buying rate in New York City, expressed in U.S. dollars, for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York.

              EXCHANGE RATES FOR U.S. DOLLARS: C$1.00 =


                                                   SIX MONTHS               YEAR ENDED
                                                 ENDED JUNE 30,            DECEMBER 31,
                                                ----------------    --------------------------
                                                 2000      1999      1999      1998      1997
                                                ------    ------    ------    ------    ------
End of the period...........................    0.6758    0.6787    0.6918    0.6538    0.6996
Average for the period(1)...................    0.6806    0.6718    0.6691    0.6693    0.7207
High during the period......................    0.6968    0.6891    0.6935    0.7124    0.7497
Low during the period.......................    0.6629    0.6535    0.6464    0.6311    0.6938


---------------

(1) The average for the period is the average of the conversion rates on the last day of each month in the period.

     On October 18, 2000 the noon buying rate in New York City for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York, was C$1.00 = US$0.6579. Except as otherwise indicated, this rate is used for conversion purposes in this prospectus.


          ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS


     We are a corporation organized under the laws of the Province of Alberta, in Canada, all of our directors and officers, as well as the experts named in this prospectus, reside in Canada and all of our assets and most of the assets of these persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or those persons, or to enforce against us or them in the United States judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. We have been advised by Gowling Lafleur Henderson LLP, our Canadian counsel, that there is doubt as to the enforceability in Canada of the civil liability provisions of U.S. federal securities laws, or of judgments of U.S. courts predicated solely upon U.S. federal securities laws.

                               PROSPECTUS SUMMARY

     To understand this offering fully, you should carefully read the entire prospectus, including the risk factors and the consolidated financial statements. This summary highlights selected information set out elsewhere in this prospectus.

BUSINESS


     Westlinks Resources Ltd. is engaged in the drilling and operation of oil and gas wells in western Canada, primarily in the province of Alberta. We have assembled an experienced management team which includes executive officers with oil and gas exploration experience, as well as experience in property acquisitions, petroleum engineering, oil and gas drilling operations, debt and equity financings and financial accounting.


STRATEGY

     Our management team has developed what we consider to be a highly focused approach to the exploitation and development of oil and gas properties. This approach includes the following elements:

     - the concentration on low-risk, development prospects that offer higher probabilities of success, often among multiple oil and gas zones;

     - the consolidation of adjacent or close-proximity prospects in order to reduce drilling and operating costs;

     - the acquisition of oil and gas producing properties at prices which we believe are recoverable within a reasonable time frame;

     - the emphasis on development drilling in our currently producing core areas in order to minimize drilling risk;

     - the use of either seismic analysis, including three dimensional seismic, when it is cost effective, or information from adjacent wells, to further minimize drilling risk; and

     - the selection of producing oil and gas properties we can operate and which we believe offer us the opportunity to reduce operating costs and maximize economies of scale, thereby improving operating profitability.

OPPORTUNITY

     The consolidation of the oil and gas industry in Canada has resulted in the emergence of larger companies which are being forced to explore and develop larger prospects in order to support their growth. We believe that this consolidation offers smaller oil and gas companies the opportunity to economically purchase producing properties which do not meet the economic requirements of larger companies. We further believe that we can leverage our management team's experience and the economies of scale generated from consolidating adjacent properties in our core areas, to improve our profitability.

ACQUISITION HISTORY

     In the two years since our amalgamation, we have grown significantly through a series of asset acquisitions. We have made four acquisitions of oil and gas assets in our current four core areas in Alberta, acquiring our Bigoray area assets and our Sylvan Lake area assets in August, 1999, our Mitsue area assets in February, 2000 and our Sounding Lake area assets in May, 2000.


     As of September 30, 2000, we had working interests in 56 oil wells (39.7 net), producing approximately 1,440 barrels of oil equivalent per day, and held oil and gas leases on net acreage of approximately 21,000 acres, in the four core areas in which we are the operator plus a portion of the Sounding Lake, Alberta area in which we are not the operator.

     We have entered into an agreement to sell all of our oil and gas assets in the Bigoray area of Alberta, except natural gas in the Belly River formation, for $4,583,500. After this sale, we will have working interests in 51 oil wells (35.3 net), which will produce approximately 1,240 barrels of oil equivalent per day, and will hold oil and gas leases on net acreage of approximately 19,350 acres.



     Our executive offices are located at Suite 700, 703 - 6th Avenue S.W., Calgary, Alberta, Canada T2P 0T9, our telephone number is (403) 261-2686 and our fax number is (403) 261-2704. Our email address for general information and correspondence is adejesus@westlinks-resources.com and our Web site address is www.westlinks-resources.com. Information contained on our Web site does not constitute part of this prospectus.


THE OFFERING


     Except where noted otherwise, all information in this prospectus, including share and per share information, assumes an offering price of US$5.00 per share and US$0.25 per warrant, and no exercise of the underwriters' over-allotment option.


SECURITIES OFFERED:          1,000,000 shares of common stock and 1,000,000
                             warrants. The securities are offered in units consisting of one share and one warrant. The common stock and the warrants will trade separately immediately after the offering.

WARRANT ATTRIBUTES:          Each warrant entitles the holder to purchase one
                             share of common stock for US$   --   until
                                  --     , 2001.


COMMON STOCK TO BE
OUTSTANDING AFTER THE
OFFERING:                    5,582,639 shares.


USE OF PROCEEDS:             We estimate that we will receive net proceeds of
                             about US$4,295,000. We expect to use the net proceeds for repayment of debt; for acquisitions and/or development of additional reserves, and for working capital.


PROPOSED NASDAQ SMALLCAP
MARKET SYMBOLS:              Common stock: WLKS; Warrants: WLKSW


CANADIAN VENTURE EXCHANGE
SYMBOL:                      Common stock: WLX

PINK SHEET SYMBOL:           Common stock: WLKSF


     In addition to the common stock outstanding after the offering, we may issue up to 1,000,000 shares of common stock on exercise of the warrants offered hereby and up to 643,000 shares of common stock on exercise of currently outstanding options and warrants to be issued to the underwriters.



     Concurrent with this offering, security holders who are not officers or directors are offering to sell up to 150,000 shares of our common stock which were issued upon the exercise of warrants on October 2, 2000. We will not receive any proceeds from the sale of these shares, but we received the exercise price upon the exercise of the warrants. Each such warrant was exercised to purchase one share of common stock at US$4.00 per share. These warrants were issued in connection with a loan of US$1,550,000 made to Westlinks in connection with our Sounding Lake acquisition.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


     The following table presents a summary of our consolidated statement of operations derived from our financial statements, adjusted to conform with U.S. GAAP. The data should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included elsewhere in this prospectus. The monetary amounts in the table are expressed in Canadian dollars, except for two columns which show the U.S. dollar equivalency for the periods ended June 30, 2000 and December 31, 1999. The U.S. dollar equivalent amounts are calculated on the basis of C$1.00 equals US$0.6579.


CONSOLIDATED STATEMENTS OF OPERATIONS DATA:


                                                 UNAUDITED
                                         SIX MONTHS ENDED JUNE 30,                YEAR ENDED DECEMBER 31,
                                       ------------------------------    -----------------------------------------
                                         2000       2000       1999        1999       1999       1998       1997
                                       --------    -------    -------    --------    -------    -------    -------
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue..........................  US$3,263    C$4,959    C$  737    US$1,365    C$2,075    C$1,697    C$1,055
Gross profit.........................     2,393      3,638        415         850      1,292        848        617
Operating expenses...................       869      1,321        322         514        782        849        439
Exploration expenses.................        --         --         --           2          3          4         35
General and administrative
  expenses...........................       341        518        227         473        719        427        176
Interest.............................       151        230         41          87        132        185         74
Depreciation and depletion...........       906      1,377        289         554        842        805        352
Gain (loss) from operations..........       995      1,513       (289)       (361)      (548)      (572)       (21)
Net income (loss)....................  US$  934    C$1,420    C$ (133)   US$  (85)   C$ (129)   C$  311    C$  193
                                       ========    =======    =======    ========    =======    =======    =======
Net income (loss) per share..........  US$ 0.22    C$ 0.33    C$(0.05)   US$(0.03)   C$(0.04)   C$ 0.13    C$ 0.14
                                       ========    =======    =======    ========    =======    =======    =======



     The following table indicates a summary of our consolidated balance sheets as of December 31, 1998 and 1999 and June 30, 2000. The "As Adjusted" column below reflects our receipt of estimated net proceeds of US$4,295,000 from the sale of 1,000,000 shares and warrants at an assumed public offering price of US$5.25, after deducting underwriting discounts and estimated expenses of US$955,000, converted to C$1,451,600 on the basis of C$1.00 = US$0.6579. The monetary amounts in the table are expressed in Canadian dollars, except for the column showing the U.S. dollar equivalency as of June 30, 2000. The U.S. dollar equivalent amounts are calculated on the basis of C$1.00 equals US$0.6579.


CONSOLIDATED BALANCE SHEET DATA:


                                                                                  DECEMBER 31,
                                                     UNAUDITED                  -----------------
                                                   JUNE 30, 2000                 1999      1998
                                      ---------------------------------------   -------   -------
                                       ACTUAL       ACTUAL     AS ADJUSTED(1)   ACTUAL    ACTUAL
                                      ---------    --------    --------------   -------   -------
                                                            (IN THOUSANDS)
Cash and short term investments...    US$     1    C$     2       C$ 4,575      C$   42        74
Accounts receivable...............          905       1,375          1,375          685       231
Capital assets....................       13,416      20,393         20,393        7,017     3,622
Total assets......................       15,087      22,932         27,224        7,744     4,288
Total stockholders' equity........        3,808       5,788         10,079        3,978     2,852


---------------


Note:



(1) The "As Adjusted" column reflects the payment of the notes payable in the amount of $2,237,100 subsequent to June 30, 2000. The "As Adjusted" column does not reflect the exercise of 150,000 warrants for 150,000 shares on October 2, 2000.

                                  RISK FACTORS


WESTLINKS HAD A LARGE WORKING CAPITAL DEFICIENCY AT JUNE 30, 2000; OUR CREDIT FACILITIES CAN BE CALLED AT ANY TIME.



     At June 30, 2000, we had a working capital deficiency of C$2,550,878, which means our current liabilities exceeded our current assets by that amount. We require the proceeds of this offering to fund most of our year 2000 drilling budget. Using the principles of U.S. GAAP, all of our long-term debt would be classified as a current liability resulting in a working capital deficiency of C$14,340,878. Our credit facilities are all on a demand basis and could be called for repayment at any time.



OUR ASSETS ARE HIGHLY LEVERAGED.



     In order to complete our recent acquisition in the Sounding Lake, Alberta area, we incurred a high amount of debt relative to our assets. A decrease in the amount of our production or the price we receive for it could make it difficult for us to service our loan or may cause the bank that issued our loan to determine that our assets are insufficient security for our bank debt.


THERE IS UNCERTAINTY ABOUT ESTIMATES USED IN THIS PROSPECTUS AND THEY MAY PROVE TO BE INACCURATE, RESULTING IN A REDUCTION OF OUR WORKING CAPITAL.

     This prospectus contains estimates of future net cash flows from our oil and gas reserves, prepared by independent engineers, which are based upon the estimates of oil and gas reserves in the ground and the percentage of those reserves which can be recovered and produced with current technology. These estimates include assumptions as to the prices received for the sale of oil and gas. Any one or all of those estimates may be inaccurate, which could materially effect our estimate of future net cash flows. In addition, the cost of capital and operating expenses could be higher than estimated, resulting in a reduction in working capital and the need to raise additional capital.


WESTLINKS' OPERATIONS ARE SUBJECT TO MANY HAZARDS.



     Our oil and natural gas operations are subject to all of the risks relating to drilling for and producing oil and natural gas. These include explosions, fires and equipment failures. Such events can result in personal injuries, loss of life, environmental damage and financial loss. Although we try to hire experienced drilling contractors to drill and equip our wells, many of the crews being used are inexperienced and accidents may occur. Claims could be made against us in the event any accidents occur. All of our assets and revenue may not be adequate to cover the amount of any valid claims made.



IF WE CANNOT ACQUIRE OIL AND GAS RESERVES AT A REASONABLE COST, WESTLINKS WILL CEASE TO OPERATE.



     We need to increase our oil and gas reserves and sell them at profitable rates to stay in business. The costs to drill and equip wells increases as overall drilling activity increases. This is expected to occur over the next twelve months. We do not always pick successful locations to drill which results in non-producing wells. Our ability to purchase oil and gas reserves at a reasonable price may not continue as competition increases or our financial resources decline.



THE VALUE OF OUR ASSETS WILL VARY, PERHAPS SIGNIFICANTLY, BECAUSE OF WORLD OIL AND GAS MARKETS AND OTHER FACTORS WE CANNOT CONTROL.



     Although we try to control the costs we incur in our operations, we cannot control the prices we receive for our oil and gas assets. These values fluctuate with changes in world oil prices, which reflect global supply and demand pressures. A change in political conditions, government regulation and even weather conditions can influence prices. Alternative fuel sources may be developed and sold at competitive prices. A decrease in the value of our assets will impact the amount of money which our lenders will provide to us.

WE MAY BE SUBJECT TO ENVIRONMENTAL LIABILITY CLAIMS THAT COULD RESULT IN SIGNIFICANT COSTS TO US.



     We may be subject to claims for damages related to any impact which our operations have on the environment. An environmental claim could materially adversely affect our business because of the costs of defending against these types of lawsuits, the impact on senior management's time and the potential damage to our reputation. Our oil and gas operations are subject to government regulations and control. Failure to comply with applicable government rules could restrict Westlinks' ability to engage in further oil and gas exploration and development opportunities.



OUR INSURANCE MAY BE INADEQUATE FOR ALL BUSINESS RISKS, CAUSING US UNANTICIPATED LOSSES.



     Westlinks' insurance may be inadequate. We do not insure fully against all business risks because either the insurance is not available or the premiums are prohibitively expensive. We believe that we carry the amount of insurance standard in the Canadian oil and gas industry. However, a loss not fully covered by insurance could have a materially adverse effect on our financial position and results of operations.


OUR REVENUE IS SUBJECT TO VOLATILE OIL AND GAS PRICES WHICH COULD REDUCE OUR REVENUE AND PROFITABILITY.

     The price Westlinks receives for its oil and gas production is subject to significant volatility. Our revenue, cash flow and profitability are substantially dependent on prevailing prices for oil and gas. Historically oil and gas prices and markets have been volatile and they are likely to continue to be volatile in the future. Some factors which contribute to volatility include:

     - political conditions in the Middle East, the former Soviet Union and other regions;

     -  domestic and foreign supplies of oil and gas;

     -  the level of consumer demand;

     -  weather conditions;

     -  domestic and foreign government regulations;

     -  the availability and prices of alternative fuels; and

     -  overall economic conditions.

AS A CANADIAN OIL AND GAS COMPANY, WE MAY BE ADVERSELY AFFECTED BY CHANGES IN THE EXCHANGE RATE BETWEEN U.S. AND CANADIAN DOLLARS.

     The price Westlinks receives for its oil and gas production is expressed in U.S. dollars, which is the standard for the oil and gas industry world-wide. However, Westlinks pays its operating expenses, drilling expenses and general overhead expenses in Canadian dollars. Changes to the exchange rate between U.S. and Canadian dollars can adversely affect us. When the value of the U.S. dollar increases, we receive higher revenue and when the value of the U.S. dollar declines, we receive lower revenue on the same amount of production sold at the same prices.

WESTLINKS DEPENDS ON ITS KEY PERSONNEL FOR CRITICAL MANAGEMENT DECISIONS AND INDUSTRY CONTACTS BUT HAS NO EMPLOYMENT CONTRACTS NOR KEY PERSON INSURANCE.


     We are dependent upon the continued services of our management team. We do not have employment contracts with any of these executives, except for a consulting contract with Thomas. J. Jacobsen which terminates April 15, 2001, and do not carry key person insurance on their lives. The loss of the services of our executive officers, through incapacity or otherwise, could have a material adverse effect on our business and would require us to seek and retain other qualified personnel.

WESTLINKS HAS NOT PAID DIVIDENDS, DOES NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE AND IS CURRENTLY RESTRICTED FROM PAYING DIVIDENDS PURSUANT TO THE TERMS OF ITS CREDIT FACILITY AND ALBERTA CORPORATE LAW.


     We have not paid any cash dividends on our common stock and do not expect to pay any cash or other dividends in the foreseeable future. The terms of our current banking credit facility prohibit us from declaring and paying dividends except from assets which are in excess of the required amount of security under our credit facility, and Alberta corporate law prohibits the payment of dividends unless stated solvency tests are met.


INVESTORS IN THIS OFFERING WILL EXPERIENCE DILUTION IN THE BOOK VALUE OF SHARES PURCHASED.



     At June 30, 2000, our unaudited net tangible book value was C$5,654,789, or C$1.28 (US$0.84) per share. After giving effect to our sale of 1,000,000 shares of common stock, based on an assumed offering price of US$5.00 per share and 1,000,000 warrants based on an offering price of US$0.25 per warrant, our adjusted net tangible book value at June 30, 2000 would have been C$2.24 (US$1.47) per share, resulting in dilution of C$5.74 (US$3.78) per share or 72% to investors in the offering. Moreover, current shareholders purchased their shares at prices per share below the price of the shares being offered.


A LARGE NUMBER OF OUR SHARES OF COMMON STOCK ARE ELIGIBLE FOR FUTURE SALE WHICH COULD LOWER OUR MARKET PRICE.


     Sales of our common stock after the offering, or even the potential for these sales, could lower the market price of our common stock. In addition, these sales may negatively affect our ability to raise needed capital through the sale of common stock. We have 4,582,639 shares of common stock outstanding, of which 4,050,639 are freely tradeable. Of these 4,050,639 freely tradeable shares, 2,005,280 shares are held by Westlinks' officers and directors, who are subject to a 180 day lock-up agreement with Westlinks and the underwriters with respect to 1,537,280 of such shares. Because many of these shares are held in street name rather than certificated form, it is more difficult to provide a mechanism that will assure the lock-up agreements are honored. The balance of 532,000 shares may be resold immediately if Canadian regulations are met and will become freely tradeable in the United States and Canada at various dates which commence on October 20, 2000.


OUR STOCK IS THINLY TRADED AND IS SUBJECT TO PRICE VOLATILITY.

     Trading volume in our common stock has historically been limited. Accordingly, the trading price of our common stock could be subject to wide fluctuations in response to quarterly variations in operating results, changes in financial estimates by securities analysts, an imbalance of purchasers and sellers, or other factors.

                                    DILUTION


     At June 30, 2000, our unaudited net tangible book value was C$5,654,789, or $1.28 per share (US$0.84 per share). Net tangible book value per share represents our net tangible assets less liabilities divided by the number of outstanding shares of common stock.



     After giving effect to our sale of 1,000,000 shares of common stock and 1,000,000 warrants and our receipt of an estimated C$6,528,400 (US$4,295,000) of net proceeds from the offering, based on an assumed offering price of US$5.25 per unit, adjusted net tangible book value at June 30, 2000 would have been C$2.24 (US$1.47) per share. This amount represents an immediate increase in net tangible book value of C$0.96 (US$0.63) per share to existing stockholders and an immediate dilution of C$5.74 (US$3.78) or 71% of the per share offering price of common stock to new investors purchasing shares in the offering. The following table, expressed in Canadian dollars, illustrates per share dilution:



Assumed public offering price (US$5.25).....................           C$7.98
     Net tangible book value prior to the offering..........  C$1.28
     Increase attributable to new investors.................  C$0.96
                                                              ------
Adjusted net tangible book value after the offering.........           C$2.24
                                                                       ------
Dilution per share to new investors in this offering........           C$5.74
                                                                       ======



     On the basis of C$1.00 = US$0.6579, the dilution per share to new investors in this offering is US$3.78.



     The following table sets forth as of June 30, 2000, the number of shares of common stock purchased from Westlinks, the total consideration paid to Westlinks and the average price per share paid to Westlinks, expressed in Canadian dollars, by the past and present officers and directors and promoters and affiliated persons, and new investors purchasing securities in this offering, before deducting underwriting discounts and estimated offering expenses:



                                       SHARES PURCHASED       TOTAL CONSIDERATION
                                     --------------------    ----------------------    AVERAGE PRICE
                                      NUMBER      PERCENT      AMOUNT       PERCENT      PER SHARE
                                     ---------    -------    -----------    -------    -------------
Officers, directors, and affiliated
  persons..........................  2,330,436(1)   51%      $ 2,131,564       16%        $0.915
New Investors......................  1,000,000      22%        7,980,000(2)    61%        $7.98 (2)
                                     ---------     ----      -----------
Total..............................  3,330,436      73%      $10,111,564       77%


---------------
Notes:


(1) This number is not necessarily the same as the number currently held by the directors, officers and their affiliates, because it includes shares purchased by former officers and directors, and consists only of shares purchased directly from Westlinks, some of which may have subsequently been resold.



(2) US$5,250,000, being US$5.00 per share of common stock and US$0.25 per warrant, converted on the basis of C$1.00 = US$0.6579.



     The above table excludes shares issuable upon exercise of outstanding options and warrants, the underwriters' warrants and the underwriters' over-allotment option. To the extent that currently outstanding options or warrants are exercised at prices below US$5.00, there will be further dilution to new investors.

                                USE OF PROCEEDS


     The net proceeds from the sale of the 1,000,000 shares and 1,000,000 warrants sold in this offering will be approximately US$4,295,000 after payment of the underwriters' discounts and commissions, and the estimated costs of the offering. In Canadian dollars, we expect the net proceeds to be approximately $6,528,400.


     We intend to use the net proceeds over the next twelve months approximately as indicated in the following table, which is expressed in Canadian dollars:


APPLICATION                                                     AMOUNT       %
-----------                                                   ----------    ---
Acquisitions and/or development of additional reserves......   3,552,780     54
Working capital.............................................   2,975,620     46
                                                              ----------    ---
                                                              $6,528,400    100
                                                              ==========    ===



     If all of the warrants are exercised, the additional proceeds of $7,980,000 (US$5,250,000) will be used for general corporate purposes, including working capital. If the over-allotment option is exercised in full, the additional proceeds of $1,041,390 (US$685,125) from the sale of shares and $1,197,000 (US$787,500) from the exercise of the warrants will be used for general corporate purposes, including working capital.



     We have allocated $3,552,780 for acquisitions and/or the development of additional reserves. Our present intention is to use these monies to fund part of our planned 2000 capital expenditure program of $5.9 million. This program includes the costs of drilling, completing and equipping up to nine wells. No property acquisitions have been planned or identified by us. However, we continually assess property purchase opportunities and may use these proceeds to fund acquisitions in favourable circumstances.


     The description above represents our best estimate of the uses of the net proceeds to be received in this offering, based on current planning and business conditions. The precise allocation of funds among these uses will depend on:

     -  the amount of cash generated by our operations;

     -  the success of our drilling program; and

     -  the emergence of future opportunities.

     We believe that our existing revenue, capital resources and the net proceeds of this offering will be sufficient to maintain our current and planned operations for a period of at least 12 months from the date of this prospectus.

                          PRICE RANGE OF COMMON STOCK

     Our shares of common stock trade on the Canadian Venture Exchange under the symbol "WLX". The following table sets forth the high, low and closing sale prices, in Canadian dollars, and volume of trading of our common stock, as reported by the Exchange, for the periods shown.


PERIOD                                                        HIGH    LOW     CLOSE    VOLUME
------                                                        ----    ----    -----    -------
                                                               $       $        $         #
1998
Quarter ended September 30..................................  0.50    0.26    0.42      48,600
Quarter ended December 31...................................  0.65    0.21    0.64     207,700
1999
Quarter ended March 31......................................  1.50    0.50    1.45     587,800
Quarter ended June 30.......................................  1.70    0.70    0.41     209,100
Quarter ended September 30..................................  1.18    0.41    1.00     232,800
Quarter ended December 31...................................  1.05    0.58    0.67     122,900
2000
Quarter ended March 31......................................  4.50    4.45    4.60     729,180
Quarter ended June 30.......................................  7.05    4.45    7.05     600,600
Quarter ended September 30..................................  7.50    6.50    6.90     279,994
October 1 through 17........................................  6.90    5.50    6.25      37,030


     Our shares of common stock have traded on the National Quotation Bureau's pink sheets under the symbol "WLKSF" since April 26, 2000. The following table sets forth the bid prices, in U.S. dollars, as reported on the pink sheets, for the periods shown.


PERIOD                                                         HIGH        LOW       CLOSE
------                                                        -------    -------    -------
Quarter ended June 30, 2000.................................  US$4.79    US$3.41    US$4.79
Quarter ended September 30, 2000............................  US$5.10    US$3.50    US$4.57
October 1 through 13, 2000..................................  US$4.61    US$3.81    US$3.95



     Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.



     At October 18, 2000, there were 4,582,639 issued and outstanding shares of common stock held of record by 74 stockholders. Of these stockholders, 23 registered shareholders have addresses in the United States and hold 1,180,057 shares of common stock (representing 26% of our issued and outstanding shares).


                                DIVIDEND POLICY

     We plan to retain all of our earnings, if any, to finance the expansion of our business and for general corporate purposes. We have not paid any cash dividends on our common stock and do not expect to declare to pay any cash or other dividends in the foreseeable future. In addition, the terms of our current banking credit facility prohibits us from declaring and paying dividends except from assets which are in excess of the required amount of security, and Alberta corporate law prohibits the payment of dividends unless stated solvency tests are met.

                                 CAPITALIZATION


     The following table sets forth Westlinks' consolidated capitalization at June 30, 2000 and as adjusted to give effect to the sale of 1,000,000 shares of common stock and 1,000,000 warrants in this offering. All monetary amounts are in Canadian dollars.



                                                OUTSTANDING AT        AS ADJUSTED        AS ADJUSTED AT
                                                JUNE 30, 2000         FOR PAYMENT         JUNE 30, 2000
                                                    (1)(2)        OF NOTES PAYABLE(6)     (1)(2)(3)(4)
                                                --------------    -------------------    ---------------
Notes payable...............................     $ 2,237,100          $(2,237,100)                  --
Long-term debt(5)...........................      11,790,000                   --          $11,790,000
                                                 -----------          -----------          -----------
                                                  14,027,100          $(2,237,100)          11,790,000
                                                 -----------          -----------          -----------
Common stock................................       3,902,830                   --           10,431,230
Contributed surplus.........................         150,500                   --              150,500
Retained earnings...........................       1,601,459                   --            1,601,459
                                                 -----------          -----------          -----------
  Total shareholders' equity................       5,654,789                   --           12,183,189
                                                 -----------          -----------          -----------
Total capitalization........................     $19,681,889          $(2,237,100)         $23,973,189
                                                 ===========          ===========          ===========


---------------

(1) The Company has authorized an unlimited number of common voting shares. At June 30, 2000, there were 4,432,639 shares issued and outstanding and after giving effect to this offering of 1,000,000 shares, 5,432,639 shares would be issued and outstanding.



(2) At June 30, 2000, a total of 443,000 shares of common stock were reserved for issuance pursuant to outstanding director and employee stock options, of which 53,000 are exercisable at $2.00 per share and 390,000 are exercisable at $6.15 per share, and a total of 150,000 shares of common stock are reserved for issuance pursuant to 150,000 common stock purchase warrants, which are exercisable at US$4.00 per share. The 150,000 warrants were exercised on October 2, 2000.



(3) Up to 1,000,000 shares of common stock are reserved for issuance pursuant to common stock purchase warrants to be issued pursuant to this offering, exercisable at US$ -- per share, and 100,000 underwriters' warrants are exercisable at US$ -- per share.



(4) Net of expenses from the issuance of the shares of common stock and warrants, estimated to be $1,451,600 (US$955,000).



(5) In May, 2000, Westlinks negotiated a new revolving credit facility for $12.5 million which requires monthly interest payments, subject to the bank's right of demand. The loan bears interest at the bank's prime rate plus 0.25% per annum. The loan is secured by a floating charge debenture in the amount of $25,000,000 over all assets.



(6) On October 2, 2000, the notes payable in the amount of $2,237,100 were repaid. The "As Adjusted" column does not reflect the exercise of 150,000 warrants for 150,000 shares on October 2, 2000.

                            SELECTED FINANCIAL DATA


     The following tables present selected historical financial data for Westlinks derived from our financial statements which have been adjusted to conform with U.S. GAAP. The data should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes included elsewhere in this prospectus. All monetary amounts are expressed in Canadian dollars. On October 18, 2000 the exchange rate, being the noon buying rate in New York City for cable transfers of Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York, was C$1.00 = US$0.6579.


CONSOLIDATED STATEMENTS OF OPERATIONS DATA:


                                                   UNAUDITED
                                                SIX MONTHS ENDED            YEAR ENDED
                                                    JUNE 30,               DECEMBER 31,
                                                ----------------    --------------------------
                                                 2000      1999      1999      1998      1997
                                                ------    ------    ------    ------    ------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue...................................  $4,959    $  737    $2,075    $1,697    $1,055
Gross profit..................................   3,638       415     1,292       848       617
Operating expenses............................   1,321       322       782       849       438
Exploration expenses..........................      --        --         3         4        35
General and administrative expenses...........     518       227       719       427       176
Interest......................................     230        41       132       185        74
Depreciation and depletion....................   1,377       289       842       805       352
Gain (loss) from operations...................   1,513      (289)     (548)     (572)      (21)
Net income (loss).............................  $1,420    $ (133)   $ (129)   $  311    $  193
                                                ======    ======    ======    ======    ======
Net income (loss) per share...................  $ 0.33    $(0.05)   $(0.04)   $ 0.13    $ 0.14
                                                ======    ======    ======    ======    ======



     The following table presents selected historical financial data from our balance sheets as of December 31, 1999 and 1998 and June 30, 2000. The column labelled "As Adjusted" reflects our receipt of estimated net proceeds from the sale of 1,000,000 shares of common stock and 1,000,000 warrants at an assumed public offering price of US$5.00 per share and US$0.25 per warrant (converted to C$7.98 on the basis of C$1.00 = US$0.6579), after deducting underwriting discounts, commissions and estimated expenses. See the "Pro-Forma Consolidated Balance Sheet" commencing at page F-26 herein.


CONSOLIDATED BALANCE SHEET DATA:


                                                            UNAUDITED
                                                          JUNE 30, 2000           DECEMBER 31,
                                                    -------------------------   -----------------
                                                    ACTUAL     AS ADJUSTED(1)    1998      1999
                                                    -------    --------------   ------    -------
                                                                   (IN THOUSANDS)
Cash and short term investments.................    $     2        $4,575       $   42    $    74
Accounts receivable.............................      1,375         1,375          685        231
Capital assets..................................     20,393        20,393        7,017      3,622
Total assets....................................     22,932        27,224        7,744      4,288
Total stockholders' equity......................      5,788        10,079        3,978      2,852


---------------


Note:



(1)The "As Adjusted" column reflects the payment of the notes payable in the amount of $2,237,100 subsequent to June 30, 2000. The "As Adjusted" column does not reflect the exercise of 150,000 warrants for 150,000 shares on October 2, 2000.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS


     The following discussion is to inform you about our financial condition, liquidity and capital resources as of June 30, 2000, June 30, 1999, December 31, 1999 and December 31, 1998 and the results of operations for the six months ended June 30, 2000 and June 30, 1999 and for the years ended December 31, 1999 and 1998 and for the period from commencement of operations, April 1, 1997, through December 31, 1997. THE INFORMATION IS EXPRESSED IN CANADIAN DOLLARS.



SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999



FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES



     At June 30, 2000 Westlinks' working capital was a deficit of $2,550,878. Under U.S. GAAP the deficit would be $14,340,878 due to the reclassification of the long-term debt to current liabilities. At June 30, 2000 Westlinks had a revolving production loan with a Canadian bank. The production loan only requires the payment of interest and is reviewed annually to ensure Westlinks' reserves are sufficient to support the loan. Under Canadian GAAP, because there is no required reduction of the loan, the loan is classified as long term.



     Cash flows provided from operating activities were $2,890,674 for the first six months of 2000 compared to $713 in the first six months of 1999. The increase was largely due to an increase in net income of approximately $1.4 million and the increase in the non-cash depletion, depreciation and site restoration of $1.1 million.



FINANCING ACTIVITIES



     Westlinks' ability to maintain and grow its operating income and cash flow is dependent upon continued capital spending to replace depleting assets. Westlinks believes its future cash flow from operations, borrowing capacity and future equity issues should be sufficient to fund capital expenditures and to service debt. However, our ability to raise additional funds at all, or to do so on acceptable terms, depends largely on factors beyond our control, such as world prices for oil and gas, prevailing interest rates, general economic conditions and the matters discussed above under the caption "Risk Factors".



     Westlinks increased total debt by $9.19 million in the first six months of 2000 and by $450,000 in the first six months of 1999. In both periods the funds were used to acquire capital assets and during the six month period ended June 30, 2000 four wells were drilled. At June 30, 2000, Westlinks had drawn $11.79 million on its $12.5 million revolving operating facility. The facility bears interest at the bank's prime commercial lending rate plus one quarter of one percent.



     At June 30, 2000, Westlinks was technically in default under the covenants in the credit facility which require that the debt to equity ratio not exceed two to one. The bank did allow Westlinks to draw down the credit facility, knowing that draw down would cause the technical default. Westlinks has advised the bank of this technical default and also advised the default is anticipated to be cured by the end of the third quarter from anticipated cash flow.



     During the period Westlinks borrowed US$1,500,000 from six non-affiliated private lenders. The loans bore interest of 12% per annum plus a US$50,000 fee. We also issued to the lenders warrants to purchase 150,000 shares at US$4.00 per share. The loans were repaid in full and all of the warrants were exercised on October 2, 2000.



     During the first six months of 2000, $390,000 was raised from the exercise of common stock options, and applied to our operating activities.



INVESTING ACTIVITIES



     The timing of most of Westlinks' capital expenditures is discretionary. Westlinks has no material long-term commitments associated with its capital expenditure plans or operating agreements. Consequently, Westlinks has a significant degree of flexibility to adjust the level of such expenditures as circumstances warrant. The level of capital expenditures will vary in future periods depending on the success we experience on planned infill drilling activities, oil and gas price conditions and other related economic factors.



     Subsequent to June 30, 2000, Westlinks entered into an agreement to sell most of our oil and gas assets in the Bigoray area of Alberta. If the transaction is consummated, as to which there can be no assurance, our proceeds will be $4,583,500 which will be used to reduce bank debt and for working capital purposes. The sale is scheduled to close October 26, 2000 and is effective October 1, 2000.



     Investing activities for the first six months of 2000 amounted to $14,779,475 compared to an inflow of funds in the amount of $22,177 in the first six months of 1999. The increase in the first six months of 2000 was due to the Mitsue and Sounding Lake acquisitions, the drilling of three wells in Bigoray and one well in Sylvan Lake.



     During the first six months of 2000 and 1999 several non-core properties were disposed of for $588,000 and $40,699, respectively. Westlinks defines a "non-core property" as a property where management believes that opportunities to increase its value are limited and the property represents less than 20% of Westlinks' total reserves. The funds received from the sales are typically used either for future acquisitions or the drilling of new wells consequently the impact on the results of operations and future liquidity is minimized.



     We intend to drill nine wells in the Sylvan Lake area during the third and fourth quarters of 2000. The total cost of the nine well program will be approximately $5.9 million. The drilling program will be funded from current cash flows and from the available credit facility.



RESULTS OF OPERATIONS



     Gross revenue from oil and gas production was $6,238,036 in the first six months of 2000 compared to $824,192 in the first six months of 1999 which represents an increase of 657%. The increase was due to the Sylvan Lake and Bigoray acquisitions made late in 1999 and the Mitsue and Sounding Lake acquisitions during the first half of 2000, offset in part by the property dispositions during 2000.



     Oil revenues before royalties increased 727% in the first six months of 2000 to $6,154,112 from $744,254 in the first six months of 1999. This was due to increased volumes and higher prices. As a result of project acquisitions and drilling activities, oil production increased 322% from 40,315 barrels in the first six months of 1999 to 170,195 barrels in the first six months of 2000. During the first six months of 2000 we received an average price of $36.16 per barrel compared to $18.46 per barrel during the first six months of 1999.



     Gas revenues before royalties increased 5% in the first six months of 2000 to $83,924 from $79,938 in the corresponding six months of 1999. The increase was due to higher gas prices. Total volumes decreased from 40,551 million cubic feet ("mcf") in the first half of 1999 to 24,751 mcf during the first half of 2000 as a result of sales of non-core properties. The average price realized during the first six months of 2000 was $3.39 per mcf compared to $1.97 per mcf in the first six months of 1999.



     Total net royalties for the first six months of 2000 and 1999 were $1,278,765 and $87,325, respectively. As a percentage of oil and gas revenues, royalties were 20.5% during the first six months of 2000 compared to 11% for the first six months of 1999. The increase was mainly due to our purchase of producing properties that are not eligible to receive Alberta Royalty Tax Credits. This credit significantly reduces the impact of provincial Crown royalties.



     In the Province of Alberta, a producer of oil and natural gas is entitled to a credit against the royalties payable to the province by virtue of the Alberta royalty tax credit, or ARTC, program. The ARTC rate is based on a price-sensitive formula and the ARTC rate varies between 75% at prices at and below $100 per thousand cubic metres and 25% at prices at and above $210 per thousand cubic metres. The ARTC rate is applied to a maximum of $2,000,000 of Alberta provincial royalties payable for each producer or associated group of producers. Provincial royalties on production from producing properties acquired from a corporation claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate is established quarterly based on the average "par price" as determined by the Alberta Department of Energy for the previous quarterly period.

     Operating expenses increased 310% from $322,155 in the first six months of 1999 to $1,321,225 in the first six months of 2000. On a barrel of oil equivalent basis operating costs for the first six months of 2000 and 1999 were $7.65 and $7.26, respectively. The overall increase was due to increased production from the recent acquisitions. Operating costs increased on a per barrel basis due to higher costs associated with the Mitsue and Sounding Lake acquisitions.



     We follow the "successful efforts" method of accounting for our oil and gas exploration and development costs which requires any capital expenditures incurred that do not result in economical reserves to be charged to exploration expense. No exploration costs were incurred in either quarters ended June 30, 2000 or 1999.



     During the six months ended June 30, 1999, Westlinks was unsuccessful in implementing a proposal to acquire various interests in independent oil and gas companies. As a result, we incurred $145,470 of non-recurring merger costs. No such costs were incurred in the six months ended June 30, 2000.



     General and administrative expenses increased 128% from $227,237 during the first six months of 1999 to $517,736 in the first six months of 2000. On a barrel of oil equivalent basis administrative costs decreased from $5.12 in the first six months of 1999 to $3.00 for the corresponding six months in 2000. The increase in administrative costs was largely due to increasing salaries for the existing staff and the hiring of additional staff. The decrease in administrative costs on a barrel of equivalent basis resulted from increased volumes and our efforts to maintain our current staff level while increasing production.



     Interest expense for the first six months of 2000 was $229,636 compared to $41,361 in the first six months of 1999. The increase was a result of increased debt outstanding. At the end of the first six months of 2000, total debt outstanding was $11.79 million as compared to $1.25 million at the end of the second quarter of 1999.



     Depletion and depreciation for the first six months of 2000 and 1999 was $1,377,493 and $289,317, respectively. On a barrel of equivalent basis depletion and depreciation was $7.98 and $6.52. The increase reflects a higher cost base in our capital assets.



     During the first six months of 2000 Westlinks disposed of non-core oil and gas properties which resulted in a gain of $627,900 compared to a gain of $39,627 in the corresponding period in 1999.



     Future income tax expense amounted to $853,926 in the first six months of 2000 compared to a recovery of $116,145. The expense was a result of the timing of deductions for accounting purposes and tax on petroleum and gas assets. The recovery in 1999 was attributable to loss carry forwards not previously recognized.



     Net income for the first six months of 2000 was $1,287,155 as compared to a loss of $132,832 for the first six months of 1999.


YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998 AND PERIOD FROM APRIL 1, 1997 THROUGH DECEMBER 31, 1997

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES


     Westlinks' working capital was a deficit of $1,034,967 at December 31, 1999 compared to a deficit of $17,473 at December 31, 1998. Under U.S. GAAP the deficit would be $2,559,967 in 1999 and $717,473 in 1998, due to the reclassification of the long-term debt to current liabilities. The increase in the deficit between December 31, 1998 and December 31, 1999 was largely due to the increase in the current portion of the long-term debt from $100,000 to $1,075,000. At December 31, 1999 and 1998 Westlinks had a revolving reducing credit facility with a Canadian bank. Under Canadian GAAP, the current portion of the loan reflects the required reduction in the facility. Annually, the facility is reviewed and, due to acquisitions and successful drilling results, the facility has been increased and no loan reductions have been required. The reduction in the deficit between December 31, 1997 and December 31, 1998 was due to the replacement of short term debt in the amount of $1,680,538 with long-term debt.

     Cash flows provided from operating activities were $293,767 in 1999, $232,583 in 1998 and $331,667 in 1997. The 1999 decrease can be primarily attributed to increases in working capital requirements. The decrease in 1998 from 1997 was due to an increase in depletion and depreciation.


FINANCING ACTIVITIES

     Westlinks' ability to maintain and grow its operating income and cash flow is dependent upon continued capital spending to replace depleting assets. Westlinks believes its future cash flow from operations, borrowing capacity and future equity issues should be sufficient to fund capital expenditures and to service debt. However, our ability to raise additional funds at all, or to do so on acceptable terms, depends largely on factors beyond our control, such as world prices for oil and gas, prevailing interest rates, general economic conditions and the matters discussed above under the caption "Risk Factors".


     Westlinks increased total debt by $1.8 million in 1999 and by $800,000 in 1998. The 1999 and 1998 increases were used for capital expenditures. Westlinks had no long term debt in 1997 but did have an agreement payable of $3.8 million with respect to the acquisition of I.G. Resources Inc. In 1998 the agreement payable was paid, financed in part by bank debt.


     In 1999 Westlinks raised $1,237,278 from the issue of shares through private placements and the exercise of stock options. In 1998 no shares were issued for cash. In 1997 $906,552 was raised by way of private placements and the exercise of stock options.

INVESTING ACTIVITIES

     The timing of most of Westlinks' capital expenditures is discretionary. Westlinks has no material long-term commitments associated with its capital expenditure plans or operating agreements. Consequently, Westlinks has a significant degree of flexibility to adjust the level of such expenditures as circumstances warrant. The level of capital expenditures will vary in future periods depending on the success we experience on planned infill drilling activities, oil and gas price conditions and other related economic factors.

     Financing for budgeted expenditures will be accomplished by the use of internally generated funds, existing credit lines, proceeds from the selective sale of non-core assets and new equity financing.


     Capital expenditures amounted to $3,768,926, $277,021 and $583,509 in 1999, 1998 and 1997, respectively. The increase in 1999 from 1998 was due to the purchase of two producing properties, Sylvan Lake and Bigoray, in the fourth quarter, for approximately $3.6 million. Capital expenditures decreased in 1998 compared to 1997 as a result of the acquisition of the assets of I.G. Resources Inc.'s assets for approximately $3.9 million late in the third quarter of 1997. In addition, late in 1997, Westlinks purchased all the issued and outstanding shares of Rainee Resources Ltd. for approximately $452,000.


     In 1999 Westlinks purchased all the issued and outstanding shares of a separate subsidiary for $400,000. This purchase resulted in Westlinks having the right to acquire the Bigoray property.

     The proceeds on disposal of capital assets for 1999, 1998 and 1997 were $796,800, $2,027,700 and $40,000, respectively. These proceeds were from the sale of non-core, non-operated oil and gas properties.

RESULTS OF OPERATIONS

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998


     Total oil and gas revenue net of royalties was $2,073,121 in 1999 compared to $1,689,935 in 1998 which represents a 23% increase. The revenue increased due to higher commodity prices, especially crude oil in the last half of 1999, and increased oil volumes.


     Oil sales revenue before royalties increased 62% from $1,465,292 in 1998 to $2,379,417 in 1999. This increase was primarily due to a 57% increase in the realized prices. In 1999, Westlinks' average per barrel crude oil price realized was $25.45 compared to $16.94 in 1998. The revenue for 1999 has been adjusted to reflect the cost of Westlinks' hedging program, which totalled $72,882 in 1999. In addition, oil production increased from 86,511 barrels to 93,487 barrels representing an increase of approximately 8%. The increase in production was due to acquisitions made in the fourth quarter of 1999.

     During the fourth quarter of 1999, Westlinks made two significant producing oil property acquisitions at Bigoray and Sylvan Lake. The increase in production from these properties on a daily basis was 175 barrels per day and 80 barrels per day, respectively. Actual production during the month of December was 440 barrels of oil equivalent per day compared to the 1999 yearly average of 279 barrels of oil equivalent per day.

     Gas revenue before royalties decreased 58% from $320,880 in 1998 to $136,039 in 1999 as a result of the sale of several non-core properties during the year. Overall gas production volumes were down 72% from 220,400 mcf in 1998 to 61,068 mcf in 1999. Actual gas prices realized increased from $1.46 per mcf in 1998 to $2.23 per mcf in 1999.


     Total net royalties for 1999 and 1998 were $442,335 and $96,237 respectively. As a percentage of oil and gas revenue, royalties were 18% in 1999 and 5% in 1998. The increase is largely due to Westlinks' purchase of producing properties that are not eligible to receive Alberta Royalty Tax Credits, which significantly reduce the impact of Crown royalties, and the settlement of a gross overriding royalty dispute. During 1998, due to a dispute on the calculation of gross overriding royalties, Westlinks stopped paying the royalties. The dispute was resolved in 1999 and the gross overriding royalties pertaining to 1998 of $56,233 were paid and recorded in 1999. In addition, Crown royalties are calculated on a sliding scale basis and were impacted by rising commodity prices.


     Operating costs were $782,281 in 1999 which were 8% lower than the 1998 operating costs of $849,107. On a barrel of oil equivalent basis, operating costs were $7.85 in 1999 compared to $7.82 in 1998. The overall decrease was the result of the sale of non-core properties with higher operating costs.


     Since Westlinks follows the "successful efforts" method of accounting, capital expenditures that are incurred which do not result in economical recoverable reserves are charged to exploration expenses. Exploration expenses were $2,655 in 1999 compared to $3,570 in 1998.



     During the year ended December 31, 1999, we were unsuccessful in implementing a proposal to acquire various interests in independent oil and gas companies. As a result, Westlinks incurred $145,470 of non-recurring merger costs. No such costs were incurred in the year ended December 31, 1998.



     General and administrative expenses increased 68% from $426,895 in 1998 to $718,569 in 1999. On a barrel of oil equivalent basis administrative expenses increased from $3.93 to $7.21. The increase was largely due to a one-time management restructuring charge of approximately $190,000, representing severance payments for the termination of two employees, and the addition of staff during the last quarter as a result of the property acquisitions. Administrative costs for the fourth quarter of 1999 decreased to $5.04 per barrel of oil equivalent as a result of the fourth quarter acquisitions.


     Interest expense decreased 29% from $185,153 in 1998 to $131,872 in 1999. The decrease was due to lower debt outstanding for the first three quarters of 1999 as compared to 1998. Due to the acquisitions in the fourth quarter, long term debt increased to $2.6 million by year end.

     Depletion and depreciation for 1999 and 1998 were $841,580 and $804,943 respectively. On a barrel of oil equivalent basis, depletion and depreciation were $8.45 and $7.42 respectively. The increase reflects a higher cost basis in Westlinks' capital assets.

     During 1999 Westlinks sold several non-core oil and gas properties, which resulted in a gain of $91,402. In addition, an investment in a private company was sold which resulted in a gain of $160,000. During 1998, non-core properties were sold which resulted in a gain of $946,738.

     During the years ended December 31, 1999 and December 31, 1998 Westlinks had interest income of $1,493 and $7,373 respectively. The decrease was due to lower average cash balances for the 1999 period as compared to the 1998 period.

     Net income before taxes for 1999 and 1998 was $(296,411) and $374,378, respectively.

     Westlinks accounts for income taxes using the liability method of income tax allocation. Under this method, income tax assets and liabilities are recorded to recognize future income tax inflows and outflows arising from the settlement or recovery of assets and liabilities at the carrying values. Income tax assets are also recognized for the benefits from tax losses and deductions that cannot be identified with particular assets or liabilities. The future income taxes assets and liabilities are determined based on the tax laws and rates that are anticipated to apply in the period of realization. In 1999, Westlinks had a future income tax recovery of $246,884 compared to future income taxes of $120,297 in 1998. The recovery was largely due to loss carryforwards not previously recognized.

     As at December 31, 1999, Westlinks has not paid any income taxes. Westlinks currently has approximately $485,000 of tax loss carryforwards and $5.3 million of tax pools, which can be used to reduce future taxes payable.

     In 1999, Westlinks reported a net loss of $49,527 compared to net income in 1998 of $254,081.

Year Ended December, 1998 Compared to Period From April 1, 1997 through December 31, 1997


     Total oil and gas revenue net of royalties increased 61% from $1,052,358 in 1997 to $1,689,935 in 1998. This overall increase was due to a full year of production in 1998. Westlinks began operations on April 1, 1997 with four producing properties. On September 1, 1997 Westlinks acquired I.G. Resources Inc. which added another ten producing properties and in late December 1997, Rainee Resources Ltd., an oil and gas producing company, was purchased although no revenue was attributed to it for 1997.


     Oil revenue before royalties in 1998 was $1,465,292 compared to $843,118 in 1997, which represents a 74% increase. The increase was due to increased volumes offset by lower prices. Oil production increased 144% from 35,386 barrels in 1997 to 86,511 barrels in 1998. The increase was a result of a full year's production in 1998 as compared to a partial year of production in 1997. In 1998 Westlinks' average crude oil price realized was $16.94 per barrel compared to $23.83 per barrel in 1997.

     Gas revenue before royalties decreased 9% in 1998 to $320,880 as compared to $353,795 in 1997. The decrease was due to lower prices offset in part by higher volumes. Actual gas prices realized were $1.46 per mcf in 1998 and $1.98 per mcf in 1997. Total volumes increased from 178,570 mcf in 1997 to 220,400 mcf in 1998.


     Total net royalties for 1998 and 1997 were $96,237 and $144,555, respectively. As a percentage of oil and gas revenue, royalties were 5% in 1998 and 12% in 1997. The decrease in 1998 was the result of a dispute between Westlinks and the operating partner of one of the producing properties. As a result, Westlinks stopped paying the gross overriding royalties. The dispute was resolved subsequent to 1998 and the royalties were paid and recorded at that time.


     Operating expenses increased 94% from $438,594 in 1997 to $849,107 in 1998. On a barrel of oil equivalent basis, operating costs were $8.24 in 1997 and $7.82 in 1998. The overall increase from 1997 to 1998 reflects a full year of operating costs. Costs decreased on a per barrel basis due to higher production volumes and Westlinks' continuing efforts to reduce costs.

     The "successful efforts" method of accounting requires that capital expenditures incurred that do not result in economical recoverable reserves must be charged to exploration expense. Total exploration expenses for 1998 and 1997 were $3,570 and $35,000, respectively.

     General and administrative expenses increased 143% from $175,965 in 1997 to $426,895 in 1998. On a barrel of oil equivalent basis, administrative costs increased from $3.30 to $3.93 which reflects the hiring of additional staff.


     Interest expense increased 150% from $74,128 in 1997 to $185,153 in 1998. The increase was a result of bank debt being outstanding for most of 1998 compared to four months in 1997. Interest expense in 1997 covered only the period from September, 1997, when the assets of IG Resources Ltd. were acquired for $3.9 million, to the end of the year. During 1998, the amount was outstanding during a portion of the fourth quarter.

     Depletion and depreciation for 1998 was $804,943 compared to $352,400 in 1997. On a barrel of oil equivalent basis depletion and depreciation was $7.42 and $6.62. The increase reflects a higher cost base in Westlinks' capital assets.

     In 1997 and 1998, Westlinks sold non-core oil and gas properties which resulted in gains of $280,000 and $946,738, respectively. In addition, in 1997 an investment was sold which resulted in a gain of $13,437. No investments were sold in 1998. Interest income in 1998 was $7,373 compared to $3,006 in 1997. The increase was due to a higher average cash balance during 1998 as compared to 1997.

     Net income before taxes was $374,378 in 1998 and $272,714 in 1997.


     Westlinks accounts for income taxes using the liability method. Future income taxes in 1998 were $120,297 as compared to $57,464 in 1997. This increase was due to the difference in the timing of deductions for accounting and tax of oil and natural gas properties.


OTHER MATTERS


     Westlinks may enter into fixed price crude oil and/or natural gas sales contracts in an attempt to fix future cash flows.



     The current increase in commodity prices, combined with a strengthening economy, has contributed to a slightly stronger Canadian dollar. The pace of economic recovery in the U. S. has put pressure on the Bank of Canada to raise short term lending rates, which has pushed Canadian prime lending rates to 7.5%, increasing Westlinks' cost to borrow money.


     Accessing capital when required and at competitive rates is highly dependent on market conditions. Westlinks has utilized various financing vehicles to fund its capital programs, including private placements of common shares and asset sales. Westlinks continuously monitors its capital mix, paying particular attention to its debt levels, as market conditions remain volatile. There can be no assurance that Westlinks can continue to raise funds to finance its capital programs.

     There are numerous uncertainties inherent in estimating quantities of reserves and the cash flows that would result from these reserves, many of which are beyond our control.

     Our future reserves, production and cash flows are dependent on our success in developing our current reserve base and acquiring additional property for development. Without the addition of reserves, our existing reserves and production are subject to continued decline.


     Effective January 1, 2000, Westlinks sold one-half of our non-core, non-operated oil and gas assets in the Weyburn area to Red Raven Resources Inc. for consideration of $1,018,000. We used $430,000 of the consideration to purchase 1,720,000 shares of Red Raven.



     Effective August 1, 2000, we disposed of our remaining non-core oil and gas assets in the Weyburn area of Saskatchewan for consideration of $350,000.



     We have entered into a letter of intent to sell substantially all of our oil and gas assets in the Bigoray area of Alberta for cash consideration of $4,583,500. We are retaining the natural gas rights in the Belly River formation. The sale is scheduled to close October 26, 2000 and will be effective from October 1, 2000.

                                    BUSINESS

HISTORY


     Westlinks was organized on June 30, 1998 by the statutory amalgamation of Temba Resources Ltd. and PTR Resources Ltd. under the laws of the Province of Alberta, Canada. An amalgamation is the consolidation of the two amalgamating companies, and is a continuation of both businesses. Our predecessor, Temba Resources Ltd., was incorporated in Alberta on July 31, 1996 and at the time of the amalgamation had acquired oil and gas production of approximately 27 barrels of oil per day and 106 thousand cubic feet of gas per day from 19 oil wells and one gas well. Immediately prior to the amalgamation which created Westlinks, Temba Resources amalgamated with its wholly owned subsidiary, Rainee Resources Ltd. Our predecessor, PTR Resources, was incorporated in Alberta on September 18, 1992 as 542275 Alberta Ltd.; changed its name to Ablevest Holdings Ltd. on January 14, 1993, and to PTR Resources on December 1, 1997. PTR Resources originally held a 2.5% working interest in mineral leases on 8.5 sections of land in Alberta.


OUR BUSINESS


     We are an operating oil and gas company that drills, operates and exploits crude oil and natural gas wells in our core areas in western Canada. Our capital budget for 2000 of approximately $5.9 million, which is subject to available funds, includes amounts for drilling nine development wells in our core areas. The 2000 drilling is currently anticipated to be spent on wells drilled in the Sylvan Lake area, but each specific site and area is subject to the results of our analysis of seismic studies and the results of our previous drilling, and the development of new opportunities as the year progresses.



GLOSSARY OF PETROLEUM INDUSTRY TERMS



     The following definitions of certain terms used in the oil and gas industry will assist you in understanding our business:



"DEVELOPMENTAL WELLS" are wells drilled for oil or gas within a proven field for the purpose of completing the desired pattern of production;



"INFIELD AND STEP-OUT WELLS" mean wells which have been drilled either in between or on the outside edge of other nearby producing wells;



"NON-OPERATED PROPERTY" means a well which is managed by a third party;



"PERMEABILITY" means the ability of a porous rock to transmit fluid through its pore spaces. A rock may be highly porous and yet be impermeable if it has no interconnecting pore network communication;



"PETROPHYSICAL DATA" means the rock parameters associated with a reservoir, including thickness, porosity, permeability;



"POROSITY" means the ability of a rock to contain fluids. It is the volume of pore spaces between mineral grains, expressed as a percentage of the total rock volume;



"RESERVOIR" means a porous, permeable sedimentary rock structure or trap containing oil and/or gas;



"SPUDDING" means the commencement of the drilling of a well;



"WATERFLOOD" means the injection of water into an oil reservoir in order to enhance production;



"WATER INJECTION WELL" means a well used to inject water into an oil reservoir in order to conduct a waterflood; and



"WILDCAT" means a well drilled in an area where oil and gas has not been previously found.



"WORKING INTEREST" means the percent of production, before royalties, to which a party is entitled.

BUSINESS STRATEGY

     We have an experienced management team that attempts to apply as many as possible of the following strategies to the search for oil and gas:

Low Risk Development Projects

     We concentrate our efforts on oil and gas properties that offer opportunities for low risk development. Typical types of low risk developments are the drilling of infield and step-out wells, the installation of central facilities to handle higher production volumes and the completion of other productive zones within wells.

Consolidation of Adjacent Assets

     We seek property acquisitions and development opportunities on lands that are in close proximity to our producing fields. These close-in acquisitions create the ability to reduce operating costs by consolidating facilities. Moreover, drilling costs are lower when wells are drilled as part of a multi-well program, due to reduced rig moving costs and other efficiencies.

Cost Effective Acquisitions


     We seek to acquire oil and gas producing properties at prices that allow the base production for the property to pay the acquisition cost within a reasonable time frame. We attempt to avoid paying for unproven reserves in the purchase price.


Emphasis on Development Drilling

     We concentrate our drilling activities on low risk development wells located in or near our established core production areas. This strategy helps to reduce risk and costs, and enables new wells to be put on production more quickly. We generally do not engage in high-risk exploratory or "wildcat" drilling.

Use of Seismic and Other Data in Site Selection

     We use the analysis of seismic data, including three dimensional seismic, whenever its use is appropriate for the geology and is cost effective, to further minimize drilling risk. We also use information from adjacent wells, including petrophysical data, production records and completion data to help reduce our risk and costs.

Selection of Properties

     We select properties for acquisition and development where we believe we can become the operator and that we believe offer us the opportunity to reduce operating costs and maximize economies of scale, thereby improving operating profitability. We have used this strategy in development of our core areas in central Alberta, an area of moderate drilling costs, multi-zone potential, year round accessibility and good gas plant and pipeline infrastructure.

SUMMARY OF OIL AND GAS OPERATIONS

     Capitalized costs at December 31, 1997, 1998 and 1999 relating to Westlinks' oil and gas activities, expressed in Canadian dollars, are summarized as follows:


                                                              1997(1)    1998     1999
                                                              -------    ----    ------
Property acquisition........................................  $   500    $244    $2,659
                                                              =======    ====    ======
Exploration.................................................  $    --    $ --    $   --
                                                              =======    ====    ======
Development.................................................  $    50    $ 27    $  341
                                                              =======    ====    ======


---------------

(1) From commencement of activities on April 1, 1997.

PROPERTIES

     Westlinks' current oil and gas operations and activities are focused in four core areas, plus some minor properties in a non-core area, described below. In accordance with the standard practice in the Canadian oil and gas industry, the working interests described below are the percentage ownership of the oil and gas production before payment of royalties.

Bigoray Area, Alberta

     The Bigoray property, consisting of an 89% working interest in 1,280 acres of land, including one producing oil well, one water injection well, and five suspended oil wells, was acquired by Westlinks in September, 1999. We are the operator of this property. The Bigoray property is located in central Alberta, about 70 miles west of the city of Edmonton, in a forested area on government owned lands. Light crude oil is produced from reservoirs within the Cretaceous Cardium Formation, at a depth of about 4,700 feet, which is up to 45 feet thick, along with shallower Belly River Formation reservoirs, which are up to 25 feet thick. The Cardium oil pool was deposited as an off-shore marine bar and consists of course-grained sandstones and conglomerates. It has been under waterflood to increase the recovery of oil since 1982. Cumulative production of oil from the property from the Cardium formation has been about 2.2 million barrels. The crude is light at 32 degree API, API being an indication of specific gravity of crude oil measured on the American Petroleum Institute gravity scale, and sweet, meaning low in sulphur, and is transported via pipeline to Edmonton. Good infrastructure is in place, including roads, electricity, pipelines, and producing facilities.


     At the time of purchase, the property was producing about 100 barrels per day of oil from one well. In November, 1999 Westlinks re-completed a suspended well as a Belly River oil well which increased the total operated Bigoray production to about 150 barrels per day of oil. The Belly River formation consists of fine to medium grained well-sorted sandstones, deposited in coarsening-upward shoreline sequences, which pass laterally and upward into marine shales. Commencing in February, 2000, Westlinks drilled three Cardium development wells of which two were successfully completed as oil wells. Current production from the field is approximately 275 barrels of oil per day.



     Westlinks has entered into an agreement, effective October 1, 2000, to sell all of its Bigoray assets except natural gas in the Belly River Formation, for cash consideration of $4,583,500. The sale is scheduled to close October 26, 2000 and will be effective from October 1, 2000. Proceeds from the sale will be used to reduce our bank debt and for the 2000 drilling program.


Mitsue Area, Alberta


     The Mitsue property, consisting of a 94% working interest in 9,920 acres of land, including three producing oil wells, was acquired by Westlinks in February, 2000. We are the operator of this property. The Mitsue property is located in Northern Alberta, about 125 miles northwest of the city of Edmonton. The property is located in a forested area on Government owned lands. Light, 43 degree API, sweet crude oil is produced from the Devonian Gilwood sand formation at a depth of about 5,600 feet, which is up to 30 feet thick. Oil production has averaged approximately 90 barrels of oil per day.


     The property is adjacent to a large Gilwood sand unit that is operated by a major oil company. Westlinks' oil is produced through flow lines to facilities operated by the unit, and then pipelined to Edmonton. Westlinks acquisition in Mitsue was for the Gilwood sand formation only and the vendor retains the rights to other formations. There are a number of suspended wells on the Mitsue property, which we can elect to retain or return to the vendor. Wells we elect to keep can be re-worked, but Westlinks will be responsible for the costs of abandoning the wells it elects to keep. The property also has a large inventory of good quality oilfield equipment which Westlinks has the right to salvage for sale or use in development at Mitsue or elsewhere. Westlinks has identified two suspended Gilwood sand oil wells that can be re-equipped for production. A reservoir study is being undertaken to help plan development for the area. Development options include the re-activation of shut in wells, waterflood modifications and the drilling of additional wells.

Sounding Lake Area, Alberta

     The Sounding Lake area is located in east central Alberta. Oil production from the Sounding Lake area is taken from Cretaceous aged sandstone reservoirs known as the Dina, Cummings and the General Petroleum encountered at depths of about 2,800 feet or less. In 1998 we acquired a non-operated working interest averaging about 20% in a Dina sand pool with oil pay thickness of up to 20 feet at Sounding Lake consisting of 1,270 acres and about 35 producing wells. In May, 2000, Westlinks acquired, effective January 1, 2000, working interests of about 36% in this pool as well as working interests averaging about 91% in 21 producing oil wells. We are the operator of the newly acquired assets in Sounding Lake. The oil gravity averages about 30 degrees API. The area is primarily farm land and there is well developed infrastructure in place. Westlinks' current oil production from the area is over 950 barrels per day and gross land interests total about 6,400 acres. Potential development for the area consists of the consolidation of facilities, the implementation of a waterflood, and the drilling of additional wells.


     The portion of the Sounding Lake assets purchased in 2000 had a purchase price of $11.9 million, which was financed by loans from a group of unaffiliated investors, plus some bank financing and working capital. Net proceeds from this offering will be used to repay the investor loans. The Sounding Lake acquisition was effective January 1, 2000.



     KPMG LLP, Chartered Accountants of Calgary, Canada audited the Schedule of Revenues and Expenses of the Properties Acquired in Sounding Lake for the past three years. The report is summarized in the following table.



                            SOUNDING LAKE PROPERTIES


                       SCHEDULE OF REVENUES AND EXPENSES



                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1999           1998           1997
                                                      -----------    -----------    -----------
Revenue.............................................  $7,431,844     $ 5,764,638    $ 4,512,995
Royalties...........................................  (1,224,260)       (951,500)      (740,565)
Operating expenses..................................  (1,815,566)     (1,762,301)    (1,068,060)
                                                      -----------    -----------    -----------
Excess of revenues over expenses....................  $4,392,018     $ 3,050,837    $ 2,704,370
                                                      ===========    ===========    ===========



     The following table sets out the production from the Sounding Lake production and reserves for the periods shown, and the estimated reserves and net present value. The reserve estimates were back calculated based on the April 1, 2000 report of Grant Trimble Engineering Ltd. and the actual production, and we assumed that the estimated net present value per barrel of oil equivalent was constant.



                        OIL      GAS     OIL     GAS
                       GROSS    GROSS    NET     NET
                        MSTB    MMCF     MSTB    MMCF   UNDISC.   NPV@10%   NPV@12%   NPV@15%   NPV@20%
                       ------   -----   ------   ----   -------   -------   -------   -------   -------
                                                                                   M$
Dec. 31, 1996........  2160.8   44.1    1837.4   36.0    46753     31358     29540     27241     24244
Production...........   191.6    0.0     160.9   0.0
Dec. 31,1997.........  1969.2   44.1    1676.5   36.0    42607     28578     26921     24825     22094
Production...........   364.9   12.6     306.5   10.6
Dec. 31, 1998........  1604.3   31.5    1370.0   25.4    34712     23282     21932     20225     18000
Production...........   305.0   18.5     258.2   16.5
Dec. 31, 1999........  1299.3   13.0    1113.8   9.8     28113     18856     17763     16380     14578
Production...........    14.6    0.9      12.3   0.7
April 1, 2000........  1284.7   12.1    1101.5   9.1     27797     18644      7563     16196     14414

Sylvan Lake Area, Alberta



     The Sylvan Lake property is located in central Alberta, about 15 miles west of the City of Red Deer. Westlinks has a working interest of 94% in four producing oil wells and a saltwater disposal well on about 2,080 acres. The property is located in an area of mixed farming and can be accessed year-round. Heavy crude oil of 16 degree API is produced from the Mississippian Pekisko formation. The producing zone is up to 120 feet thick. Good infrastructure is in place, including roads, electricity, and producing facilities. Westlinks acquired the Sylvan Lake property in September, 1999.



     Since acquiring the property we have modified the facilities and streamlined the operations to prepare for additional development. Westlinks has negotiated a farmin and option agreement on another 640 acres of land adjacent to its holdings. A farmin is an agreement to drill mineral rights owned or leased by another party, in which interests are earned by the party drilling the wells. Westlinks is currently finalizing interpretation of a three dimensional seismic survey that was recently shot over its land. Westlinks drilled and completed a development well in May 2000 which is producing at an average of 100 barrels of oil per day. We have drilled four more successful wells in Sylvan Lake, which are in various stages of completion. Westlinks has identified several additional drilling locations on its lands in Sylvan Lake, including the final location identified in the report by our independent engineers, Grant Trimble Engineering Ltd., and up to four wells which are contingent on drilling success.



RESERVES AND PRESENT VALUE SUMMARY


     The estimated oil and natural gas reserves of Westlinks and the associated estimated present value of estimated future net cash flows have been evaluated in a report as of April 1, 2000 prepared by Grant Trimble Engineering Ltd., independent engineers of Calgary, Alberta. As requested by Westlinks, the Grant Trimble report adopted certain information and findings from two recent reports prepared by another engineering firm, without further review. This permitted a consolidation of reserves and present value for all of Westlinks' holdings at April 1, 2000, including acquisitions in the Mitsue and Sounding Lake areas which closed in May, 2000 and were effective January 1, 2000. Accordingly, various references were made to the reports of the other engineering firm for Sylvan Lake dated September 1, 1999 and Bigoray dated July 1, 1999.


     The following table is based on the Grant Trimble report and shows the estimated share of the remaining oil, natural gas and natural gas liquids attributable to Westlinks and the estimated present value of estimated future net cash flows for these reserves, using constant prices and costs. All estimates of present value of future net cash flows are stated after provision for capital expenditures required to generate such revenues but prior to provision for indirect costs such as general and administrative overhead, income or production taxes, interest expense or abandonment liabilities, and prior to income tax. It should not be assumed that the estimated present values of future net cash flows are representative of the fair market value of the reserves. These recovery and reserve estimates of Westlinks' interests in the described properties are estimates only; the actual reserves in the properties in which we have an interest may be more or less than those calculated. Assumptions and qualifications relating to costs, prices and other matters are summarized in the notes to the following table. The extent and character of the material information supplied by Westlinks including, but not limited to, ownership, well data, production, price, revenues, operating costs and contracts were relied upon by Grant Trimble Engineering Ltd. in preparing the report. In the absence of such information, Grant Trimble Engineering Ltd. relied upon their opinion of reasonable practice in the industry. The Grant Trimble report may be examined at the office of Westlinks located at Suite 700, 703 - 6th Avenue S.W., Calgary, Alberta during normal business hours. All monetary amounts are expressed in Canadian dollars.

 ESTIMATED PETROLEUM AND NATURAL GAS RESERVES AND PRESENT WORTH AS AT APRIL 1,
                                   2000(1)(2)



                                                            RESERVES            PRESENT WORTH -- BEFORE INCOME TAX
                                                        -----------------   -------------------------------------------
CATEGORY                             PRODUCT             GROSS      NET     UNDISC.    10%      12%      15%      20%
--------                             -------            -------   -------   -------   ------   ------   ------   ------
                                                                                                M$
Proved developed                     Crude Oil (Mbbl)   2,617.7   2,203.8   57,424    38,682   36,431   33,569   29,813
                                     Sales Gas (Mmcf)      97.0      69.3       --        --       --       --       --
                                     C5 (Mbbl)             10.8       7.3       --        --       --       --       --
                                     C3 (Mbbl)             14.7      10.3       --        --       --       --       --
                                     ARTC                                      636       481      460      432      393
                                                                            ------    ------   ------   ------   ------
TOTAL Proved developed with ARTC                                            58,060    39,163   36,891   34,001   30,206
                                                                            ======    ======   ======   ======   ======
Total Proved                         Crude Oil (Mbbl)   3,132.9   2,679.7   66,200    43,293   40,531   37,018   32,408
                                     Sales Gas (Mmcf)     795.2     623.3       --        --       --       --       --
                                     C5 (Mbbl)             16.4      11.0       --        --       --       --       --
                                     C3 (Mbbl)             14.7      10.3       --        --       --       --       --
                                     ARTC                                    1,032       802      769      726      665
                                                                            ------    ------   ------   ------   ------
TOTAL Proved with ARTC                                                      67,232    44,095   41,300   37,744   33,072
                                                                            ======    ======   ======   ======   ======


---------------

Notes:

(1) Definitions:

    "ARTC" means the Alberta Royalty Tax Credit.

    "C3" means propane.

    "C5" means condensate.

    "Gross" means the total of Westlinks' working interest share of reserves before deduction of Royalties.

    "Mbbl" means thousands of barrels.

    "Mmcf" means millions of cubic feet.

    "Net" means gross reserves after deduction of Royalties. In order to estimate reserves after giving effect to the deduction of provincial royalties, certain assumptions must be made including forecasts of future prices and production. The net reserves are based on forecasts by Grant Trimble Engineering Ltd. of these and other factors necessary to estimate provincial and other royalties.

    "Oil" means crude oil.

    "Proved oil and gas reserves" are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

     "Proved developed oil and gas reserves" are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included. Only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


     "Royalties" means royalties paid to others. The royalties deducted from the reserves are based on the percentage royalties calculated by applying the applicable royalty rate or formula. In the case of Crown (the federal or provincial governments in Canada) sliding scale royalties which are dependent on selling price, the price forecasts for the individual properties in question have been employed.


     "Sales Gas" means natural gas which is produced for commercial sale.


(2)The commodity prices used in the Grant Trimble report are based on a West Texas Intermediate ("WTI") oil price of US$25.00, at December 31, 1999 adjusted for actual Canadian dollar exchange rates, pipeline charges and quality differences for each well, with that price being held unescalated throughout the term of the report.



     In a report dated October 2, 2000, Grant Trimble Engineering Ltd. revised the Grant Trimble Report at April 1, 2000 to delete the Bigoray and Weyburn area reserves, as the Weyburn assets were sold effective August 1, 2000, and the Bigoray assets are in the process of being sold. The following table sets out Westlinks' estimated petroleum and natural gas reserves and present worth at April 1, 2000. The assumptions and qualifications are the same as the Grant Trimble Report. The revised report may be examined at Westlinks' office located at Suite 700, 703 - 6th Avenue S.W., Calgary, Alberta during normal business hours. All monetary amounts are expressed in Canadian dollars.



 ESTIMATED PETROLEUM AND NATURAL GAS RESERVES AND PRESENT WORTH AS AT APRIL 1,
                                      2000


                           WITHOUT BIGORAY OR WEYBURN



                                                            RESERVES            PRESENT WORTH -- BEFORE INCOME TAX
                                                        -----------------   -------------------------------------------
CATEGORY                             PRODUCT             GROSS      NET     UNDISC.    10%      12%      15%      20%
--------                             -------            -------   -------   -------   ------   ------   ------   ------
                                                                                                M$
Proved developed                     Crude Oil (Mbbl)   2,042.0   1,743.8   43,793    29,041   27,317   25,139   22,305
                                     Sales Gas (Mmcf)      70.0      50.1       --        --       --       --       --
                                     C5 (Mbbl)              7.6       5.1       --        --       --       --       --
                                     ARTC                                      229       163      155      144      130
                                                                            ------    ------   ------   ------   ------
Total Proved developed with ARTC                                            44,022    29,204   27,471   25,283   22,435
                                                                            ======    ======   ======   ======   ======
Total Proved                         Crude Oil (Mbbl)   2,557.2   2,219.8   52,480    33,580   31,347   28,523   24,840
                                     Sales Gas (Mmcf)     696.0     545.2       --        --       --       --       --
                                     C5                    13.1       8.8       --        --       --       --       --
                                     ARTC                                      618       477      457      431      395
                                                                            ------    ------   ------   ------   ------
Total Proved with ARTC                                                      53,098    34,057   31,805   28,954   25,234
                                                                            ======    ======   ======   ======   ======



HISTORICAL RESERVES


     The following table sets out Westlinks' proved oil and gas reserves at December 31, 1999, 1998 and 1997 respectively and the present value at December 31, 1999. The amounts for December 31, 1999 are based upon a report prepared for Westlinks by Grant Trimble Engineering Ltd. at December 31, 1999. Abbreviations and price forecasts are as set out above for the April 1, 2000 report. The monetary amounts are expressed in Canadian dollars. The reserve numbers for December 31, 1998 and 1997 were prepared internally by Westlinks, based upon reserve reports prepared at various dates by independent engineering firms and adjusted for actual production. Present value amounts are not available as it is not feasible to redo such calculations after the fact.


                                                                   DECEMBER 31,
                                                              ----------------------
                                                              1999     1998    1997
                                                              -----    ----    -----
Proved Producing Reserves
  Oil and NGLs (thousands of barrels).......................  1,054    588       560
  Gas (millions of cubic feet)..............................    107    417     2,957
Proved Reserves
  Oil (thousands of barrels)................................  1,539    604       560
  Gas (millions of cubic feet)..............................    617    417     5,873


LAND HOLDINGS


     Westlinks does not have any lands which are separate from the producing properties described above.

PRODUCTION

     The following table summarizes Westlinks' working interest production during the periods indicated.


                                                                                  YEARS ENDED
                                                              SIX MONTHS          DECEMBER 31
                                                                 ENDED        --------------------
                                                             JUNE 30, 2000    1999    1998    1997
                                                             -------------    ----    ----    ----
Oil and NGL's (MBbls)......................................       170          93      86      79
Gas (MMcf).................................................        24          61     220      58
Total (MBOE)...............................................       173         100     108      85
Average Production in BOEPD................................       948         274     296     233


Definitions:

     "BOEPD" means barrels of oil equivalent produced per day.

     "MBOE" means thousands of barrels of oil equivalent, meaning one barrel of oil or one barrel of natural gas liquids or ten mcf of natural gas.

     "MBbls" means thousands of barrels, with respect to production of crude oil or natural gas liquids.

     "MMcf" means millions of cubic feet, with respect to production of natural gas.

     "NGL's" means natural gas liquids, being those hydrocarbon components recovered from raw natural gas as liquids by processing through extraction plants or recovered from field separators, scrubbers or other gathering facilities. These liquids include the hydrocarbon components ethane, propane, butanes and pentanes plus, or a combination thereof.

DRILLING


     For the periods indicated, Westlinks has drilled or participated in the drilling and/or re-entry of seven gross wells (5.13 net wells) as follows:



                                  PERIOD ENDED                YEARS ENDED DECEMBER 31,
                                   OCTOBER 18,     -----------------------------------------------
                                      2000             1999             1998             1997
                                  -------------    -------------    -------------    -------------
                                  GROSS    NET     GROSS    NET     GROSS    NET     GROSS    NET
                                  -----    ----    -----    ----    -----    ----    -----    ----
Oil.............................    7      6.48      0      0.00      0      0.00      0      0.00
Natural Gas.....................    2      1.27      0      0.00      0      0.00      0      0.00
Abandoned.......................    2      1.14      0      0.00      1      0.13      0      0.00
                                   --      ----      --     ----      --     ----      --     ----
Total...........................   11      8.89      0      0.00      1      0.13      0      0.00
                                   ==      ====      ==     ====      ==     ====      ==     ====


---------------

Notes:

(1) "Gross" wells means the number of whole wells.

(2) "Net" wells means Westlinks' working interest in the gross wells.

CAPITAL EXPENDITURES

     The following table summarizes the capital expenditures made by Westlinks during the periods indicated, expressed in Canadian dollars:


                                                          SIX MONTHS      YEARS ENDED DECEMBER 31,
                                                        ENDED JUNE 30,    -------------------------
                                                             2000          1999      1998     1997
                                                        --------------    -------    -----    -----
                                                                      (IN THOUSANDS)
Land................................................       $11,721        $2,659     $244     $500
Drilling (exploration and development)..............         1,808           341       27       50
Seismic.............................................           185            17       --       --
Facilities..........................................         1,400           728        4       --
Miscellaneous.......................................             3            24        2       34
                                                           -------        ------     ----     ----
Total...............................................       $15,117        $3,769     $277     $584
                                                           =======        ======     ====     ====


OIL AND GAS WELLS


     The following table summarizes Westlinks' interest in producing and non-producing oil and gas wells as at July 31, 2000:



                                                                                  NON-PRODUCING
                                                                                OIL AND GAS WELLS
                                                 PRODUCING       PRODUCING         CAPABLE OF
                                                 OIL WELLS       GAS WELLS         PRODUCTION
                                               -------------    ------------    -----------------
ALBERTA                                        GROSS    NET     GROSS    NET      GROSS      NET
-------                                        -----    ----    -----    ---    ---------    ----
Bigoray......................................    5       4.4      0       0         0         0.0
Mitsue.......................................    3       2.7      0       0         2        1.88
Sounding Lake East...........................    8       7.9      0       0         0         0.0
Sounding Lake West...........................   26      12.4      0       0         0         0.0
Sounding Lake North..........................   10       8.5      0       0         0         0.0
Sylvan Lake..................................    4       3.8      0       0         0         0.0
                                                --      ----      --      --        --       ----
TOTAL WELLS..................................   56      39.7      0       0         2        1.88
                                                ==      ====      ==      ==        ==       ====
TOTAL WELLS WITHOUT BIGORAY..................   51      35.3      0       0         2        1.88
                                                ==      ====      ==      ==        ==       ====


EMPLOYEES


     At October 18, 2000, we employed eight people in our head office. The field operations are handled by an independent contract operator.


COMPETITION

     The petroleum industry is highly competitive. Westlinks competes with numerous other participants in the acquisition of oil and gas leases and properties, and the recruitment of employees. Any company can make acquisitions and bid on provincial leases in Alberta. Competitors include oil companies which have greater financial resources, staff and facilities than those of Westlinks. Our ability to increase reserves in the future will depend not only on our ability to develop existing properties, but also on our ability to select and acquire suitable additional producing properties or prospects for drilling. We also compete with numerous other companies in the marketing of oil. Competitive factors in the distribution and marketing of oil include price and methods and reliability of delivery.

OFFICE FACILITIES


     Westlinks currently leases 6,518 square feet of office space at Suite 700, 703 - 6th Avenue S.W. in Calgary, Alberta in a lease which commenced September 1, 2000. The lease has a five year term and the annual rental is $10.00 per square foot plus annual operating costs which are currently $7.27 per square foot.

GOVERNMENT REGULATION IN CANADA

     The oil and natural gas industry is subject to extensive controls and regulations governing its operations, including land tenure, exploration, development, production, refining, transportation and marketing, imposed by legislation enacted by various levels of government and with respect to pricing and taxation of oil and natural gas by agreements among the governments of Canada, Alberta, Saskatchewan and British Columbia, all of which should be carefully considered by investors in the Canadian oil and gas industry. It is not expected that any of these controls or regulations will affect the operations of Westlinks in a manner materially different from how they would affect other oil and gas companies of similar size operating in Western Canada. All current legislation is a matter of public record and Westlinks is unable to predict what additional legislation or amendments may be enacted. Outlined below are some of the principal aspects of legislation, regulations and agreements governing the oil and gas industry.

Pricing and Marketing -- Oil and Natural Gas


     The producers of oil are entitled to negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil. Such price depends in part on oil quality, prices of competing oils, distance to market, the value of refined products and the supply/demand balance. Oil exporters are also entitled to enter into export contracts with terms not exceeding one year in the case of light crude oil and two years in the case of heavy crude oil, provided that an order approving such export has been obtained from the National Energy Board of Canada, or NEB. Any oil export to be made pursuant to a contract of longer duration, to a maximum of 25 years, requires an exporter to obtain an export licence from the NEB and the issuance of such licence requires the approval of the Governor in Council. In addition, the prorationing of capacity on the interprovincial pipeline systems continues to limit oil exports.



     The price of natural gas is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada. Exporters are free to negotiate prices with purchasers, provided that the export contracts meet certain other criteria prescribed by the NEB and the Government of Canada. Natural gas exports for a term of less than two years or for a term of two to twenty years, in quantities of not more than 30,000 m(3)/day, must be made pursuant to an NEB order. Any natural gas export to be made pursuant to a contract of longer duration, up to a maximum of 25 years, or a larger quantity, requires an exporter to obtain an export licence from the NEB and the issuance of such licence requires the approval of the Governor in Council.


     The governments of British Columbia, Alberta and Saskatchewan also regulate the volume of natural gas which may be removed from those provinces for consumption elsewhere based on such factors as reserve ability, transportation arrangements and market considerations.


The North American Free Trade Agreement


     The North American Free Trade Agreement, or NAFTA, entered into among the governments of Canada, United States of America and Mexico became effective on January 1, 1994. NAFTA carries forward most of the material energy terms that are contained in the Canada - United States Free Trade Agreement. Canada continues to remain free to determine whether exports of energy resources to the United States or Mexico will be allowed, provided that any export restrictions do not:

     - reduce the proportion of energy resources exported relative to domestic use (based upon the proportion prevailing in the most recent 36 month period);

     -  impose an export price higher than the domestic price; or

     -  disrupt normal channels of supply.

     All three countries are prohibited from imposing minimum export or import price requirements.

     NAFTA contemplates the reduction of Mexican restrictive trade practices in the energy sector and prohibits discriminatory border restrictions and export taxes. The agreement also contemplates clearer disciplines on regulators to ensure fair implementation of any regulatory changes and to minimize disruption of contractual arrangements, which is important for Canadian natural gas exports.

Provincial Royalties and Incentives

     In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of crude oil, natural gas liquids, sulphur and natural gas production. Royalties payable on production from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee, although production from such lands is subject to certain provincial taxes and royalties. Crown royalties are determined by governmental regulation and are generally calculated as a percentage of the value of the gross production. The rate of royalties payable generally depends in part on prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

     From time to time the governments of the western Canadian provinces create incentive programs for exploration and development. Such programs often provide for royalty rate reductions, royalty holidays and tax credits, and are generally introduced when commodity prices are low. The programs are designed to encourage exploration and development activity by improving earnings and cash flow within the industry.

     In the Province of Alberta, a producer of oil or natural gas is entitled to a credit against the royalties payable to the Crown by virtue of the Alberta royalty tax credit or, ARTC program. The ARTC rate is based on a price sensitive formula and the ARTC rate varies between 75% at prices at and below $100 per thousand cubic metres and 25% at prices at and above $210 per thousand cubic metres. The ARTC rate is applied to a maximum of $2,000,000 of Alberta Crown royalties payable for each producer or associated group of producers. Crown royalties on production from producing properties acquired from a corporation claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate will be established quarterly based on the average "par price", as determined by the Alberta Department of Energy for the previous quarterly period.

     On December 22, 1997, the Alberta government announced that it was conducting a review of the ARTC program with the objective of setting out better targeted objectives for a smaller program and to deal with administrative difficulties. On August 30, 1999, the Alberta government announced that it would not be reducing the size of the program but that it would introduce new rules to reduce the number of persons who qualify for the program. The new rules will preclude companies that pay less than $10,000 in royalties per year and non-corporate entities from qualifying for the program. Such rules will not presently preclude Westlinks from being eligible for the ARTC program.

     Crude oil and natural gas royalty holidays for specific wells and royalty reductions reduce the amount of Crown royalties paid by Westlinks to the provincial governments. In general, the ARTC program provides a rebate on Alberta Crown royalties paid in respect of eligible producing properties.

Land Tenure

     Crude oil and natural gas located in the western provinces is owned predominantly by the respective provincial governments. Provincial governments grant rights to explore for and produce oil and natural gas pursuant to leases, licences and permits for varying terms from two years and on conditions set forth in provincial legislation including requirements to perform specific work or make payments. Oil and natural gas located in such provinces can also be privately owned and rights to explore for and produce such oil and natural gas are granted by lease on such terms and conditions as may be negotiated.

Environmental Regulation

     The oil and natural gas industry is currently subject to environmental regulations pursuant to a variety of provincial and federal legislation. Such legislation provides for restrictions and prohibitions on the release or emission of various substances produced in association with certain oil and gas industry operations. In addition, such legislation requires that well and facility sites be abandoned and reclaimed to the satisfaction of provincial authorities. Compliance with such legislation can require significant expenditures and a breach of such requirements may result in suspension or revocation of necessary licenses and authorizations, civil liability for pollution damage and the imposition of material fines and penalties.


     Environmental legislation in the Province of Alberta has been consolidated into the Environmental Protection and Enhancement Act, or EPEA, which came into force on September 1, 1993. The EPEA imposes stricter environmental standards, requires more stringent compliance, reporting and monitoring obligations and significantly increases penalties for violations. Westlinks is committed to meeting its responsibilities to protect the environment wherever it operates and anticipates making increased expenditures of both a capital and expense nature as a result of the increasingly stringent laws relating to the protection of the environment and will be taking such steps as required to ensure compliance with the EPEA and similar legislation in other jurisdictions in which it operates. Westlinks believes that it is in material compliance with applicable environmental laws and regulations. Westlinks also believes that it is reasonably likely that the trend towards stricter standards in environmental legislation and regulation will continue.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The directors and executive officers of Westlinks are:



NAME                                   AGE    POSITION WITH WESTLINKS
----                                   ---    -----------------------
Peter R. Sekera                        45     Director, President and Chief Executive Officer
Edward C. McFeely                      45     Director, Executive Vice-President and Chief Operating
                                              Officer
Thomas J. Jacobsen                     65     Director and Vice-Chairman
H.S. (Scobey) Hartley                  68     Director
Norman J. MacKenzie                    55     Director
Norman W.G. Wallace                    62     Director
Lynn W. Thurlow                        46     Vice-President, Finance and Chief Financial Officer
Marcia L. Johnston                     52     Secretary



     Peter R. Sekera. Mr. Sekera has been our Chief Executive Officer and a director since Westlinks' amalgamation on June 30, 1998 and was also Chief Executive Officer and a director of Westlinks' predecessor, Temba Resources Ltd., from its incorporation in July, 1996. During that time he has also held the offices of either Chairman or President, and has been President since October, 1999. Prior to joining Westlinks, Mr. Sekera was a financial consultant to the oil industry from July, 1994 through June, 1996, and served as Manager, Planning and Development, of Wascana Energy Inc. from September, 1991 to July, 1994, and the Manager of Corporate Finance at the Toronto-Dominion Bank from September, 1981 to September, 1991. He earned a Bachelor of Science degree from the University of Waterloo in 1976, and received his certification under the Directors and Officers section of the Canadian Securities Institute. His 24 years of experience in the Canadian oil and gas industry encompasses oil and gas reserve evaluation and financial planning.



     Edward C. McFeely. Mr. McFeely has been a director of Westlinks since its amalgamation in June, 1998. He served as Vice-President, Engineering from October, 1998 to May, 1999 and as Executive Vice-President of Engineering from October, 1999 to October, 2000. He is currently our Executive Vice-President and Chief Operating Officer. Mr. McFeely was an independent engineering consultant from July, 1996 to October, 1998, and his previous experience includes President and CEO of Prize Energy Inc. from December, 1993 to June, 1996. He received a Bachelor of Science degree in Petroleum Engineering from the University of Alberta in 1980 and is a Professional Engineer with a membership in the Association of Professional Engineers, Geologists and Geophysicists of Alberta.



     Thomas J. Jacobsen. Mr. Jacobsen joined Westlinks as a director in February, 1999, and was appointed Executive Vice-President of Operations in October, 1999. In October, 2000 he resigned from this position and was appointed the Vice-Chairman of the Board of Directors. He was also appointed President of a U.S. subsidiary to be created, Westlinks Inc. As President of Westlinks Inc., Mr. Jacobsen will review oil and gas opportunities in the United States. Through his company, Wells Gray Resort & Resources Ltd., Westlinks has also granted him a consulting contract through April 15, 2001; pursuant to which Mr. Jacobsen will be in charge of Westlinks' drilling, completion and equipping projects. His more than 40 years of experience in the oil and gas industry in Alberta and Saskatchewan includes serving as the President and CEO of Niaski Environmental Inc. from November, 1996 to February, 1999; President and CEO of International Pedco Energy Corporation from September, 1993 to February, 1996, and President of International Colin Energy Corporation from October, 1987 to June, 1993. Mr. Jacobsen currently serves as a director of Niaski Environmental Inc., a company listed on the Canadian Venture Exchange. Niaski has made a proposal to its creditors under the Bankruptcy and Insolvency Act (Canada). The proposal has been approved by the creditors but has not yet been funded and completed.


     H.S. (Scobey) Hartley. Mr. Hartley was appointed a director of Westlinks in May, 2000. He has been Chairman of Prism Petroleum Ltd. since January, 1997 and was formerly the President of Prism Petroleum Ltd. and a predecessor company from December, 1990 through December, 1996. Mr. Hartley has also served as the President of Faster Oilfield Services since June, 1995, and was the President of Cayenne Energy Corp. from 1990 through 1996. He received a Bachelor of Science degree in Geology from Texas Tech University in 1956.


     Norman J. Mackenzie. Mr. Mackenzie was elected a director of Westlinks in May, 2000. He has been Chairman of Raptor Capital Corporation since January, 1998 and was the President from December, 1996 until January, 1998. He has also been President of Normac Investments Inc. since 1989. Mr. Mackenzie has over 25 years experience in the domestic and international energy industry, including President of Sunningdale Oil (Abu Dhabi) Ltd.; President of Scarboro Resources Limited; Chairman of Braco Resources Ltd., and Co-Chairman of Scimitar Hydrocarbons Corp. He received a Bachelor of Arts degree in Politics and Law from the University of Cape Town in 1992.


     Norman W.G. Wallace. Mr. Wallace was elected a director of Westlinks in May, 2000. He has been the owner of Wallace Construction Specialties Ltd. since 1972. Mr. Wallace received a Bachelor of Commerce degree from the University of Saskatchewan in 1968.

     Lynn W. Thurlow. Mr. Thurlow joined Westlinks as Vice-President, Finance and Chief Financial Officer in November, 1999, after being retained as a financial consultant to Westlinks in October, 1999. Previously he served as Vice-President, Finance and CFO of Telebackup Systems Inc. from March, 1996 to June, 1999; Vice-President, Finance and CFO of International Pedco Energy Corporation from 1993 to February, 1996, and Controller of International Colin Energy Corporation from 1990 to 1993. Mr. Thurlow received a Bachelor of Commerce degree from the University of Alberta in 1979. He articled with Coopers and Lybrand Chartered Accountants and obtained his Chartered Accountant designation in 1983.


     Marcia L. Johnston. Ms. Johnston was appointed Secretary of Westlinks in September, 1999 and has served as our corporate counsel since February, 1999. She has been a partner in the Calgary office of the national Canadian law firm of Gowling Lafleur Henderson LLP since April 2000 and previously was a partner of Johnston Robinson Clark Anderson and predecessor firms since 1986. She was admitted to the practice of law in the Province of Alberta in 1985 and in the State of Kansas in 1974. She earned a Bachelor of Arts degree in 1971 and Juris Doctor degree in 1973 from Washburn University. Ms. Johnston is also Secretary of Niaski Environmental Inc., a company listed on the Canadian Venture Exchange. Niaski Environmental Inc. has made a proposal to its creditors under the Bankruptcy and Insolvency Act (Canada). The proposal has been approved by the creditors but has not yet been funded and completed.


BOARD OF DIRECTORS

     Westlinks is authorized to have a board of at least three directors and no more than ten. We currently have six directors. Our directors are elected for a term of about one year, from annual meeting to annual meeting, or until an earlier resignation, death or removal. Each officer serves at the discretion of the board or until an earlier resignation or death. There are no family relationships among any of our directors or officers.

Alberta corporate law requires that we have at least two independent outside directors who are not officers or employees of Westlinks.

     Currently our directors do not receive any fees or remuneration for being directors of Westlinks, but we will reimburse actual and reasonable out of pocket expenses incurred for attending board and committee meetings. Directors are eligible to receive stock options granted by our board.

COMMITTEES OF THE BOARD OF DIRECTORS

     Westlinks' Board of Directors currently has an audit committee, a compensation committee and an environmental and safety committee.

     Audit Committee. Our audit committee consists of Mr. MacKenzie, Mr. Hartley and Mr. Sekera, two of whom are independent. The audit committee reviews in detail and recommends approval of the full board of our annual and quarterly financial statements; recommends approval of the remuneration of our auditors to the full board; reviews the scope of the audit procedures and the final audit report with the auditors, and reviews our overall accounting practices and procedures and internal controls with the auditors.

     Compensation Committee. Our compensation committee consists of Mr. Hartley, Mr. Wallace and Mr. Sekera. The compensation committee recommends approval to the full board of the compensation of the Chief Executive Officer, the annual compensation budget for all other employees, bonuses, grants of stock options and any changes to our benefit plans.

     Environmental and Safety Committee. Our environmental and safety committee consists of Mr. Wallace, Mr. MacKenzie and Mr. McFeely. The environmental and safety committee determines the scope and frequency of periodic reports to the board concerning environmental and safety issues in our operations.

                             EXECUTIVE COMPENSATION

     The following table sets forth the remuneration of our Chief Executive Officer for the years indicated. All monetary amounts are in Canadian dollars.

COMPENSATION SUMMARY



                                                                                    LONG-TERM COMPENSATION
                                                                             AWARDS               PAYOUTS
                                                                    SECURITIES
                                                                      UNDER       RESTRICTED
                                                                     OPTIONS/     SHARES OR
                                                                       SARS       RESTRICTED       LTIP         ALL OTHER
NAME AND PRINCIPAL               SALARY      BONUS                   GRANTED        SHARE         PAYOUTS      COMPENSATION
POSITION                           ($)        ($)      SEVERANCE      (#)(1)      UNITS (%)         ($)            ($)
Peter R. Sekera......    1999    $74,000    $50,000          --      100,000          0%           $nil            $732
Chairman (now            1998    $72,000         --          --       80,000          0%           $nil            $732
President) and CEO       1997    $18,000    $50,000          --       35,000          0%           $nil              --
Thomas S. Bamford....    1999    $60,000         --     $72,787           --          0%           $nil            $460
President                1998    $76,000    $10,000          --       77,000          0%           $nil            $460
                         1997    $18,000    $50,000          --       35,000          0%           $nil              --



Note:



(1)In 1998, Mr. Sekera and Mr. Bamford had also been granted options in our predecessor, Temba Resources Ltd., which were cancelled on the amalgamation.

Management Contracts


     Westlinks has no management or employment contracts with its officers. Westlinks has entered into a consulting agreement with Wells Gray Resort & Resources Ltd. through April 15, 2001; under which Thomas J. Jacobsen will be in charge of Westlinks' drilling, completion and equipping projects, for consulting fees of $8,333 per month.


Stock Options

     Westlinks grants stock options from time to time to its directors, officers, key employees, and consultants. The terms and conditions of the options, in accordance with resolutions of our board of directors and the policies of the Canadian Venture Exchange, will not exceed a term of five years. The option price may be at a discount to market price, which discount will not, in any event, exceed that permitted by any stock exchange on which our shares are listed for trading.

     Ten percent of Westlinks shares of issued and outstanding common stock from time to time are reserved for issuance pursuant to stock options. The aggregate number of shares reserved for issuance under option grants, together with any other employee stock option plans, options for services and employee stock purchase plans, will not exceed ten percent of the issued and outstanding shares of common stock. In addition, the aggregate number of shares so reserved for issuance to any one person shall not exceed five percent of the issued and outstanding shares of common stock.

     If an optionee ceases to be eligible due to the loss of corporate office or employment for any reason other than death, the option terminates not later than 90 days after the loss of such corporate office; provided that in the event of termination of employment for cause, the board of directors may resolve that the option shall terminate on the date of such termination. Option agreements also provide that estates of deceased participants can exercise their options for a period not exceeding one year following death.

Stock Options Granted During the Most Recently Completed Financial Year

     The following table discloses the grants of options to purchase or acquire shares of common stock to our executive officers during the fiscal year ended December 31, 1999. All monetary amounts are in Canadian dollars.

            OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1999


                                   NUMBER
                                     OF           % OF TOTAL
                                 SECURITIES         OPTIONS                        UNEXERCISED
                                   UNDER          GRANTED TO                        OPTIONS AT
                                  OPTIONS        EMPLOYEES IN       EXERCISE       DECEMBER 31,
                                  GRANTED          FY ENDED           PRICE            1999             EXPIRATION
NAME                                (#)          DEC. 31, 1999      ($/SHARE)          (#)                 DATE
Peter R. Sekera............       100,000            38.4%            $1.00          100,000         November 1, 2004
Edward C. McFeely..........        80,000            30.8%            $1.00           80,000         November 1, 2004
Thomas J. Jacobsen.........        80,000            30.8%            $1.00           80,000         November 1, 2004

     A total of 260,000 options were granted to employees by Westlinks during the fiscal year ended December 31, 1999.

Aggregated Option Exercises During the Most Recently Completed Financial Year and Financial Year End Option Values

     The following table sets forth the aggregate of options exercised by our executive officers during the year ended December 31, 1999 and the financial 1999 year-end values for options granted to the executive officers. All monetary amounts are in Canadian dollars.



                                                                                                        VALUE OF
                                                                                                      UNEXERCISED
                                                                                                  IN-THE-MONEY OPTIONS
                                                                              UNEXERCISED              AT FY-END
                                                                           OPTIONS AT FY-END          EXERCISABLE/
                                    SECURITIES        AGGREGATE VALUE        EXERCISABLE/          UNEXERCISABLE ($)
NAME                               EXERCISED (#)       REALIZED ($)        UNEXERCISABLE (#)              (1)
Peter R. Sekera..............         80,000              $32,000               100,000                   $0/0
Edward C. McFeely............         20,000              $ 8,000                80,000                   $0/0
Thomas J. Jacobson...........             --                   --                80,000                   $0/0
Thomas S. Bamford............         77,000              $30,800                    --                     --
Cheryl L. McCaughlan.........         20,000              $ 8,000                    --                     --


(1) The closing price of our shares of common stock on the Canadian Venture Exchange on the last trading day in December, 1999 was $1.00.

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     None of Westlinks' directors or executive officers, nor any person who beneficially owns directly or indirectly or exercises control or direction over securities carrying more than 5% of the voting rights attaching to our shares of common stock, nor any known associate or affiliate of these persons had any material interest, direct or indirect in any transaction since the January 1, 1997 which has materially affected Westlinks, or in any proposed transaction which will materially affect Westlinks, except as follows:

ACQUISITION OF 759795 ALBERTA LTD.


     In August, 1999, Westlinks acquired 759795 Alberta Ltd. from Wells Gray Resort & Resources Ltd. for cash consideration of $400,000. Wells Gray Resort & Resources Ltd. is wholly owned by Thomas J. Jacobsen. At the time of the acquisition, Mr. Jacobsen was an outside independent director of Westlinks. 759795 Alberta held all of the oil and gas interests and expertise of Wells Gray Resort & Resources Ltd., including the services of Thomas J. Jacobsen. 759795 Alberta also had the option to acquire any oil and gas acquisition offer made through Wells Gray Resort & Resources Ltd. At the time of the acquisition by Westlinks, there were several such outstanding offers, including the accepted offer for the Bigoray acquisition discussed above.


PRIVATE PLACEMENT


     Between September 27 and December 16, 1999 we sold an aggregate of 1,175,000 shares of common stock at $1.00 per share as a private placement to 19 residents of Alberta, Canada. Our directors and officers and their spouses purchased 665,000 shares of common stock, being 57% of the private placement.


LOANS TO OFFICERS AND DIRECTORS


     On February 16, 2000, Westlinks loaned an aggregate of $390,000 to its then officers and directors to exercise outstanding stock options at $1.00 per share. The loans were without interest, payable in full on or before December 31, 2000 and secured by the stock purchased with the proceeds. The loans have all been repaid. The following table sets out the names and positions with Westlinks of the borrowers, the amount of the loans and the number of shares purchased with the proceeds.




                                                          LOAN AMOUNT      FINANCIALLY ASSISTED
NAME AND PRINCIPAL POSITION                                   ($)          SECURITIES PURCHASED
Peter R. Sekera.....................................        100,000        100,000 common shares
President and CEO and Director
Edward C. McFeely...................................         80,000         80,000 common shares
Executive V-P, Engineering and Director
Thomas J. Jacobsen..................................         80,000         80,000 common shares
Executive V-P, Operations and Director
Dale N. Fisher......................................         20,000         20,000 common shares
Former Director
Thomas S. Bamford...................................         20,000         20,000 common shares
Former Director
Lynn W. Thurlow.....................................         50,000         50,000 common shares
V-P Finance
Marcia L. Johnston..................................         40,000         40,000 common shares
Secretary

PRIVATE STOCK OPTIONS


     John P. McGrain, holder of over 5% of our outstanding common stock, was granted options by Westlinks' officers and directors to purchase an aggregate of 500,000 shares of common stock at a price of US $1.50 per share. The options were granted March 15, 2000 and expire October 31, 2000. For administrative convenience, the shares underlying the options were transferred by the directors and officers into a holding company, 855710 Alberta Ltd., which granted the options to Mr. McGrain. At October 18, 2000, Mr. McGrain had exercised options to purchase 296,000 shares of common stock, of which he retains 167,300 shares. Upon successful completion of this offering, Westlinks directors and officers have verbally agreed to grant Mr. McGrain options to purchase an additional 500,000 shares of common stock, at an exercise price equal to the exercise price of the warrants issued under this prospectus.


PRIVATE LOAN


     On June 5, 2000, Westlinks borrowed US$1,550,000 from six private investors, including US$925,000 from Patrick Williams Advisors, a partnership, in which John P. McGrain is a 50% partner. The lenders receive interest at the rate of 12% per annum. Westlinks also granted the lenders a set-up fee of US$50,000, of which Patrick Williams Advisors received US$30,833. Westlinks issued a total of 150,000 warrants to the lenders, including 92,500 warrants to Patrick Williams Advisors. On October 2, 2000, the loans were repaid in full and all of the warrants were exercised at the exercise price of US$4.00 per share.



PRIVATE PLACEMENT



     During 2000 we purchased 2,500,000 shares of common stock of Raptor Capital Corporation plus warrants to purchase 1,250,000 Raptor shares at an exercise price of $0.15 per share, for aggregate consideration of $250,000. Norman J. Mackenzie, one of our directors, is Chairman of Raptor.



CONSULTING AGREEMENT



     Westlinks has entered into a Consulting Agreement at October 13, 2000, with Wells Gray Resort & Resources Ltd. through April 15, 2000. Under the contract Thomas J. Jacobson will be in charge of Westlinks' drilling, completion and equipping projects, for consulting fees of $8,333 per month.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information regarding beneficial ownership of our common stock as of October 19, 2000, by:


     - each person who is known by Westlinks to beneficially own more than 5% of our outstanding common stock;

     -  each of our executive officers and directors; and

     -  all executive officers and directors as a group.


     Shares of common stock not outstanding but deemed beneficially owned because an individual has the right to acquire the shares of common stock within 60 days are treated as outstanding when determining the amount and percentage of common stock owned by that individual and by all directors and executive officers as a group.



                                                                                 PERCENTAGE OF
                                                               NUMBER OF       SHARES OUTSTANDING
                                                                 SHARES       --------------------
                                                              BENEFICIALLY     BEFORE      AFTER
                                                                 OWNED        OFFERING    OFFERING
                                                              ------------    --------    --------
Peter R. Sekera(1)(2).......................................     672,100       14.34       11.82
Edward C. McFeely(1)(2).....................................     758,680       16.25       13.39
Thomas J. Jacobsen(1)(2)....................................     435,000        9.32        7.68
H.S. (Scobey) Hartley(1)(2).................................      21,500        0.47        0.38
Norman J. Mackenzie(1)(2)...................................      20,000        0.43        0.36
Norman W.G. Wallace(1)(2)...................................      20,000        0.43        0.36
Lynn W. Thurlow(1)(2).......................................      60,000        1.30        1.07
Marcia L. Johnston(1)(2)....................................      18,000        0.39        0.32
All directors and executive officers as a group (eight
  persons)..................................................   2,005,280       40.57       33.74
John P. McGrain(1)(3)(4)....................................     463,800        9.69        8.02
Thomas S. Bamford(1)........................................     347,300        7.58        6.22


---------------

Notes:


(1) The address of each officer and director is Suite 700, 703 - 6th Avenue S.W., Calgary, Alberta, Canada T2P 0T9. The address of Mr. McGrain is 1000 East Cordova, Pasadena, California 91106. The address of Mr. Bamford is #907, 727 - 6th Avenue S.W., Calgary, Alberta T2P 0V1.


(2) In the foregoing table, the common stock beneficially owned by:


     - Mr. Sekera includes stock options to purchase 105,000 common shares at an exercise price of $6.15.



     - Mr. McFeely includes stock options to purchase 85,000 common shares at an exercise price of $6.15, 102,500 shares held by his wife and 100,000 shares held by Cormorant Resources Ltd.



     - Mr. Jacobsen includes stock options to purchase 85,000 common shares at an exercise price of $6.15, 60,000 shares held by his wife and children, as to which he disclaims beneficial ownership or control, and the balance of 290,000 shares are held by Wells Gray Resort & Resources Ltd.



     - Mr. Hartley includes stock options to purchase 20,000 common shares at an exercise price of $6.15.



     - Mr. Mackenzie consists of stock options to purchase 20,000 common shares at an exercise price of $6.15.



     - Mr. Wallace consists of stock options to purchase 20,000 common shares at an exercise price of $6.15.



     - Mr. Thurlow includes stock options to purchase 25,000 common shares at an exercise price of $6.15, 10,000 shares held by his wife, as to which he disclaims beneficial ownership or control.



     - Ms. Johnston consists of 18,000 shares held by her husband, as to which she disclaims beneficial ownership or control.

(3)In the foregoing table, the common stock beneficially owned by Mr. McGrain includes 70,000 shares held by Patrick Williams Advisors, of which Mr. McGrain is a 50% partner, and outstanding options to purchase 204,000 shares from 855710 Alberta Ltd. through October 31, 2000, at an exercise price per share of US$1.50.


(4) The directors and officers have verbally agreed upon successful completion at this offering to privately grant Mr. McGrain options to purchase from them an additional 500,000 shares of common stock at an exercise price equal to the exercise price of the warrants issued in the offering.

                           DESCRIPTION OF SECURITIES


     The authorized capital stock of Westlinks consists of an unlimited number of shares of common stock and an unlimited number of shares of preferred stock without nominal or par value. The preferred stock may be issued in one or more series as determined by the board of directors.


COMMON STOCK

     Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote, except matters which are required to be voted on as a particular class or series of stock. Cumulative voting for directors is not permitted.


     Holders of outstanding shares of common stock are entitled to those dividends declared by the board of directors out of legally available funds. In the event of liquidation, dissolution or winding up of the affairs of Westlinks, holders of common stock are entitled to receive, pro rata, the net assets of Westlinks available after provision has been made for the preferential rights of the holders of preferred stock. Holders of outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of common stock are, and all unissued shares of common stock, when offered and sold will be, duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.


NORMAL COURSE ISSUER BID


     In December, 1999, Westlinks filed a notice to purchase up to 195,782 of its shares of common stock through the facilities of the Canadian Venture Exchange and in accordance with the by-laws and rules of the Canadian Venture Exchange on or before December 16, 2000. Through October 18, 2000, no shares were purchased by Westlinks and no shares will be purchased until at least 90 days after the effective date of this prospectus. No proceeds from this offering will be used to purchase shares.


PREFERRED STOCK

     Our board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, unissued shares of preferred stock with such dividends, redemption, conversion and exchange provisions as may be provided by the board of directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the common stock.

     The rights of the holders of common stock will be subject to and may be adversely affected by the rights of the holders of any preferred stock that we may issue in the future. Our issuance of a new series of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from acquiring, the outstanding shares of common stock of Westlinks and make removal of the board of directors more difficult. No shares of preferred stock are currently issued and outstanding and Westlinks has no current plans to issue any shares of preferred stock.

WARRANTS


     Each of the 1,000,000 warrants being offered hereunder entitles the holder
to purchase one share of common stock at an exercise price of US$   --   for a
period of six months from the date of this prospectus. The warrants will be issued under the terms of a warrant trust indenture between Westlinks and Montreal Trust Company of Canada, as trustee for the warrant holders. Westlinks has authorized and reserved for issuance the shares of common stock issuable on exercise of the warrants. If the underwriter's over-allotment option relating to the warrants is exercised, up to an additional 150,000 warrants may be issued.


     The warrant exercise price and the number of shares of common stock that may be purchased upon exercise of the warrants are subject to adjustment in the event of:

     -  a stock dividend on the common stock;

     -  a subdivision of the common stock;

     -  a split of the common stock;

     -  a reorganization of the common stock; or

     -  a merger of Westlinks with or into another corporation.


     - a sale of common stock at a price which is discounted greater than 10% to the market price at the time the company approves the sale.



     We may obtain gross proceeds of up to US$5,250,000 from exercise of warrants, or US$6,037,500 if the over-allotment option is exercised. The net proceeds from any exercise of the warrants will be added to our general working capital. Our management will have broad discretion in the application of the proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.



     Westlinks must have on file a current registration statement with the SEC pertaining to the common stock underlying the warrants for a holder to exercise the warrants. In the absence of an exemption, shares of common stock underlying the warrants must also be registered or qualified for sale under the securities laws of the states in which the warrant holders reside. We intend to use our best efforts to keep the registration statement incorporating this prospectus current. If the registration statement covering the underlying common stock is not kept current, or if the common stock underlying the warrants is not registered or qualified for sale in the state in which a warrantholder resides, the warrants may not be exercised.


     The warrants do not confer upon the warrant holder any voting or other rights of a stockholder of Westlinks.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Future sales of substantial amounts of our common stock in the public market, in either Canada or the United States, or even the perception that such sales could occur, could adversely affect the market price for our common stock and could impair our future ability to raise capital through an offering of our equity securities.



     Upon completion of this offering, we will have outstanding an aggregate of 5,582,639 shares of common stock, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options. Of these shares, the 1,000,000 shares sold in this offering and the 150,000 shares registered for resale simultaneously will be freely tradeable, in Canada, without restrictions imposed by applicable securities laws.



     All of our officers, directors and holders of more than 10% of our outstanding common stock have agreed not to sell, transfer, offer or otherwise dispose of, directly or indirectly, any of their shares for a period of six months after the date of this prospectus, except with consent of the underwriters. Subject to this agreement, the 532,000 shares of our common stock outstanding on the date of this prospectus will be come freely tradeable in Canada on the dates indicated:



     - 317,000 shares on October 20, 2000;



     - 125,000 shares on October 26, 2000;



     - 50,000 shares on December 16, 2000; and



     - 40,000 shares on January 20, 2001.



     In addition, the 1,000,000 shares of common stock issuable upon the exercise of the warrants offered by this prospectus, which are immediately exercisable, may be resold in the United States and Canada by persons other than our affiliates immediately upon issuance. The 200,000 shares of common stock issuable at any time between one and four years from the date of this prospectus upon the exercise of the underwriters' option will also be eligible for immediate resale in Canada, and in the United States by persons who are not affiliates of Westlinks.



     We intend to register the shares of our common stock issuable pursuant to our stock option plan shortly after the effective date of this offering. There are currently outstanding under the plan options to purchase 443,000 shares, all of which would be eligible for immediate resale in Canada, and in the United States by persons who are not affiliates of Westlinks.



     Our affiliates may reoffer and resell shares of our common stock in Canada, in accordance with the foregoing, provided that such shares are offered and sold by them pursuant to Rule 903 of Regulation S under the Securities Act and that at the time the CDNX continues to be the principal market for our common stock.


                               LEGAL PROCEEDINGS

     There is no material litigation pending against Westlinks.

                                  UNDERWRITING


     Subject to the terms and conditions of the underwriting agreement, Prima Terra Capital, Division of Merit Capital Associates Inc., and Spencer Edwards, Inc. have agreed to purchase 1,000,000 shares of common stock and 1,000,000 warrants from Westlinks. The underwriters will purchase these securities at the price to public less underwriting discounts set forth on the cover page of this prospectus.



     If any shares and warrants are purchased, the underwriters are committed to purchase all of the 1,000,000 shares and 1,000,000 warrants offered by this prospectus, but not the 150,000 shares and 150,000 warrants subject to the over-allotment option.



     The underwriters of this offering named below, for whom Merit Capital Associates, Inc. and Spencer Edwards, Inc. are acting as representatives, have severally agreed with us, subject to the terms and conditions of the underwriting agreement, to purchase from us the aggregate number of shares of common stock and warrants set forth opposite their respective names below.



                                                               NUMBER OF
                                                              SHARES AND
                        UNDERWRITER                            WARRANTS
                        -----------                           -----------
Merit Capital Associates, Inc...............................  $   --
Spencer Edwards, Inc........................................      --
                                                              -----------
     Total..................................................      --
                                                              ===========



     The underwriting agreement provides that the obligations of the underwriters are subject to approval of certain legal matters by counsel and to various other conditions. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, and where such indemnification is unavailable, to contribute to payments that the underwriters may be required to make in respect of such liabilities. The nature of the underwriters' obligations is that they are committed to purchase and pay for all of the above shares of common stock if any are purchased.



     Once the underwriters have purchased the shares and warrants at the public offering price of US$ -- per share and US$0. -- per warrant less the 10% underwriting discount, it will offer the shares and warrants in units consisting of one share and one warrant at the public offering prices and to other broker-dealers who are members of the selling group at that price minus a concession of US$0. -- per share and US$0. -- per warrant. The underwriter and selling group members may allow a discount of US$0. -- per share and US$0. -- per warrant on sales to other broker-dealers. After the public offering of the shares and warrants, the public offering price, the concession to selling group members and the discount to other broker-dealers may be changed by the underwriters.



     Westlinks has granted the underwriter an option, until 45 days after the date of this prospectus, to purchase up to 150,000 additional shares and 150,000 warrants on the same terms as apply to the sale of the shares and warrants set forth above. The underwriters may exercise the option solely to cover over-allotments incurred in the sale of the shares and warrants.



     The underwriters have informed us that they do not expect to sell any of the shares or warrants to accounts over which they have discretionary authority. All investors must purchase an equal number of shares and warrants.



     The following table summarizes the discounts and estimated expenses that we will pay to the underwriters, expressed in U.S. dollars:


                                                                                 TOTAL
                                                                    --------------------------------
                                                 PER       PER           WITH            WITHOUT
                                                SHARE    WARRANT    OVER-ALLOTMENT    OVER-ALLOTMENT
                                                -----    -------    --------------    --------------
Public offering price.........................  $5.00    $  0.25      $6,037,500        $5,250,000
Underwriting discounts and commissions........  $0.50    $ 0.025      $  603,750        $  525,000
Non-accountable expense allowance (3% of the
  offering price).............................  $0.15    $0.0075      $  181,125        $  157,500
Proceeds, before expenses, to Westlinks.......  $4.35    $0.2175      $5,252,625        $4,567,500

     The expenses of the Offering, not including the underwriting discounts and commissions and non-accountable expense allowance, are estimated at US$272,500 and are payable by Westlinks.


     The public offering price will be negotiated between the underwriters and us and will be based on the closing price of our common shares on the Canadian Venture Exchange and in the National Quotation Bureau's pink sheets on the date of the announcement of the offering price. Demand for our shares of common stock, estimates of our business potential and cash flow and earnings prospects, current production levels and other factors that may affect our value will be considered in determining the offering price.



     We have also agreed to issue to the underwriters warrants to purchase up to 200,000 shares at an exercise price of US$ -- per share. The underwriter's warrants may not be exercised for one year but may be exercised for a four year period thereafter. The warrants will be restricted from sale, transfer, assignment or hypothecation, except to officers or partners (not directors) of the underwriter and members of the selling group and/or their officers or partners. The underwriters' warrants are not redeemable by us. We have agreed to maintain an effective registration statement with respect to the issuance of the securities underlying the underwriters' warrants, if necessary, to allow their public resale without restriction, at all times during the period in which the underwriters' warrants are exercisable, beginning one year after the date of this prospectus. Such securities are being registered in the registration statement of which this prospectus is a part.



     The underwriting agreement provides for indemnification between us and the underwriters against liabilities under the Securities Act of 1933 and for contribution by us and the underwriters to payments that may be required to be made in respect of those liabilities. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons under the agreement between us and the underwriters, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable in the United States.



     Our officers and directors, aggregating 1,987,280 shares and/or options, have agreed that for a period of six months following the date of this prospectus, they will not offer, sell, contract to sell, grant any option for the sale or otherwise dispose of any of our common stock other than intra-family transfers or transfers to trusts for estate planning purposes, without the consent of the underwriter with respect to 1,537,280 of these shares.



     The underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.


     - Over-allotment involves syndicate sales in excess of the offering size, which create a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the common stock and warrants in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares and warrants originally sold the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.


     These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock or warrants to be higher than they would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time. These transactions may not be sold to accounts over which the underwriters have discretion.


           EFFECT OF CANADIAN TAX LAWS ON UNITED STATES STOCKHOLDERS


     In the opinion of Gowling Lafleur Henderson LLP ("Counsel") counsel to Westlinks, the following is a summary of certain Canadian federal income tax considerations generally applicable to a person who acquires shares of common stock and warrants pursuant to this prospectus and who, for the purposes of the Income Tax Act (Canada), or the Tax Act, is not resident in Canada at any time while holding common stock or warrants to acquire common stock of Westlinks, does not carry on an insurance business in Canada, holds the common stock and warrants as capital property and who does not use or hold and is not deemed under the Tax Act to use or hold the common stock and warrants in or in the course of carrying on a business in Canada.



     This summary is based upon the current provisions of the Tax Act, the regulations thereunder, all proposed amendments thereto publicly released by the Department of Finance prior to the date hereof ("Proposed Amendments") and Counsel's understanding of the current published administrative and assessing practices of the Canada Customs and Revenue Agency. This summary does not take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada and, except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial action.



     THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE SPECIFIC LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. STOCKHOLDERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE CANADIAN TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF COMMON STOCK AND WARRANTS.


     U.S. stockholders will only be subject to Canadian tax in respect of the disposition of their common stock (other than on a disposition to Westlinks) or their warrants of Westlinks to the extent such shares or warrants constitute "taxable Canadian property" (as defined in the Tax Act) to the stockholder. Generally speaking, the common stock and warrants to acquire common stock of Westlinks will be taxable Canadian property to a holder if (i) the common stock of Westlinks is not listed on a prescribed stock exchange under the Tax Act (both the Canadian Venture Exchange and the Nasdaq are proposed to be listed as prescribed stock exchanges for this purpose) or (ii) the common stock of Westlinks is listed on a prescribed stock exchange and at any time during the five year period immediately preceding the disposition the stockholder, either alone or together with persons with whom the stockholder did not deal at arm's length, owned (or had rights, warrants or options to acquire) 25% or more of the issued shares of any class or series in the capital stock of Westlinks. Stockholders whose common stock or warrants to acquire common stock of Westlinks constitute taxable Canadian property will be liable to pay tax under the Tax Act on three-quarters (one-half, pursuant to the Proposed Amendments) of the amount of any capital gain realized on a disposition of the common stock or warrants.


     No Canadian tax, including on capital gains, will be payable in respect of the exercise of the warrants.

     Dividends paid, credited or deemed to have been paid to credited under the Tax Act on the common stock of Westlinks to U.S. stockholders will be subject to Canadian withholding tax at a rate of 25% of the gross amount of such dividend. Under the Canada-United States Income Tax Convention, the rate of withholding tax on dividends generally applicable to U.S. stockholders who beneficially own the dividends is reduced to 15%. In the case of U.S. stockholders that are corporations that beneficially own at least 10% of the voting stock of Westlinks, the rate of withholding tax on dividends is reduced to 5%.

     Canada does not impose any estate taxes or succession duties. However, on death, there will generally be a deemed disposition under the Tax Act of any common stock or warrants of Westlinks held at that time for proceeds of disposition equal to the fair market value of such securities immediately before the death. Capital gains, if any, realized on the deemed disposition will have the income tax consequences described above.

                                 LEGAL MATTERS


     The validity of the securities offered hereby will be passed on for Westlinks by Gowling Lafleur Henderson LLP of Calgary, Alberta. Members of Gowling Lafleur Henderson LLP own 18,480 shares of common stock of Westlinks. Legal matters in connection with this offering will be passed on for Prima Terra Capital, Division of Merit Capital Associates, Inc., by Reed Smith LLP of Newark, New Jersey, and for Spencer Edwards, Inc. by the Law Office of Gary A. Agron of Englewood, Colorado.


                                    EXPERTS

     Collins Barrow, Chartered Accountants, of Calgary, Alberta are the auditors of Westlinks, and have audited the consolidated financial statements of Westlinks for the years ending December 31, 1997, 1998 and 1999, as set forth in their report, which is included in this prospectus. These annual consolidated financial statements are included in this prospectus in reliance on their report, given on their authority as experts in accounting and auditing.

     Grant Trimble Engineering Ltd., independent engineers of Calgary, Alberta have given Westlinks a report on our established oil and gas reserves and the present worth thereof, which report is summarized in this prospectus.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Westlinks has filed with the Securities and Exchange Commission ("SEC"), 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form F-1 under the Securities Act with respect to the securities offered. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. For further information concerning Westlinks and the securities offered, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

     Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. In each instance where a copy of that contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement is qualified in all respects by reference to that exhibit. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024 in Washington, D.C. 20549, and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York City, New York 10048. Copies of all or any part of those documents may be obtained from the SEC's Public Reference Section at 450 Fifth Street NW, Washington, D.C. 20549 at the SEC's prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public reference rooms. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including Westlinks.


     The electronic filing system for public companies in Canada has a Web site at http://www.sedar.com that contains Westlinks' proxy statements, news releases, material change reports, financial statements and other information that public companies in Canada are required to file. In addition, filed documents and trading information of the shares of common stock of Westlinks may be found on the Web site of the Canadian Venture Exchange at http://www.cdnx.ca.

     We intend to provide our stockholders with annual reports containing consolidated financial statements audited by an independent chartered accounting firm and will make available to stockholders quarterly reports containing unaudited consolidated financial data for the first three quarters of each year. As a result of this offering we will become subject to the information and reporting requirements of the Securities and Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the SEC. However, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal stockholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, we are not required to publish financial statements as frequently or as promptly as U.S. companies. Any information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's following regional offices: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York City, New York 10048. Copies of such material can also be obtained from the SEC at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Collins Barrow, Chartered Accountants.............   F-2
Consolidated balance sheets as of June 30, 2000 (unaudited)
  and December 31, 1999 and 1998............................   F-3
Consolidated statements of income (loss) and retained
  earnings for the 6 months ended June 30, 2000 and 1999
  (unaudited) and the years ending December 31, 1999, 1998
  and 1997..................................................   F-4
Consolidated statements of cash flow for the 6 months ended
  June 30, 2000 and 1999 (unaudited) and the years ending
  December 31, 1999, 1998 and 1997..........................   F-5
Notes to consolidated financial statements..................   F-6
Supplemental information on oil and gas exploration and
  production activities.....................................  F-22

             INDEX TO PRO-FORMA FINANCIAL STATEMENTS
Compilation Report of Collins Barrow, Chartered
  Accountants...............................................  F-25
Pro-forma consolidated balance sheet at June 30, 2000.......  F-26
Notes to pro-forma consolidated balance sheet...............  F-27

            INDEX TO SCHEDULE OF REVENUE AND EXPENSES
Report of KPMG LLP, Chartered Accountants...................  F-28
Schedule of Revenue and Expenses of the Properties Acquired
  from Cabre Exploration Ltd................................  F-29
Notes to Schedule of Revenues and Expenses of the Properties
  Acquired from Cabre Exploration Ltd.......................  F-30

                                AUDITORS' REPORT

To the Directors
Westlinks Resources Ltd.

     We have audited the consolidated balance sheets of Westlinks Resources Ltd. as at December 31, 1999 and 1998 and the consolidated statements of income
(loss) and retained earnings and cash flow for the years ended December 31, 1999 and 1998 and for the period from commencement of operations, April 1, 1997 to December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1999 and 1998 and the results of its operations and its cash flow for the years ended December 31, 1999 and 1998 and for the period ended December 31, 1997 in accordance with generally accepted accounting principles in Canada.

                                          (signed) COLLINS BARROW
                                          Chartered Accountants


Calgary, Alberta
March 31, 2000
(except for notes 7, 15 and 16
which are dated October 24, 2000)

                            WESTLINKS RESOURCES LTD.

                          CONSOLIDATED BALANCE SHEETS

                                Canadian Dollars

                                                        JUNE 30,      DECEMBER 31,    DECEMBER 31,
                                                          2000            1999            1998
                                                       -----------    ------------    ------------
                                                                                      (RESTATED --
                                                       (UNAUDITED)                      NOTE 10)
ASSETS
Current assets
  Cash and short-term investments....................  $     1,935     $   42,288      $   73,839
  Accounts receivable................................    1,375,007        684,787         231,388
                                                       -----------     ----------      ----------
                                                         1,376,942        727,075         305,227
Capital assets (note 4)..............................   20,393,209      7,016,726       3,622,447
Investments (note 5).................................      680,000             --         240,000
Deferred share issuance costs........................      282,110             --              --
                                                       -----------     ----------      ----------
                                                       $22,732,261     $7,743,801      $4,167,674
                                                       ===========     ==========      ==========
LIABILITIES
Current liabilities
  Accounts payable and accrued liabilities...........  $ 1,690,720     $  687,042      $  222,700
  Current portion of long-term debt..................           --      1,075,000         100,000
  Notes payable (note 6).............................    2,237,100             --              --
                                                       -----------     ----------      ----------
                                                         3,927,820      1,762,042         322,700
Long-term debt (note 7)..............................   11,790,000      1,525,000         700,000
Future income taxes (note 8).........................    1,151,719        297,793         240,476
Provision for future site restoration................      207,933        181,332         132,696
                                                       -----------     ----------      ----------
                                                        17,077,472      3,766,167       1,395,872
                                                       -----------     ----------      ----------
SHAREHOLDERS' EQUITY
Share capital (note 9)...............................    3,902,830      3,663,330       2,407,971
Contributed surplus (note 9[b])......................      150,500             --              --
Retained earnings....................................    1,601,459        314,304         363,831
                                                       -----------     ----------      ----------
                                                         5,654,789      3,977,634       2,771,802
                                                       -----------     ----------      ----------
                                                       $22,732,261     $7,743,801      $4,167,674
                                                       ===========     ==========      ==========

Contingency (note 14)

Approved by the Board,

           (signed) PETER R. SEKERA                      (signed) EDWARD C. MCFEELY
                   Director                                       Director

                            WESTLINKS RESOURCES LTD.

         CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS

                                                                                           PERIOD FROM
                                SIX MONTHS ENDED JUNE 30,    YEARS ENDED DECEMBER 31,    APRIL 1, 1997 TO
                                --------------------------   -------------------------     DECEMBER 31,
                                   2000           1999          1999          1998             1997
                                -----------   ------------   ----------   ------------   ----------------
                                              (RESTATED --
                                                NOTE 10)                  (RESTATED --     (RESTATED --
                                (UNAUDITED)   (UNAUDITED)                   NOTE 10)         NOTE 10)
Revenue
  Oil and gas.................  $ 6,238,036    $  824,192    $2,515,456    $1,786,172       $1,196,913
  Less: royalties, net of
     Alberta Royalty Tax
     Credits..................   (1,278,765)      (87,325)     (442,335)      (96,237)        (144,555)
  Interest....................           --            69         1,493         7,373            3,006
                                -----------    ----------    ----------    ----------       ----------
                                  4,959,271       736,936     2,074,614     1,697,308        1,055,364
                                -----------    ----------    ----------    ----------       ----------
Expenses
  Operating...................    1,321,225       322,155       782,281       849,107          438,594
  Exploration.................           --            --         2,655         3,570           35,000
  Non-recurring merger
     costs....................           --       145,470       145,470            --               --
  General and
     administrative...........      517,736       227,237       718,569       426,895          175,965
  Interest....................      229,636        41,361       131,872       185,153           74,128
  Depletion and
     depreciation.............    1,377,493       289,317       841,580       804,943          352,400
                                -----------    ----------    ----------    ----------       ----------
                                  3,446,090     1,025,540     2,622,427     2,269,668        1,076,087
                                -----------    ----------    ----------    ----------       ----------
Income (loss) before the
  following...................    1,513,181      (288,604)     (547,813)     (572,360)         (20,723)
Gain on sale of capital
  assets......................      627,900        39,627        91,402       946,738          280,000
Gain on sale of investments...           --            --       160,000            --           13,437
                                -----------    ----------    ----------    ----------       ----------
Income (loss) before taxes....    2,141,081      (248,977)     (296,411)      374,378          272,714
Future income taxes (recovery)
  (note 8)....................      853,926      (116,145)     (246,884)      120,297           57,464
                                -----------    ----------    ----------    ----------       ----------
Net income (loss).............    1,287,155      (132,832)      (49,527)      254,081          215,250
Retained earnings, beginning
  of period...................      314,304       363,831       363,831       109,750               --
                                -----------    ----------    ----------    ----------       ----------
                                  1,601,459       230,999       314,304       363,831          215,250
Dividends.....................           --            --            --            --          105,500
                                -----------    ----------    ----------    ----------       ----------
Retained earnings, end of
  period......................  $ 1,601,459    $  230,999    $  314,304    $  363,831       $  109,750
                                ===========    ==========    ==========    ==========       ==========
Net income (loss) per share
  (note 9[g]).................  $      0.30    $    (0.05)   $    (0.02)   $     0.11       $     0.16
                                ===========    ==========    ==========    ==========       ==========
Fully diluted income per share
  (note 9[g]).................  $      0.27    $       --    $       --    $     0.11       $     0.16
                                ===========    ==========    ==========    ==========       ==========

                            WESTLINKS RESOURCES LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOW

                                                 SIX MONTHS ENDED                  YEARS ENDED              PERIOD FROM
                                                     JUNE 30,                     DECEMBER 31,            APRIL 1, 1997 TO
                                           ----------------------------    ---------------------------      DECEMBER 31,
                                               2000            1999           1999            1998              1997
                                           ------------    ------------    -----------    ------------    ----------------
                                                           (RESTATED --
                                                             NOTE 10)                     (RESTATED --      (RESTATED --
                                           (UNAUDITED)     (UNAUDITED)                      NOTE 10)          NOTE 10)
Operating activities
  Net income (loss)......................  $  1,287,155     $(132,832)     $   (49,527)   $   254,081       $   215,250
  Add (deduct) non-cash items
    Depletion and depreciation...........     1,377,493       289,317          841,580        804,943           352,400
    Gain on sale of capital assets.......      (627,900)      (39,627)         (91,402)      (946,738)         (280,000)
    Gain on sale of investments..........            --            --         (160,000)            --           (13,437)
    Future income taxes (recovery).......       853,926      (116,145)        (246,884)       120,297            57,464
                                           ------------     ---------      -----------    -----------       -----------
  Funds provided from operations.........     2,890,674           713          293,767        232,583           331,677
  Change in non-cash working capital
    balances
    (Increase) decrease in accounts
      receivable.........................      (690,220)     (470,714)        (453,399)       689,780          (773,718)
    Increase (decrease) in accounts
      payable and accrued liabilities....     1,003,678       (68,136)         464,342       (241,144)          341,789
                                           ------------     ---------      -----------    -----------       -----------
  Cash provided from (used in)
    operations...........................     3,204,132      (538,137)         304,710        681,219          (100,252)
                                           ------------     ---------      -----------    -----------       -----------
Financing activities
  Agreement payable......................            --            --               --     (3,830,538)        3,830,538
  Note payable...........................            --            --               --       (500,000)          500,000
  Shareholder loan.......................            --            --               --       (250,164)          250,164
  Due to related company.................            --            --               --        (40,139)         (188,392)
  Deferred share issue costs.............      (282,110)           --               --             --                --
  Long-term debt.........................     9,190,000       450,000        1,800,000        800,000                --
  Notes payable..........................     2,237,100            --               --             --                --
  Issuance of common shares, net of
    costs................................       390,000         1,576        1,237,278        (29,524)          906,552
  Issuance of warrants...................            --            --               --            500                --
                                           ------------     ---------      -----------    -----------       -----------
  Cash provided from (used in) financing
    activities...........................    11,534,990       451,576        3,037,278     (3,849,865)        5,298,862
                                           ------------     ---------      -----------    -----------       -----------
Investing activities
  Proceeds from sale of investments......            --            --               --             --            35,833
  Acquisition of investments.............      (250,000)           --               --             --           (54,000)
  Acquisition of subsidiaries, net of
    cash (note 2[a], [c], [d])...........            --            --         (400,000)            --        (3,931,342)
  Cash acquired on amalgamation (note
    2[b])................................            --            --               --         23,563                --
  Purchase of capital assets.............   (15,117,475)      (18,352)      (3,768,926)      (277,021)         (583,509)
  Proceeds on disposal of capital
    assets...............................       588,000        40,699          796,800      2,027,700            40,000
  Due from related parties...............            --            --               --         22,509           (22,509)
  Notes receivable.......................            --            --               --        523,697                --
  Abandonment costs......................            --          (170)          (1,413)       (11,792)             (295)
                                           ------------     ---------      -----------    -----------       -----------
  Cash provided from (used in) investing
    activities...........................   (14,779,475)       22,177       (3,373,539)     2,308,656        (4,515,822)
                                           ------------     ---------      -----------    -----------       -----------
Increase (decrease) in cash..............       (40,353)      (64,384)         (31,551)      (859,990)          682,788
Cash and short-term investments (bank
  overdraft), beginning of period........        42,288        73,839           73,839        933,829           251,041
                                           ------------     ---------      -----------    -----------       -----------
Cash and short-term investments (bank
  overdraft), end of period..............  $      1,935     $   9,455      $    42,288    $    73,839       $   933,829
                                           ============     =========      ===========    ===========       ===========
Funds provided from operations per share
  (note 9[g])............................  $       0.67     $    0.00      $      0.10    $      0.10       $      0.25
                                           ============     =========      ===========    ===========       ===========
Funds provided from fully diluted
  operations per share (note 9[g]).......  $       0.59     $    0.00      $      0.10    $      0.10       $      0.25
                                           ============     =========      ===========    ===========       ===========
Interest paid during the period..........  $    229,636     $  41,361      $   131,872    $   185,153       $    74,128
                                           ============     =========      ===========    ===========       ===========

                            WESTLINKS RESOURCES LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

1.   COMPANY ACTIVITIES

     Westlinks Resources Ltd. ("Westlinks") is a Canadian corporation incorporated in Alberta, Canada. Westlinks was organized on June 30, 1998 by the amalgamation of Temba Resources Ltd. and PTR Resources Ltd. under the laws of the province of Alberta, Canada. Their predecessor, Temba Resources Ltd. ("Temba"), was incorporated in Alberta on July 31, 1996. Immediately prior to the amalgamation which created Westlinks, Temba amalgamated with its wholly-owned subsidiary, Rainee Resources Ltd. Their predecessor, PTR Resources Ltd., was incorporated in Alberta on September 18, 1992 as 542275 Alberta Ltd., changed its name to Ablevest Holdings Ltd. on January 14, 1993, and to PTR Resources Ltd. on December 1, 1997. The company currently has a wholly-owned subsidiary, 759795 Alberta Ltd., which it purchased on August 12, 1999. All activity of the company is conducted in Canada.

     Westlinks' activities are the exploration for and development of oil and gas properties in Western Canada, primarily in the provinces of Alberta and Saskatchewan. The company currently has four core areas in Alberta; Bigoray, Sylvan Lake, Mitsue and Sounding Lake. At June 30, 2000, the company has working interests in 64 oil wells, producing approximately 1,340 barrels of oil equivalent per day, and holds oil and gas leases on net acreage of approximately 20,000 acres.

2.   BUSINESS COMBINATIONS

     (a) Effective August 12, 1999, the company acquired all of the issued and outstanding shares of 759795 Alberta Ltd. ("759795"), a related party by virtue of a common director for cash consideration of $400,000. The transaction has been accounted for using the purchase method of accounting for a business combination at the exchange amount as there was a substantive change in ownership and the amount is supported by independent evidence. The results of operations of 759795 are included in the consolidated financial statements from the date the company acquired control, being August 12, 1999.

        The purchase price was allocated as follows:

         Capital assets..............................................  $ 722,282
         Future income taxes.........................................   (322,282)
                                                                       ---------
                                                                       $ 400,000
                                                                       =========

     (b) Effective June 30, 1998, the company was amalgamated with PTR Resources Ltd. ("PTR"), a related party by virtue of common shareholders, director and officer. The transaction was accounted for using the purchase method of accounting for a business combination at the carrying amount, which approximated fair value. The results of operations from PTR are included in the consolidated financial statements from the effective date of the transaction, being June 30, 1998.

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

        The net assets acquired were as follows:

         Cash........................................................  $ 23,563
         Accounts receivable.........................................       132
         Future income tax asset.....................................     7,327
         Notes receivable............................................   523,697
         Due to related parties......................................   (10,139)
         Accounts payable and accrued liabilities....................   (29,541)
         Share issuance costs........................................    19,960
                                                                       --------
                                                                        534,999
         Less: Investment previously acquired at cost................   (76,104)
                                                                       --------
                                                                       $458,895
                                                                       ========

       The consideration for the purchase price was as follows:

         Shares issued -- 647,837 common (note 9[b]).................  $534,999
         Shares eliminated on amalgamation (note 9[b], [c])..........   (76,104)
                                                                       --------
                                                                       $458,895
                                                                       ========

     (c) Effective September 1, 1997, the company acquired substantially all of the assets of I.G. Resources Inc. ("I.G.") a company engaged in the exploration, development and production of oil and gas assets in Western Canada. The transaction has been accounted for using the purchase method of accounting for a business combination. The results of operations from the I.G. assets are included in the consolidated financial statements from the effective date of the acquisition, being September 1, 1997.

       The assets acquired and consideration given are as follows:

         Petroleum and natural gas properties and equipment
           thereon...................................................  $4,032,897
                                                                       ==========
         Cash........................................................  $3,932,897
         Issuance of 200,000 warrants (note 8[e])....................     100,000
                                                                       ----------
         Total purchase price........................................  $4,032,897
                                                                       ==========

       The income statement of the company for the year ended December 31, 1997 includes interest expense in the amount of $73,068 payable to I.G. as a result of a difference in the effective versus closing date of the transaction.

       In accordance with the terms of the asset purchase agreement, additional consideration consisting of 100,000 common share purchase warrants of the company at a deemed value of $50,000 was provided on June 30, 1998 (note 9[e]).

     (d) On December 24, 1997, the company acquired all of the issued and outstanding shares of Rainee Resources Ltd. ("Rainee") a company engaged in the exploration, development and production of oil and gas. The transaction has been accounted for by the purchase method with the results of Rainee included in the consolidated financial statements from December 24, 1997.

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

        The net assets acquired were as follows:

         Cash........................................................  $  23,315
         Non-cash working capital....................................     86,127
         Capital assets..............................................    616,560
         Future income taxes.........................................    (55,850)
         Due to Temba Resources Ltd..................................   (218,392)
                                                                       ---------
         Total purchase price........................................  $ 451,760
                                                                       =========

        On June 30, 1998, the company amalgamated with Rainee.

        The consideration for the purchase price was as follows:

         1,000,000 common shares.....................................  $400,000
         Accounts payable and accrued liabilities....................    30,000
         Transaction costs...........................................    21,760
                                                                       --------
         Total purchase price........................................  $451,760
                                                                       ========

3.   SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared using accounting principles generally accepted in Canada which include:

     (a)  Principles of consolidation

        The consolidated financial statements include the accounts of the company and its wholly-owned subsidiary, 759795 Alberta Ltd.

     (b)  Cash and cash equivalents

        Cash and cash equivalents consist of balances with banks and short-term investments with maturities not exceeding 90 days.

     (c)  Investments

        The company records its investments for which the company has no significant influence using the cost method of accounting whereby the investments are initially recorded at cost. Earnings are recognized only to the extent received or receivable.

        The company uses the equity method to account for its interest in corporations in which the company owns 50% or less but over which the company has significant influence. Under this method, the investment is originally recorded at cost and the carrying value is adjusted thereafter to include the company's pro-rata share of post acquisition earnings and losses. Profit distributions are recorded as a reduction to the amount of the investment.

        Where there has been a permanent decline in value, the investment is stated at estimated net realizable value.

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

     (d)  Exploration and development costs

        The company follows the successful efforts method of accounting for its oil and gas exploration and development costs. The initial acquisition costs of oil and gas properties and the costs of drilling and equipping development wells and successful exploration wells are capitalized. The costs of exploration wells classified as unsuccessful are charged to expense. All other exploration expenditures, including geological and geophysical costs and annual rentals on exploratory acreage, are charged to expense as incurred.

        Capitalized costs of producing properties and equipment are depleted and depreciated using the unit of production method based on estimated proven reserves determined by independent and company engineers. Costs subject to depletion also include estimated future capital associated with proven properties. For the purposes of the calculation, natural gas reserves and production are converted to equivalent volumes of crude oil based on their approximate relative energy content.

        All property and equipment is periodically evaluated throughout the fiscal year and at year-end. To determine whether there is an impairment in the carrying amount of the property and equipment, the company estimates the future cash flows expected to result from the use of the property or equipment and its eventual disposition less the future cash outflows expected to be necessary to obtain those inflows. If the sum is less than the carrying amount of the property or equipment, an impairment provision is provided for the difference.

     (e)  Future site restoration costs

        Estimated site restoration costs are provided over the life of the proven reserves on a unit-of-production basis. Costs which include the cost of production equipment removal and environmental clean up are estimated each year by management based on current regulations, costs, technology and industry standards. The annual charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision account as incurred.

     (f)  Measurement uncertainty

        The amounts recorded for depletion and depreciation of exploration and development costs, the provision for future site restoration, the impairment evaluation for the properties and equipment and the impairment test on exploration and development costs are based on estimated proven reserves, production rates, current oil and natural gas prices and future costs. By their nature, these estimates are subject to measurement uncertainty and the effect of changes in such estimates in future periods could be significant.

     (g)  Joint venture accounting

        Substantially all of the company's exploration and production activities are conducted jointly with others, and accordingly these financial statements reflect only the company's proportionate interest in such activities.

     (h)  Depreciation

        Office equipment and other is depreciated using the declining balance method at rates ranging from 20% to 30% per annum.

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

     (i)   Deferred share issuance costs

        Deferred share issuance costs will be charged to share capital as part of the public offering, as described in note 15, should the offering to which the costs relate be closed. In the event the offering fails to close, the costs will be charged to income.

     (j)   Income taxes

        Income taxes are accounted for using the liability method of income tax allocation. Under the liability method, income tax assets and liabilities are recorded to recognize future income tax inflows and outflows arising from the settlement or recovery of assets and liabilities at the carrying values. Income tax assets are also recognized for the benefits from tax losses and deductions that cannot be identified with particular assets or liabilities, provided those benefits are more likely than not to be realized. Future income tax assets and liabilities are determined based on the tax laws and rates that are anticipated to apply in the period of realization.

     (k)  Stock options

        The company has a stock option plan as described in note 9(d). No compensation expense is recognized when stock options are issued to officers, directors and employees. Any consideration received by the company on exercise of stock options is credited to share capital.

     (l)   Flow-through shares

        The company, from time to time, issues flow-through shares to finance a portion of its capital expenditure program. Pursuant to the terms of the flow-through share agreements, the tax deductions associated with the expenditures are renounced to the subscribers. Accordingly, share capital is reduced and a future tax liability is recorded equal to the estimated amount of future income taxes payable by the company as a result of the renunciations, when the expenditures are incurred.

     (m) Revenue recognition

        Revenue from the sale of oil and gas is recognized based on volumes delivered to customers at contractual delivery points and rates. The costs associated with the delivery, including operating and maintenance costs, transportation and royalties are recognized in the same period in which the related revenue is earned and recorded.

     (n)  Risk management

        The company purchases forward contracts to hedge its exposure to the risks associated with fluctuating oil prices. Gains and losses associated with risk management activities are recognized as adjustments to oil and gas revenue at the time the related production is sold.

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

4.   CAPITAL ASSETS

                                                                             DECEMBER 31,
                                                        JUNE 30,      ---------------------------
                                                          2000           1999            1998
                                                       -----------    -----------    ------------
                                                                                     (RESTATED --
                                                                                       NOTE 10)
    Petroleum and natural gas properties and
      equipment thereon..............................  $22,727,317    $ 8,120,552     $4,430,715
    Office equipment and other.......................       70,225         66,887         42,159
                                                       -----------    -----------     ----------
                                                        22,797,542      8,187,439      4,472,874
    Accumulated depletion and depreciation...........   (2,404,333)    (1,170,713)      (850,427)
                                                       -----------    -----------     ----------
                                                       $20,393,209    $ 7,016,726     $3,622,447
                                                       ===========    ===========     ==========

     During the year ended December 31, 1999, the estimated future cash flows from the proven reserves were less than the capitalized costs of the assets in several areas where the company participates. As a result, the company wrote down petroleum and natural gas properties by $65,652 (December 31, 1998 -- $NIL). This amount is included in depletion and depreciation expense.

     Future capital at June 30, 2000 included in the calculation of depletion and depreciation includes the cost to develop proven undeveloped reserves of $4,344,333 (December 31, 1999 -- $4,148,000; December 31, 1998 --
     $71,000) less the recovery of future salvage values of $1,361,694 (December 31, 1999 -- $281,694; December 31, 1998 -- $200,000).

     Costs of unproven petroleum and natural gas properties at June 30, 2000 amounting to $Nil (December 31, 1999 -- $18,654; December 31, 1998 -- $Nil) have been excluded from the depletion calculation.

     The estimated future site restoration costs to be accrued over the remaining life of the proved reserves are approximately $1,152,559 (December 31, 1999 -- $540,634; December 31, 1998 -- $379,000).

5.   INVESTMENTS


                                                                               DECEMBER 31,
                                                                 JUNE 30,    ----------------
                                                                   2000      1999      1998
                                                                 --------    ----    --------
    Red Raven Resources Inc., a public company, 1,720,000
      common voting shares, at equity..........................  $430,000    $ --    $     --
    Alsask Energy Services Ltd. ("Alsask"), a private company,
      240,000 common voting shares at cost, representing 27% of
      the issued and outstanding common shares.................        --      --     240,000
    Raptor Capital Corporation, a public company, 1,250,000
      units, each unit consisting of two common shares and one
      share purchase warrant entitling the holder to purchase
      one common share at a price of $0.15 per share expiring
      April 7, 2001, at cost...................................   250,000      --          --
                                                                 --------    ----    --------
                                                                 $680,000      --    $240,000
                                                                 ========    ====    ========

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)


     A director of the company is also the Chairman of Raptor Capital Corporation. The transaction involved a private placement of units to several subscribers. This transaction was measured at the exchange amount, which was the amount of the subscription price established by Raptor Capital Corporation for the private placement.


     During the year ended December 31, 1999, the shares of Alsask were sold for $400,000 of capital assets for a gain of $160,000.

     During the period ended June 30, 2000, the company's share of income from Red Raven Resources Inc. was immaterial.

6.   NOTES PAYABLE


     On June 5, 2000, the company negotiated with certain individuals bridge loans in the amount of $1,500,000 U.S. to finance the acquisitions of petroleum and natural gas assets. The loans bear interest at 12% per annum, repayable within 8 months and are unsecured. The company also issued 150,000 warrants to the lenders. Each warrant entitles the lenders to acquire one common share at a price of $4.00 U.S. per share until March 5, 2001.


7.   LONG-TERM DEBT

     (a)  At June 30, 2000, the company had a $12,500,000 (December 31, 1999 --
          $NIL) revolving production loan at a Canadian chartered bank of which $11,790,000 was drawn. The interest rate on the facility is prime plus 0.25% per annum payable monthly.


     (b) At June 30, 2000, the company had a bridge loan commitment from a Canadian chartered bank to a maximum of $3,800,000 which bears interest at prime rate plus 2% per annum, to be repaid with the proceeds of the equity issue described in note 15. The bridge loan will not be advanced until the company has arranged equity funding on an unconditional basis. Subsequent to June 30, 2000, this loan was cancelled and is no longer available.


     (c) At June 30, 2000, the company had a $NIL (December 31, 1999 -- $3,025,000; December 31, 1998 -- $1,300,000) revolving reducing credit facility at a Canadian chartered bank of which $NIL (December 31, 1999 -- $2,600,000; December 31, 1998 -- $800,000) was drawn. The interest rate on the facility was prime plus 1.5% per annum. This was repaid in full with proceeds from the facility described in 7(a).


     The facilities described in (a) and (b) are secured by a $25,000,000 floating charge debenture over all the assets of the company, a general security agreement over all present and after acquired property and assignment of long-term gas contracts exceeding 13 months.



     The bank has indicated that it does not intend to require repayment of the facility in the next 12 months and, therefore, the facility has been classified long-term.

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

8.   INCOME TAXES

     Income tax expense differs from that which would be expected from applying the effective Canadian federal and provincial income tax rates of 44.62% to income (loss) before taxes as follows:

                                       SIX MONTHS ENDED             YEARS ENDED            PERIOD FROM
                                           JUNE 30,                 DECEMBER 31,         APRIL 1, 1997 TO
                                    -----------------------   ------------------------     DECEMBER 31,
                                      2000         1999         1999          1998             1997
                                    --------   ------------   ---------   ------------   ----------------
                                               (RESTATED --               (RESTATED --     (RESTATED --
                                                 NOTE 10)                   NOTE 10)         NOTE 10)
    Expected tax expense
      (recovery)..................  $955,350   $(111,094)     $(132,259)    $167,047         $121,685
    Increase (decrease) resulting
      from
      Non-deductible crown
         payments, net of Alberta
         Royalty Tax Credits......   490,232       23,202        74,796       16,744           17,361
      Resource allowance..........  (591,656)    (29,895)      (72,470)      (49,753)         (45,821)
      Capital loss carryforward
         not previously
         recognized...............        --           --     (100,395)           --               --
      Non-taxable portion of
         capital gain.............        --           --      (17,848)           --          (19,722)
      Other.......................        --        1,642         1,292      (13,741)         (16,039)
                                    --------    ---------     ---------     --------         --------
    Future income taxes
      (recovery)..................  $853,926   $(116,145)     $(246,884)    $120,297         $ 57,464
                                    ========    =========     =========     ========         ========

     The components of the future income tax liability at June 30, 2000, December 31, 1999 and 1998 are as follows:

                                                                               DECEMBER 31,
                                                            JUNE 30,     ------------------------
                                                              2000         1999          1998
                                                           ----------    --------    ------------
                                                                                     (RESTATED --
                                                                                       NOTE 10)
    Temporary differences related to capital assets......  $1,314,144    $672,269      $644,901
    Investments..........................................          --          --        46,851
    Future site restoration..............................     (92,780)    (80,910)      (59,209)
    Share issuance costs.................................     (34,777)    (42,585)      (40,119)
    Tax loss carryforward................................          --    (216,113)     (338,294)
    Attributed Royalty Income carryforward...............     (34,868)    (34,868)      (13,654)
                                                           ----------    --------      --------
                                                           $1,151,719    $297,793      $240,476
                                                           ==========    ========      ========

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

9.   SHARE CAPITAL

     (a)  Authorized
          Unlimited number of common voting shares
          Unlimited number of preferred shares issuable in one or more series

     (b)  Issued

                                                                                          DECEMBER 31,
                                                                       --------------------------------------------------
                                                  JUNE 30, 2000                 1999                      1998
                                              ----------------------   ----------------------   -------------------------
                                                            STATED                   STATED                      STATED
                                               NUMBER       VALUE       NUMBER       VALUE         NUMBER        VALUE
                                              ---------   ----------   ---------   ----------   ------------   ----------
                                                                                                (RESTATED --
                                                                                                 NOTE 9[C]
                                                                                                  AND 10)
         COMMON SHARES
         Balance, beginning of period.......  4,042,639   $3,638,407   2,610,639   $2,360,607    2,072,700     $1,924,875
           Issued for PTR shares (notes
             2[b], 9[c])....................         --           --          --           --      647,837        534,999
           Shares eliminated on amalgamation
             (notes 2[b], 9[c]).............         --           --          --           --     (109,898)       (76,104)
           Issued for cash pursuant to
             private placement..............         --           --   1,175,000    1,175,000           --             --
           Issued upon exercise of options
             (note 9[d])....................    390,000      390,000     257,000      102,800           --             --
           Tax cost of flow-through share
             renouncement...................         --           --          --           --           --        (23,163)
                                              ---------   ----------   ---------   ----------    ---------     ----------
         Balance, end of period.............  4,432,639    4,028,407   4,042,639    3,638,407    2,610,639      2,360,607
                                              =========                =========                 =========
           Issue costs, net of income tax
             benefit, $49,402 (December 31,
             1999 -- $49,402; December 31,
             1998 -- $31,321)...............                (125,577)                (125,577)                   (103,136)
                                                          ----------               ----------                  ----------
                                                           3,902,830                3,512,830                   2,257,471
                                                          ----------               ----------                  ----------
         WARRANTS
         Balance, beginning of period.......    302,000      150,500     302,000      150,500           --             --
           Issued pursuant to business
             combination (note 9[e])........         --           --          --           --      300,000        150,000
           Issued pursuant to bank
             financing......................         --           --          --           --        2,000            500
           Issued pursuant to notes payable
             (note 6).......................    150,000           --          --           --           --             --
           Expired (note 9[e])..............   (302,000)    (150,500)         --           --           --             --
                                              ---------   ----------   ---------   ----------    ---------     ----------
         Balance, end of period.............    150,000           --     302,000      150,500      302,000        150,500
                                              =========   ----------   =========   ----------    =========     ----------
                                                          $3,902,830               $3,663,330                  $2,407,971
                                                          ==========               ==========                  ==========

     (c) Temba Resources Ltd. ("Temba") acquired and amalgamated with PTR to continue as Westlinks Resources Ltd. ("Westlinks") effective June 30, 1998. Under the terms of the amalgamation, the holders of the issued and outstanding shares of Temba received one (1) common share of the amalgamated corporation, Westlinks, for every five (5) common shares of Temba. The holders of the issued and outstanding shares of PTR received one (1) common share of the amalgamated corporation for every thirty-one and one quarter (31.25) common shares of PTR. In addition, any common shares of Temba held by PTR and any common shares of PTR held by Temba were cancelled upon amalgamation.

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

     (d)  Employee fixed stock option plan

        Under the employee fixed stock option plan, the company may grant options to its officers, directors and employees for up to 10% of the issued common shares. Options granted under the plan have a term of five years and vest when granted. The exercise price of each option equals the market price of the company's shares at the grant date of the options. As at June 30, 2000, 53,000 stock options were outstanding under the plan at an exercise price of $2.00 per share expiring on February 24, 2004 and 390,000 stock options at an exercise price of $6.15 per share expiring on May 28, 2005.

        A summary of the status of the company's fixed stock option plan as of June 30, 2000, December 31, 1999 and December 31, 1998, and changes during the periods then ending is as follows:

                                                                             DECEMBER 31,
                                             JUNE 30,         -------------------------------------------
                                               2000                   1999                   1998
                                       --------------------   --------------------   --------------------
                                                   WEIGHTED               WEIGHTED               WEIGHTED
                                                   AVERAGE                AVERAGE                AVERAGE
                                       NUMBER OF   EXERCISE   NUMBER OF   EXERCISE   NUMBER OF   EXERCISE
                                        OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                                       ---------   --------   ---------   --------   ---------   --------
   Outstanding, beginning of
     period..........................   260,000     $1.00      262,000     $0.40           --     $  --
   Granted...........................   573,000      4.60      260,000      1.00      262,000      0.40
   Exercised.........................  (390,000)     1.00     (257,000)     0.40           --        --
   Cancelled.........................        --        --       (5,000)     0.40           --        --
                                       --------     -----     --------     -----      -------     -----
   Outstanding and exercisable, end
     of period.......................   443,000     $5.65      260,000     $1.00      262,000     $0.40
                                       ========     =====     ========     =====      =======     =====

     (e)  Warrants

        Included in the consideration given to I.G. in 1997 pursuant to a business combination were 300,000 common share purchase warrants with an agreed aggregate value of $150,000. Each warrant entitled I.G. to acquire one common share at a price of $2.50 until January 8, 2000. The warrants expired unexercised.

        The warrants issued pursuant to a bank financing expired unexercised during the period ended March 31, 2000.

     (f)  At June 30, 2000, NIL (December 31, 1999 -- 133,334; December 31, 1998
          -- 266,667) of the common shares of the company are held in escrow.

     (g) Net income (loss) per share and funds provided from operations per share are calculated based on the weighted average number of common shares outstanding during the period of 4,334,068 (June 30, 1999 -- 2,628,002; December 31, 1999 -- 2,928,975; December 31, 1998 --
          2,350,174; December 31, 1997 -- 1,349,717).

        In the calculation of fully diluted income and funds provided from fully diluted operations per share, options under the stock option plan are assumed to have been exercised on the later of the beginning of the year or the date granted. Imputed funds received on the conversion of options is assumed to have earned a return of 8.0% (4.4% after tax) (June 30, 1999 -- 8.0% [4.4% after tax]; December 31, 1998 -- 8.0% [4.4% after tax]; December 31, 1997 -- 8.0% [4.4% after tax]).

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

10. CHANGE IN ACCOUNTING POLICY

     At December 31, 1999, the company changed its method of accounting for income taxes from the deferral method to the liability method. This policy has been adopted retroactively with restatement of 1998 and 1997 results. The impact of these changes on the June 30, 1999 and December 31, 1999, 1998 and 1997 consolidated financial statements are as follows:

                                                        BEFORE CHANGE                  AFTER CHANGE
                                                        IN ACCOUNTING                  IN ACCOUNTING
                                                           POLICY        ADJUSTMENT       POLICY
                                                        -------------    ----------    -------------
    JUNE 30, 1999
    Depletion and depreciation........................   $  287,760      $   1,557      $  289,317
    Future income taxes (recovery)....................           --       (116,145)       (116,145)
    Deferred tax (recovery)...........................      (69,000)        69,000              --
    Net income (loss).................................     (178,420)        45,588        (132,832)
    DECEMBER 31, 1999
    Capital assets....................................   $6,714,444      $ 302,282      $7,016,726
    Future income taxes...............................           --        297,793         297,793
    Share capital.....................................    3,697,440        (34,110)      3,663,330
    Retained earnings.................................      275,705         38,599         314,304
    Depletion and depreciation........................      819,119         22,461         841,580
    Gain on sale of capital assets....................      129,925        (38,523)         91,402
    Future income taxes (recovery)....................           --       (246,884)       (246,884)
    Deferred tax (recovery)...........................      (69,000)        69,000              --
    Net income (loss).................................     (166,427)       116,900         (49,527)
    Net income (loss) per share.......................        (0.06)          0.04           (0.02)
    DECEMBER 31, 1998
    Capital assets....................................   $3,581,464      $  40,983      $3,622,447
    Deferred income taxes.............................       69,000        (69,000)             --
    Future income taxes...............................           --        240,476         240,476
    Share capital.....................................    2,460,163        (52,192)      2,407,971
    Retained earnings.................................      442,132        (78,301)        363,831
    Depletion and depreciation........................      797,403          7,540         804,943
    Future income taxes...............................           --        120,297         120,297
    Net income (loss).................................      381,918       (127,837)        254,081
    Net income (loss) per share.......................         0.16          (0.05)           0.11
    DECEMBER 31, 1997
    Deferred income taxes.............................   $  107,000      $(107,000)             --
    Future income taxes...............................           --         57,464          57,464
    Net income........................................      165,714         49,536         215,250
    Net income per share..............................         0.12           0.04            0.16

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

11. COMMITMENTS

     (a) The company is committed under leases on its office premises and vehicles for future minimum lease payments as follows:

         July 1 - December 31, 2000..................................  $ 77,099
         January 1 - December 31, 2001...............................   170,553
         January 1 - December 31, 2002...............................   152,742
         January 1 - December 31, 2003...............................   110,765
         January 1 - December 31, 2004...............................    79,656
                                                                       --------
                                                                       $590,815
                                                                       ========

     (b) The company has entered into a fixed price contract. Under the terms of the contract, the company is required to deliver a physical quantity of 100 barrels per day of oil at a price of $29.70/bbl expiring August 31, 2000 and 100 barrels per day of oil at a price of $32.00/bbl from February 1, 2000 to August 31, 2000, at various Alberta delivery points.

12. TERMINATION BENEFITS

     During the year ended December 31, 1999, the company terminated certain employees and officers of the company. Included in general and administrative expense is $128,803 of severance and related costs of the termination.

13. FINANCIAL INSTRUMENTS

     Fair values

     The fair value of all financial instruments approximate their carrying value.

14. CONTINGENCY

     On March 4, 1998, claims totalling $22,500 were filed against the company. The company made a counterclaim of $800,000 on March 26, 1998. The company believes that the original claims are without merit. The outcomes of the claims and counterclaim are not determinable at this time.

15. SUBSEQUENT EVENTS


     (a)  Public offering



        The company intends to enter into an underwriting agreement with Prima Terra Capital Division of Merit Capital Associates, Inc., and Spencer Edwards, Inc. (as representative of the several underwriters) to offer to the public one million common shares and one million warrants, at a price to be negotiated. In addition, the company will grant the underwriters the option to purchase up to an additional 150,000 common shares and 150,000 warrants to cover any over-allotments. Each warrant will entitle the holder to purchase one common share for six months after the date of the final prospectus at an exercise price to be negotiated. The costs of arranging the issue, including the underwriters' commission are estimated to be US$955,000, assuming the over-allotment option is not exercised. In addition to a commission of 10% of the gross proceeds of the issue, the underwriters will receive a 3% non-accountable expense allowance and will be granted

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)


        non-transferable five year warrants to acquire 200,000 common shares at an exercise price per share equal to 120% of the public offering price. The warrants may not be exercised for one year from the date of the offering.



     (b) Notes payable



        Subsequent to June 30, 2000, the bridge loans, as described in note 6, were repaid and the 150,000 warrants were exercised. Included in the repayment terms was a set-up fee of $50,000 U.S.



     (c) Sale of Properties



        The company entered into an agreement, effective October 1, 2000, to sell all of its Bigoray assets except natural gas in the Belly River formation for cash consideration of $4,583,500. The sale is scheduled to close October 26, 2000 and will be effective from October 1, 2000.


16. UNITED STATES ACCOUNTING PRINCIPLES AND REPORTING

     The company's consolidated financial statements have been prepared in Canadian dollars and in accordance with generally accepted accounting principles in Canada ("Canadian GAAP"). These principles, as they pertain to the company's financial statements, differ from United States generally accepted accounting principles ("U.S. GAAP") as follows:

     (a)  Depreciation

        U.S. GAAP requires office equipment and other to be depreciated using the straight-line depreciation method rather than the declining balance method used under Canadian GAAP.

        The conversion to the straight-line depreciation method would not have a material effect on the financial statements and therefore this difference has not been reflected in the reconciliation.

     (b)  Income taxes

        U.S. GAAP, specifically the statement of Financial Accounting Standards No. 109 ("FAS 109") "Accounting for Income Taxes", requires the recognition of future tax assets and liabilities for the expected future tax consequences of events that have been recognized in the company's financial statements or tax returns. In estimating future tax consequences, FAS 109 generally considers all expected events including enacted changes in laws or rates.

        Canadian GAAP previously required the company provide for potential future taxes using the deferral method, however, the Canadian Institute of Chartered Accountants has issued a new accounting standard which is similar to U.S. GAAP. The new standard is mandatory for fiscal years commencing on or after January 1, 2000 but it may be adopted earlier.

        The company has adopted the new Canadian standard for the year ended December 31, 1999 and adopted this policy retroactively with restatement (note 10). The Canadian standard differs from U.S. GAAP in the accounting for the taxation effect of flow-through shares, where the tax deduction associated with certain expenditures are renounced to subscribers (note 3[l]). Under Canadian GAAP, share capital is reduced and a future tax liability is recorded equal to the estimated amount of future taxes payable due to the renunciations, whereas under U.S. GAAP, the tax effect is a charge against income, instead of a reduction of share capital.

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

     (c)  Net income (loss) per share

        Contrary to Canadian GAAP, U.S. GAAP requires the inclusion of stock options, warrants and certain convertible securities in the calculation of diluted earnings per share using the treasury stock method. The treasury stock method requires the inclusion of the options as if they were exercised at the later of the beginning of the year or the date granted and as if the funds were used to purchase the corporation's own stock.

        The conversion from Canadian to U.S. GAAP had no effect on the diluted net income (loss) per share.

        Under U.S. GAAP, escrow shares are not considered to be outstanding for the calculation of earnings per share. Comprehensive income (loss) per share is calculated based on the weighted average number of common shares outstanding during the period of 4,267,401 (June 30, 1999 -- 2,428,002; December 31, 1999 -- 2,740,086; December 31, 1998 --
        2,050,174; December 31, 1997 -- 949,717).

     (d)  Stock based compensation

        Contrary to Canadian GAAP, U.S. GAAP requires a company to disclose the cost of stock compensation awards, at their fair value, at the date the award is granted. The fair value of the company's options was estimated using the Black-Scholes model with assumptions of a 274 day expected term, 161% volatility (June 30, 1999 -- 189%; December 31, 1999 -- 189%;
        December 31, 1998 -- 189%; December 31, 1997 -- 189%) and an interest rate of 6.5% (June 30, 1999 -- 6.5%; December 31, 1999 -- 6.5%; December
        31, 1998 -- 6.5%; December 31, 1997 -- 5.0%). Under U.S. GAAP, the cost of stock compensation for the period ended June 30, 2000 would be $728,640 (June 30, 1999 -- $33,613; December 31, 1999 -- $86,076;
        December 31, 1998 -- $40,583; December 31, 1997 -- $12,736). The
        resulting net income (loss) and net income (loss) per share for the period ended June 30, 2000 would be $558,515 and $0.13, respectively (June 30, 1999 -- $(166,445) and $(0.06); December 31, 1999 --
        $(135,603) and $(0.05); December 31, 1998 -- $213,498 and $0.09;
        December 31, 1997 -- $202,514 and $0.15).

     (e)  Investments

        Canadian GAAP requires investments that the company does not have a significant influence in to be recorded using the cost method of accounting whereby the investments are initially recorded at cost. Where there has been a permanent decline in value, the investments are stated at estimated net realizable value.

        Under U.S. GAAP, the company's investments would be classified as "Available-For-Sale" using the cost method of accounting and require that the securities be recorded at fair market value. As the difference between cost and fair market value has not been realized, any unrealized holding gains or losses would be reported as other comprehensive income (i.e. as a separate component of shareholders' equity) until realized.

     (f)  Long-term debt

        U.S. GAAP requires that all demand loans be classified as current unless the company intends to refinance on a long-term basis and the intent is supported by the ability to refinance. As the company's loan does not clearly permit refinancing on a long-term basis under U.S. GAAP, it would be classified as a current liability.

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

     (g)  Financial instruments

        In June 1998, the Financial Accounting Standards Board issued FAS No. 133 and 137 "Accounting for Derivative Instruments and Hedging Activities" which will be effective for the company's 2001 fiscal year. Under the new standard, companies will be required to record derivatives on the balance sheet as assets or liabilities measured at fair value. For those derivatives representing effective hedges of risks and exposures, unrealized gains or losses resulting from changes in the fair values will be presented as a component of comprehensive income as defined by FAS No. 130. To the extent certain derivatives do not represent effective hedges, unrealized gains or losses will be included in the income statement for U.S. GAAP purposes. The company is currently reviewing the standard but as at June 30, 2000 the standard would have no impact on its reported U.S. GAAP financial information as the company held no forward contracts.

     (h)  Balance sheets

        The adjustments using U.S. GAAP would result in the following changes to the consolidated balance sheets of the company:

                                                                              AS AT                     AS AT
                                               JUNE 30, 2000            DECEMBER 31, 1999         DECEMBER 31, 1998
                                         -------------------------   -----------------------   -----------------------
                                          CANADIAN                    CANADIAN                  CANADIAN
                                            GAAP        U.S. GAAP       GAAP      U.S. GAAP       GAAP      U.S. GAAP
                                         -----------   -----------   ----------   ----------   ----------   ----------
           Assets
             Current assets............  $ 1,376,942   $ 1,376,942   $  727,075   $ 727,075    $  305,227   $  305,227
             Capital assets............   20,393,209    20,393,209    7,016,726   7,016,726     3,622,447    3,622,447
             Investments...............      680,000       880,000           --          --       240,000      360,000
             Deferred share issuance
               costs...................      282,110       282,110           --          --            --           --
                                         -----------   -----------   ----------   ----------   ----------   ----------
                                         $22,732,261   $22,932,261   $7,743,801   $7,743,801   $4,167,674   $4,287,674
                                         ===========   ===========   ==========   ==========   ==========   ==========
           Liabilities
             Current liabilities.......  $ 3,927,820   $15,717,820   $1,762,042   $3,287,042   $  322,700   $1,022,700
             Long-term debt............   11,790,000            --    1,525,000          --       700,000           --
             Future income taxes.......    1,151,719     1,218,649      297,793     297,793       240,476      280,634
             Provision for future site
               restoration.............      207,933       207,933      181,332     181,332       132,696      132,696
                                         -----------   -----------   ----------   ----------   ----------   ----------
                                          17,077,472    17,144,402    3,766,167   3,766,167     1,395,872    1,436,030
                                         -----------   -----------   ----------   ----------   ----------   ----------
           Shareholders' equity
             Share capital.............    3,902,830     3,948,343    3,663,330   3,708,843     2,407,971    2,453,484
             Contributed surplus.......      150,500       150,500           --          --            --           --
             Comprehensive income......           --       133,070           --          --            --       79,842
             Retained earnings.........    1,601,459     1,555,946      314,304     268,791       363,831      318,318
                                         -----------   -----------   ----------   ----------   ----------   ----------
                                           5,654,789     5,787,859    3,977,634   3,977,634     2,771,802    2,851,644
                                         -----------   -----------   ----------   ----------   ----------   ----------
                                         $22,732,261   $22,932,261   $7,743,801   $7,743,801   $4,167,674   $4,287,674
                                         ===========   ===========   ==========   ==========   ==========   ==========

                            WESTLINKS RESOURCES LTD.

         (INFORMATION AS AT JUNE 30, 2000 AND FOR THE SIX-MONTH PERIODS
              ENDED JUNE 30, 2000 AND JUNE 30, 1999 IS UNAUDITED)

     (i)   Income statements

        The adjustments using U.S. GAAP would result in the following changes to the consolidated income statements of the company:

                                       SIX MONTHS ENDED          YEARS ENDED          PERIOD FROM
                                           JUNE 30,              DECEMBER 31,       APRIL 1, 1997 TO
                                    ----------------------   --------------------     DECEMBER 31,
                                       2000        1999        1999        1998           1997
                                    ----------   ---------   ---------   --------   ----------------
         Net income (loss) using
           Canadian GAAP..........  $1,287,155   $(132,832)  $ (49,527)  $254,081       $215,250
         U.S. GAAP adjustment
           Income taxes -- FAS
           109....................          --          --          --    (23,163)       (22,350)
                                    ----------   ---------   ---------   --------       --------
         Net income (loss) using
           U.S. GAAP..............   1,287,155    (132,832)    (49,527)   230,918        192,900
         Other comprehensive
           income
         Unrealized holding gains
           on investments arising
           (reversing) during the
           period, net of tax
           effect of $66,930
           (December 31, 1999 --
           $40,158; December 31,
           1998 -- $(40,158)).....     133,070          --     (79,842)    79,842             --
                                    ----------   ---------   ---------   --------       --------
         Comprehensive income
           (loss).................  $1,420,225   $(132,832)  $(129,369)  $310,760       $192,900
                                    ==========   =========   =========   ========       ========
         Comprehensive income
           (loss) per share.......  $     0.33   $   (0.05)  $   (0.04)  $   0.13       $   0.14
                                    ==========   =========   =========   ========       ========

17. COMPARATIVE FIGURES

     The presentation of certain figures of the previous periods have been changed to conform with the presentation adopted for the current period.

                            WESTLINKS RESOURCES LTD.



              SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION


                           AND PRODUCTION ACTIVITIES



                                  (UNAUDITED)



CAPITALIZED COSTS



     The following table summarizes capitalized costs for oil and gas exploration and production activities, and the related accumulated depreciation and depletion:



                                                                               DECEMBER 31,
                                                              JUNE 30,    ----------------------
                                                                2000          1999         1998
                                                              --------    ------------    ------
                                                                           (000'S)
Proved oil and gas properties...............................  $22,727        $8,121       $4,431
Unproved oil and gas properties.............................
  Total property costs......................................   22,727         8,121        4,431
Accumulated depreciation and depletion......................    2,376         1,148          830
                                                              -------        ------       ------
  Net capitalized costs.....................................  $20,351        $6,973       $3,601
                                                              =======        ======       ======



COSTS INCURRED



     Property acquisition costs include costs incurred to purchase, lease or otherwise acquire oil and gas properties. Exploration costs include the costs of geological and geophysical activity, carrying and retaining undeveloped properties, and drilling and equipping exploratory wells. Development costs include the costs of drilling and equipping development wells and facilities to treat, gather and store oil and gas.



                                                                               DECEMBER 31,
                                                              JUNE 30,    ----------------------
                                                                2000          1999         1998
                                                              --------    ------------    ------
                                                                           (000'S)
Property acquisition:
  Proved....................................................  $11,721        $2,659       $  244
  Unproved..................................................
Exploration.................................................
Development.................................................    3,396         1,110           33
                                                              -------        ------       ------
  Total.....................................................  $15,117        $3,769       $  277
                                                              =======        ======       ======

                            WESTLINKS RESOURCES LTD.



              SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION


                    AND PRODUCTION ACTIVITIES -- (CONTINUED)



                                  (UNAUDITED)



OIL AND GAS RESERVES



     The following information describes changes during the years and balances of proved oil and gas reserves.



     Proved oil and gas reserves are the estimated quantities of crude oil and natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as of the date the estimate is made.



                           ESTIMATED PROVED RESERVES



                                                              OIL & NGL    NATURAL GAS
                                                              ---------    -----------
                                                                MBBL          MMCF
December 31, 1997...........................................      560         5,873
  Revisions of previous estimates...........................      133           257
  Extensions and discoveries................................
  Purchases.................................................
  Sales.....................................................       (3)       (5,493)
  Production................................................      (86)         (220)
December 31, 1998...........................................      604           417
  Revisions of previous estimates...........................      126           263
  Extensions and discoveries................................
  Purchases.................................................      930           231
  Sales.....................................................      (44)         (234)
  Production................................................      (93)          (61)
December 31, 1999...........................................    1,539           617
  Revisions of previous estimates...........................       51            80
  Extensions and discoveries................................      239
  Purchases.................................................    1,500           115
  Sales.....................................................      (80)
  Production................................................     (170)          (25)
June 30, 2000...............................................    3,079           787

                            WESTLINKS RESOURCES LTD.



              SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION


                    AND PRODUCTION ACTIVITIES -- (CONTINUED)



                                  (UNAUDITED)



STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS



     The standardized measure of discounted future net cash flows is computed by applying year-end prices, costs and legislated tax rates and a discount factor of 10 percent to net proved reserves. The Company has corporate tax pools the effect of which has not been taken into account. These tax pools will reduce the amount of future income taxes actually paid.



                 STANDARDIZED MEASURE OF DISCOUNTED CASH FLOWS



                                                              JUNE 30,    DECEMBER 31,
                                                                2000          1999
                                                              --------    ------------
                                                                      (000'S)
Future cash inflows.........................................  $96,970       $47,520
Future development and production costs.....................   31,016        16,768
Future income taxes.........................................   24,624        11,415
  Future net cash flows.....................................   41,330        19,337
Ten per cent annual discount................................   14,820         7,844
                                                              -------       -------
  Discounted net cash flows.................................  $26,510       $11,493
                                                              =======       =======



        CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS



                                                              JUNE 30,
                                                                2000
                                                              --------
                                                              (000'S)
Beginning balance...........................................  $11,493
  Value of reserves added...................................   20,260
  Changes in value of previous year due to:
     Sales net of production costs..........................   (3,638)
     Development costs incurred.............................    3,396
     Net change in prices and development and production
      costs.................................................     (406)
     Sales of reserves......................................     (527)
     Revisions of previous reserve estimates................       --
     Accretion of discount..................................      971
  Net change in income taxes................................   (4,539)
                                                              -------
Ending balance..............................................  $26,510
                                                              =======

                               COMPILATION REPORT

To the Directors
Westlinks Resources Ltd.

     We have reviewed, as to compilation only, the accompanying pro-forma consolidated balance sheet of Westlinks Resources Ltd. as at June 30, 2000 which has been prepared for inclusion in the prospectus relating to the offering of 1,000,000 units. Each unit consists of one common share and one common share purchase warrant. In our opinion, the pro-forma consolidated balance sheet has been properly compiled to give effect to the proposed transactions and the assumptions described in note 2 thereto.

     We have compiled this report in accordance with generally accepted auditing standards in Canada under section 7100 of the Canadian Institute of Chartered Accountants' Handbook. This report is considered to have no basis for reliance for U.S. reporting purposes and, as a result, is not permitted by the SEC staff in filings by U.S. companies, and no opinion is expressed under generally accepted auditing standards in the United States.

                                          (signed) COLLINS BARROW
                                          Chartered Accountants

Calgary, Alberta
August 10, 2000

                            WESTLINKS RESOURCES LTD.

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 2000
                                  (UNAUDITED)
                        (Expressed in Canadian dollars)
                            (Adjusted for U.S. GAAP)


                                                                      ISSUE OF
                                                      UNADJUSTED       COMMON        PRO-FORMA
                                                      AT JUNE 30,      SHARES        JUNE 30,
                                                         2000         (NOTE 2)         2000
                                                      -----------    -----------    -----------
                                                      (UNAUDITED)
ASSETS
Current assets
  Cash and short-term investments...................  $     1,935    $ 6,810,510    $ 6,812,445
  Accounts receivable...............................    1,375,007             --      1,375,007
                                                      -----------    -----------    -----------
                                                        1,376,942      6,810,510      8,187,452
Capital assets......................................   20,393,209             --     20,393,209
Investments.........................................      880,000             --        880,000
Deferred share issuance costs.......................      282,110       (282,110)            --
                                                      -----------    -----------    -----------
                                                      $22,932,261    $ 6,528,400    $29,460,661
                                                      ===========    ===========    ===========
LIABILITIES
Current liabilities
  Accounts payable and accrued liabilities..........  $ 1,690,720    $        --    $ 1,690,720
  Notes payable.....................................    2,237,100             --      2,237,100
  Bank demand loan payable..........................   11,790,000             --     11,790,000
                                                      -----------    -----------    -----------
                                                       15,717,820             --     15,717,820
Future income taxes.................................    1,218,649             --      1,218,649
Provision for future site restoration...............      207,933             --        207,933
                                                      -----------    -----------    -----------
                                                       17,144,402             --     17,144,402
                                                      -----------    -----------    -----------
SHAREHOLDERS' EQUITY
Share capital.......................................    3,948,343      6,528,400     10,476,743
Contributed surplus.................................      150,500             --        150,500
Retained earnings...................................    1,689,016             --      1,689,016
                                                      -----------    -----------    -----------
                                                        5,787,859      6,528,400     12,316,259
                                                      -----------    -----------    -----------
                                                      $22,932,261    $ 6,528,400    $29,460,661
                                                      ===========    ===========    ===========

                            WESTLINKS RESOURCES LTD.

                 NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 2000
                                  (UNAUDITED)
                        (Expressed in Canadian dollars)
                            (Adjusted for U.S. GAAP)

1.   BASIS OF PRESENTATION

     The accompanying pro-forma consolidated balance sheet of Westlinks Resources Ltd. ("Westlinks") has been prepared by management to give effect
     to the issue of common shares in a registration statement dated    --   .

     The pro-forma consolidated balance sheet has been prepared from the unaudited consolidated balance sheet of Westlinks as at June 30, 2000. In the opinion of the management of Westlinks, the pro-forma consolidated balance sheet as at June 30, 2000 includes all adjustments necessary for a fair presentation of the above mentioned occurrence of events.

     The pro-forma consolidated balance sheet as at June 30, 2000 should be read in conjunction with the audited and unaudited consolidated financial statements of Westlinks included elsewhere in the prospectus.

2.   PRO-FORMA ASSUMPTIONS AND ADJUSTMENTS

     Accounting policies used in the preparation of the pro-forma consolidated balance sheet are in accordance with those disclosed in Westlinks's audited consolidated financial statements for the year ended December 31, 1999.

     The pro-forma consolidated balance sheet gives effect to the following assumptions and adjustments:

     (a) The issuance of 1,000,000 units of common stock pursuant to the offering under the prospectus.

     The issuance is summarized as follows:


    Issuance proceeds...........................................  $7,980,000
    Issuance costs..............................................   1,451,600
                                                                  ----------
    Issuance proceeds (net).....................................  $6,528,400
                                                                  ==========

                                AUDITORS' REPORT



To the Board of Directors of Westlinks Resources Ltd.



     At the request of Westlinks Resources Ltd. (the "Corporation") we have audited the Schedule of Revenue and Expenses associated with certain properties acquired from Cabre Exploration Ltd. for the years ended December 31, 1999, 1998 and 1997. This financial information is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this financial information based on our audit.



     We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial information is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial information. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial information.



     In our opinion, this financial information presents fairly, in all material respects, the revenue and expenses for the properties for the years ended December 31, 1999, 1998 and 1997 in accordance with the basis of accounting disclosed in note 1.



KPMG LLP


Chartered Accountants


Calgary, Canada

September 25, 2000

                            WESTLINKS RESOURCES LTD.



                    SCHEDULE OF REVENUE AND EXPENSES OF THE


                PROPERTIES ACQUIRED FROM CABRE EXPLORATION LTD.



                                                                 YEARS ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1999          1998          1997
                                                          -----------   -----------   -----------
Revenue.................................................  $ 7,431,844   $ 5,764,638   $ 4,512,995
Royalties...............................................   (1,224,260)     (951,500)     (740,565)
Operating expenses......................................   (1,815,566)   (1,762,301)   (1,068,060)
                                                          -----------   -----------   -----------
Excess of revenue over expenses.........................  $ 4,392,018   $ 3,050,837   $ 2,704,370)
                                                          ===========   ===========   ===========



    See accompanying notes to schedule of revenue and expenses for selected properties.

                            WESTLINKS RESOURCES LTD.



                NOTES TO SCHEDULE OF REVENUE AND EXPENSES OF THE


                PROPERTIES ACQUIRED FROM CABRE EXPLORATION LTD.



                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



1.   BASIS OF PRESENTATION:



     Prepared in accordance with Canadian generally accepted accounting principles as follows:



     This Schedule of Revenue and Expenses (the "Schedule") includes only those revenues and expenses related to the Sounding Lake properties acquired by Westlinks Resources Ltd. (the "Corporation") from Cabre Exploration Ltd. pursuant to a purchase and sale agreement dated April 6, 2000 for the Sounding Lake properties.



     The Schedule has been prepared by Westlinks Energy Ltd. and has been derived from financial information obtained on the acquisition of properties.



     The Schedule includes only amounts applicable to the working interest of the Corporation in the acquired properties.



     The Schedule includes only those revenues and expenses directly related to the properties and does not include any provision for the depletion, depreciation, site restoration, future capital costs, impairment of unevaluated properties, corporate general and administrative costs, capital and income taxes.



     There would be no differences between the accounting policies followed and applicable U.S. generally accepted accounting principles



2.   SIGNIFICANT ACCOUNTING POLICIES:



     (a)  Revenue and royalties:



        Oil and natural gas sales and related royalties are recorded at the time the related oil and natural gas substances are produced.



     (b)  Operating expenses:



        Operating costs include amounts incurred during lifting oil and natural gas to the surface, gathering, transportation, field processing, treating and storage of petroleum and natural gas.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            WESTLINKS RESOURCES LTD.

                        1,000,000 SHARES OF COMMON STOCK
                                      AND
                    1,000,000 COMMON STOCK PURCHASE WARRANTS

PRIMA TERRA CAPITAL                                        SPENCER EDWARDS, INC.
DIVISION OF MERIT CAPITAL ASSOCIATES, INC.

                                    --     , 2000

     You may rely only on the information contained in the prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of units means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

     Until    --   , 2000 (90 days after the date of this prospectus), all
dealers effecting transactions in the United States in the common stock and warrants, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS DATED OCTOBER 24, 2000 SUBJECT TO COMPLETION


The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or in any province or territory of Canada.

                            WESTLINKS RESOURCES LTD.


                         150,000 SHARES OF COMMON STOCK



     Six security holders are offering from time to time in open market transactions up to 150,000 shares of common stock of Westlinks Resources Ltd. We will not receive any proceeds from the sale of these shares.



     Our common stock is currently listed on the Canadian Venture Exchange under the symbol "WLX", and is quoted in the National Quotation Bureau's pink sheets under the symbol "WLKSF". The last reported sale of our common stock on the Canadian Venture Exchange on October 17, 2000 was C$6.25 per share, and the closing price of our common stock on the National Quotation Bureau's pink sheets on October 13, 2000 was US$3.95 per share.



     By a separate prospectus concurrent with this offering Westlinks Resources Ltd. is offering 1,000,000 shares of common stock and 1,000,000 common stock purchase warrants, to be sold in units consisting of one share of common stock and one warrant. Each warrant allows its holder to purchase for a period of six months from the date of this prospectus one share of common stock for
US$   --   per share. The shares and warrants will trade separately after issuance. We anticipate that the public offering price of the common stock will be between US$4.50 and US$5.50 for each share, and US$0.25 for each warrant.



     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY PROVINCIAL SECURITIES COMMISSION IN CANADA HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PRELIMINARY PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        Prospectus dated    --   , 2000

                                 ALTERNATE PAGE
                               PROSPECTUS SUMMARY

THE OFFERING

     Information in this prospectus assumes an offering price of US$5.00 per shares and US$0.25 per warrant. Except where noted otherwise, all information in this prospectus, including share and per share information, assumes no exercise of the underwriters' over-allotment option.

SECURITIES OFFERED BY THE
SELLING SECURITY HOLDERS:    150,000 shares of common stock issuable upon the
                             exercise of warrants held by the selling security holders.

COMMON STOCK TO BE
OUTSTANDING AFTER THE
  OFFERING:                  5,582,639 shares.

USE OF PROCEEDS:             We will not receive any proceeds from the sale of
                             these shares, but we received the exercise price upon the exercise of the warrants. The shares of common stock were issued upon the exercise by the selling security holders of 150,000 warrants on October 2, 2000 at US $4.00 per share. These warrants were issued in connection with a bridge loan to Westlinks. The proceeds from the exercise of the warrants will be applied to our working capital.

PROPOSED NASDAQ SMALLCAP
  MARKET SYMBOLS:            Common stock: WLKS; Warrants: WLKSW

CANADIAN VENTURE EXCHANGE
  SYMBOL:                    Common stock: WLX

PINK SHEET SYMBOL:           Common stock: WLKSF

                                 ALTERNATE PAGE
                                USE OF PROCEEDS

     Westlinks will not receive any proceeds from the sale of shares of common stock by the selling security holders, but we received the exercise price upon the exercise of the warrants. The shares of common stock were issued upon the exercise by the selling security holders of 150,000 warrants, each of which was exercised on October 2, 2000 for one share of common stock at US$4.00 per share. These warrants were issued in connection with a loan to Westlinks. The proceeds from the exercise of the warrants was used to reduce bank debt and for working capital. NASD members participating in Westlinks' public offering or the selling security holder offering shall not receive compensation arising from the exercise of such warrants.

                                 ALTERNATE PAGE
                       RESALE BY SELLING SECURITY HOLDERS

     This prospectus relates to the proposed resale by the selling security holders of up to 150,000 shares of common stock issued upon the exercise of warrants held by the selling security holders on October 2, 2000. The following table sets forth as of the date of this prospectus certain information concerning the persons for whom Westlinks is registering the shares for resale to the public. Westlinks will not receive any of the proceeds from the sale of the shares, but received US$600,000 for the exercise of the warrants. None of the selling security holders are officers, directors or 5% or greater stockholders of Westlinks, except Patrick Williams Advisors.

                                                     SHARES OF          TOTAL SHARES OF
                                                 COMMON STOCK UPON       COMMON STOCK      SHARES OFFERED
SELLING SECURITY HOLDER                         EXERCISE OF WARRANTS       OWNED(1)          FOR RESALE
-----------------------                         --------------------    ---------------    --------------
Patrick Williams Advisors.....................         92,500               92,500             92,500
Glenn Russell.................................         20,000               35,500             20,000
F. Jack Wright................................         15,000               25,000             15,000
William J. Gordica............................          7,500               12,500              7,500
Lawrence W. Underwood.........................          7,500               38,300              7,500
Sapphire Capital Inc..........................          7,500                7,500              7,500

---------------
(1) Includes the shares of common stock issued upon the exercise of the warrants.

     The selling security holders may effect the sale of their shares from time to time in transactions, which may include block transactions, in the open market, in negotiated transactions, through the writing of options on the common stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

     Westlinks is not aware of any agreements, undertakings or arrangements with any underwriters or broker-dealers regarding the resale of its securities. The selling security holders may effect such transactions by selling the shares, as applicable, directly to purchasers or to or through broker-dealers who may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders, and/or the purchasers of their shares, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. The selling security holders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act.

     Westlinks has notified the selling security holders of the prospectus delivery requirements for sales made by this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                                 ALTERNATE PAGE
                              PLAN OF DISTRIBUTION

     150,000 shares of common stock will be offered by the selling security holders from time to time in market transactions at prevailing prices on the [Nasdaq SmallCap Market], the Canadian Venture Exchange or a similar market. Westlinks will not receive any proceeds from possible resale by the selling securities holders of their respective shares of Westlinks' common stock. Westlinks received gross proceeds of US$600,000 upon the exercise of the warrants on October 2, 2000. NASD members participating in Westlinks' public offering or the selling security holder offering, shall not receive compensation arising from the exercise of such warrants. The selling security holders may effect such transactions by selling their shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of such shares of common stock for whom such broker-dealer may act as agents or to whom they may sell as principals, or both. Any broker-dealer selling securities offered by this Prospectus cannot receive compensation (calculated as the difference between the purchase and resale price of the securities) in excess of 8% on principal transactions or in excess of normal and ordinary brokerage commissions, which, in any event may not exceed 5% of the sale price, for any agency transactions. Westlinks has agreed to bear all expenses estimated at approximately $10,000 in connection with the registration of the shares of common stock to which this prospectus relates.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimates of fees and expenses incurred or to be incurred by Westlinks in connection with the issuance and distribution of securities being registered, other than underwriting discounts and commissions, are as follows:

Securities and Exchange Commission registration fee.......  $  3,552
National Association of Securities Dealers filing fee.....    13,955
Canadian Venture Exchange Listing Application fee(1)......     1,635
NASDAQ Listing Application fee............................    10,000
State Securities Laws (Blue Sky) fees and expenses,
  including legal fees....................................    26,000
Transfer Agent's fees(1)..................................     3,400
Printing costs and fees(1)................................    50,000
Legal fees and disbursements(1)...........................   100,000
Accounting fees and disbursements(1)......................    24,000
Underwriter's expense allowance...........................   157,500
Miscellaneous expenses(1).................................    39,958
                                                            --------
TOTAL.....................................................  $430,000
                                                            ========

---------------
(1) Expenses to be paid in Canadian dollars have been estimated in U.S. dollars on the basis of Canadian $1.00 = US$0.6773, being the exchange rate in effect on June 12, 2000.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The By-laws of Westlinks contain provisions whereby Westlinks has the power, to the maximum extent permitted by the Business Corporations Act (Alberta) ("ABCA"), to indemnify its officers and directors, former officers and directors, or persons who act or acted at Westlinks' request as a director or officer of a company of which Westlinks is a shareholder or creditor, and their heirs and legal representatives, and to purchase and maintain insurance for the benefit of any officers or directors, against any liability incurred in their capacity as officers or directors of Westlinks, or as a director or officer of such other company, as the case may be. The Company may also indemnify such persons in such other circumstances as the ABCA permits.

     The ABCA permits a corporation to indemnify its officers and directors, former officers and directors, or persons who act or acted at Westlinks' request as a director or officer of a company of which Westlinks is a shareholder or creditor, and their heirs and legal representatives for their honest actions taken in good faith and in the best interests of the corporation and, in the case of criminal proceedings, such director or officer or other person had reasonable grounds for believing that his conduct was lawful. The ABCA entitles such persons to indemnification if the person seeking indemnity was substantially successful on the merits of his defence of a legal proceeding, acted honestly and in good faith with a view to the best interests of the company, had reasonable grounds that his conduct was lawful and is fairly and reasonably entitled to indemnity.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The Company is an Alberta, Canada corporation which has issued an aggregate of 4,582,639 shares of common stock as follows:

     (a) Effective at June 30, 1998, upon its amalgamation Westlinks issued 2,610,639 shares of common stock in exchange for the shares of the two amalgamating companies, Temba Resources Ltd. and PTR Resources Ltd.. The stated value of these shares was US$1,625,592 (C$2,470,880), being the stated capital of the amalgamating companies. Westlinks also issued share purchase warrants to purchase 310,000 shares of common stock on its amalgamation. These warrants were not exercised and terminated on January 8, 2000(1).

     (b) From November 1, 1998 through February 23, 2000, employee stock options to purchase an aggregate total of 705,000 shares of common stock were granted to directors, officers and employees of Westlinks, all residents of Alberta, Canada(1).

     (c) From March 22, 1999 through February 16, 2000, an aggregate total of 647,000 shares of common stock were issued upon the exercise of stock options for aggregate proceeds of US$324,213 (C$492,800)(1)(2).

     (d) From September 27 through December 16, 1999, 1,175,000 shares of common stock were issued under a private placement sold to 19 residents of Alberta, Canada at a subscription price of US$0.6579 (C$1.00) per share for proceeds of US$773,033 (C$1,175,000)(1)(2).
---------------

Notes:

(1) None of these securities was registered under the Securities Act of 1933, as amended (the "Securities Act") , having been issued in Canada in reliance upon applicable Canadian regulations.

(2) All proceeds for the sale of securities, net of the expenses of the sales, were used for general working capital.

     (e) On June 5, 2000 warrants to purchase 150,000 shares of common stock were issued in consideration for a loan to Westlinks by five residents of the United States, who are accredited investors, in reliance upon Regulation D under the Securities Act, and one resident of Alberta, Canada, in reliance upon Regulation S under the Securities Act, as well as section 107(1)(d) of the Securities Act of Alberta. Each warrant may be exercised for one share of common stock at an exercise price of US$4.00 through March 5, 2001. All 150,000 warrants were exercised on October 2, 2000 for proceeds of US$600,000 ($C912,000). The resale of the common stock underlying the warrants is being registered hereunder. Following are the six lenders and the number of warrants issued to each:

                                                               NO. OF
NAMES OF LENDERS                                              WARRANTS
----------------                                              --------
Patrick Williams Advisors(1)................................   92,500
Glenn Russell...............................................   20,000
F. Jack Wright..............................................   15,000
Lawrence W. Underwood.......................................    7,500
Sapphire Capital Inc.(2)....................................    7,500
William J. Gordica..........................................    7,500

---------------
(1) Patrick Williams Advisors is a general partnership owned as to 50% each by John P. McGrain and Georgette Pagano.

(2) Sapphire Capital Inc. is owned by Lawrence W. Underwood.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS


EXHIBIT NO.   DESCRIPTION
-----------   -----------
   #**1.1     Form of Underwriting Agreement.

   #**1.2     Form of Agreement among Underwriters.

    **2.1     Amalgamation Agreement dated May 27, 1998 between Temba
              Resources Ltd. and PTR Resources Ltd. pursuant to which the Registrant was amalgamated under the Business Corporations
              Act (Alberta) on June 30, 1998.

    **2.2     Letter Agreement dated August 12, 1999 pursuant to which the
              Registrant acquired all of the issued and outstanding shares of 759795 Alberta Ltd.

    **2.3     Notice of Intention to File a Normal Course Issuer Bid.

    **3.1 Certificate of Amalgamation and attached Articles of Amalgamation of the Registrant dated and filed June 30, 1998.

    **3.2     By-laws of the Registrant.

     *4.1     Form of Purchase Warrant Trust Indenture dated    --   ,
              2000 between the Registrant and Computershare Corporate
              Services providing for the issuance of the Warrants.

   #**4.2     Form of Warrant Agreement dated    --   , 2000 between the
              Registrant and [THE UNDERWRITERS] providing for the issuance of the Underwriters' Warrants.

   #**5.1     Opinion and Tax Opinion of Gowling Lafleur Henderson LLP.

   **10.1     Credit Facility Letter Agreement between the Alberta
              Treasury Branches and the Registrant as Borrower dated April
              19, 2000.

   **10.2 Promissory Notes dated June 5, 2000 granted by Westlinks to each of Glenn Russell, Patrick Williams Advisors, William J.
              Gordica, F. Jack Wright, Lawrence W. Underwood and Sapphire
              Capital Inc.

   **10.3     Purchase and Sale Agreement dated April 6, 2000 between
              Cabre Exploration Ltd. and the Registrant.

    *10.4 Purchase and Sale Agreement dated October -- , 2000 between the Registrant and Compton Petroleum Corporation.

   **13.1 Audited Financial Statements of the Registrant for the fiscal year ended December 31, 1999.

   **13.2 Financial Statements of the Registrant for the first quarter ended March 31, 2000.

    #13.3 Financial Statements of the Registrant for the second quarter ended June 30, 2000.

   **21.1     List of Subsidiaries of the Registrant.

  #**23.1     Consent of Gowling Lafleur Henderson LLP (included in
              Exhibit 5).

   **23.2     Consent of Collins Barrow.

   **23.3     Consent of Grant Trimble Engineering Ltd.

    #23.4     Consent of KPMG LLP

   **24.1     Powers of Attorney (included on signature page).


---------------

*   To be filed by further amendment.



**  Previously filed with this registration statement.



#   Filed with this amendment or amended with this filing.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes as follows:

(1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by section 10(a)(3) of the Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered hereby (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (b) For the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     (d) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. The financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of these financial statements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, in the City of Calgary, Province of Alberta, Canada, on October 24, 2000.


                                          WESTLINKS RESOURCES LTD.

                                                            /s/
                                          By: ----------------------------------
                                                      Peter R. Sekera
                                                       President and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on October 24, 2000.



                   NAME                                                CAPACITY
                   ----                                                --------
                      /s/                       President and Chief Executive Officer, and Director
------------------------------------------      (Principal Executive Officer)
             Peter R. Sekera

                      /s/                       Vice-President, Finance
------------------------------------------      (Principal Financial Officer and Principal Accounting
             Lynn W. Thurlow                    Officer)

                     /s/                        Executive Vice-President; Chief Operating Officer, and
------------------------------------------      Director
            Edward C. McFeely

                     /s/                        Vice-Chairman, and Director
------------------------------------------
            Thomas J. Jacobsen

                    /s/                         Director
------------------------------------------
          H.S. (Scobey) Hartley

                    /s/                         Director
------------------------------------------
           Norman J. MacKenzie

                    /s/                         Director
------------------------------------------
           Norman W.G. Wallace

                      /s/                       Authorized Representative in the United States
------------------------------------------
             Thomas N. Dirks

                                Amendment No. 1
                                ---------------




EXHIBIT NO.                             EXHIBIT INDEX
-----------                             -------------
 #**1.1       Form of Underwriting Agreement.

 #**1.2       Form of Agreement among Underwriters.

  **2.1 Amalgamation Agreement dated May 27, 1998 between Temba Resources Ltd. and PTR Resources Ltd. pursuant to which the Registrant was amalgamated under the Business Corporations Act (Alberta) on June 30, 1998.

  **2.2 Letter Agreement dated August 12, 1999 pursuant to which the Registrant acquired all of the issued and outstanding shares of 759795 Alberta Ltd.

  **2.3       Notice of Intention to File a Normal Course Issuer Bid.

  **3.1 Certificate of Amalgamation and attached Articles of Amalgamation of the Registrant dated and filed June 30, 1998.

  **3.2       By-laws of the Registrant.

   *4.1       Form of Purchase Warrant Trust Indenture dated     --   , 2000
              between the Registrant and Computershare Corporate Services providing for the issuance of the Warrants.

 #**4.2       Form of Warrant Agreement dated    --   , 2000 between the
              Registrant and [the Underwriters] providing for the issuance of the Underwriters' Warrants.

 #**5.1       Opinion and Tax Opinion of Gowling Lafleur Henderson LLP.

 **10.1 Credit Facility Letter Agreement between the Alberta Treasury Branches and the Registrant as Borrower dated April 19, 2000.

 **10.2 Promissory Notes dated June 5, 2000 granted by Westlinks to each of Glenn Russell, Patrick Williams Advisors, William J. Gordica, F. Jack Wright, Lawrence W. Underwood and Sapphire Capital Inc.

 **10.3 Purchase and Sale Agreement date April 6, 2000 between Cabre Exploration Ltd. and the Registrant.

  *10.4 Purchase and Sale Agreement date October -- , 2000 between the Registrant and Compton Petroleum Corporation.

 **13.1 Audited Financial Statements of the Registrant for the fiscal year ended December 31, 1999.

 **13.2 Financial Statements of the Registrant for the first quarter ended March 31, 2000.

  #13.3 Financial Statements of the Registrant for the second quarter ended June 30, 2000.

 **21.1       List of Subsidiaries of the Registrant.

#**23.1       Consent of Gowling Lafleur Henderson LLP (included in Exhibit
              5.1).

 **23.2       Consent of Collins Barrow.

 **23.3       Consent of Grant Trimble Engineering Ltd.

  #23.4       Consent of KPMG LLP.

 **24.1       Powers of Attorney (included on signature page).


---------------
*   To be filed by further amendment.
**  Previously filed with this registration statement.
#   Filed with this amendment or amended with this filing.